UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12.

CA, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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June 12, 2014
To Our Stockholders:
On behalf of the Board of Directors and management of CA, Inc., we are pleased to invite you to our 2014 annual meeting of stockholders. The meeting will be held at our company’s offices located at One CA Plaza, Islandia, New York 11749 on July 30, 2014 at 10:00 a.m. Eastern Daylight Time.
Additional details about the meeting, including the formal agenda, are contained in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, there also will be remarks from management and a period during which you will be able to ask questions.
Whether or not you plan to attend the meeting in person, please vote your shares by following the instructions in the accompanying materials.
Thank you for your consideration and continued support.
Sincerely,

Arthur F. Weinbach	Michael P. Gregoire
Chairman of the Board	Chief Executive Officer

SAVE RESOURCES: PLEASE SIGN UP FOR EMAIL DELIVERY

If you received this Proxy Statement and our Annual Report by mail, we encourage you to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive your stockholder communications via email. With electronic delivery, you will be notified via email as soon as the Proxy Statement and Annual Report are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also help reduce the number of documents in your personal files.

If you would like to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies, you can elect to do so by voting at www.proxyvote.com and providing your email address through that website after you vote. Your election to view these documents over the Internet will remain in effect until you elect otherwise. If you choose to view future Proxy Statements and Annual Reports over the Internet, next year you will receive an email with instructions on how to view those materials and vote.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of CA, Inc.:
The 2014 annual meeting of stockholders of CA, Inc. will be held on Wednesday, July 30, 2014, at 10:00 a.m. Eastern Daylight Time at the company’s offices located at One CA Plaza, Islandia, New York 11749, for the following purposes:

(1)	to elect 11 directors, each to serve until the next annual meeting and until his or her successor is duly elected and qualified;

(2)	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015;

(3)	to approve, by non-binding vote, the compensation of our Named Executive Officers; and

(4)	to transact any other business that properly comes before the meeting and any adjournment or postponement of the meeting.
The Board of Directors fixed the close of business on June 5, 2014 as the record date for determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement.
A list of stockholders entitled to vote at the meeting will be available for inspection upon the request of any stockholder for any purpose germane to the meeting at our principal executive offices, 520 Madison Avenue, New York, New York 10022, during the 10 days before the meeting, during ordinary business hours, and will be available at the meeting location during the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 30, 2014:
The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders
are available on the Internet at www.proxyvote.com.
Admission tickets and our meeting admittance procedures are on the outside back cover of the Proxy Statement. Whether or not you expect to attend, please vote your shares by following the instructions contained in the Proxy Statement.

C.H.R. DuPree
Senior Vice President, General Counsel (Acting) and Corporate Secretary
New York, New York
June 12, 2014

CA, INC.
520 Madison Avenue
New York, New York 10022
PROXY STATEMENT
GENERAL INFORMATION
Introduction
This Proxy Statement is furnished to the holders of the common stock, par value $0.10 per share (“Common Stock”), of CA, Inc. in connection with the solicitation of proxies by our Board of Directors for use at our 2014 annual meeting of stockholders and any adjournment or postponement of the meeting. The meeting will be held on July 30, 2014 at 10:00 a.m. Eastern Daylight Time at the Company’s offices located at One CA Plaza, Islandia, New York 11749. The matters expected to be acted upon at the meeting are set forth in the preceding Notice of Annual Meeting. At present, the Board of Directors knows of no other business to come before the meeting.
When this Proxy Statement refers to the “Company,” “we,” “us,” or “our,” it is referring to CA, Inc.
Availability of Proxy Materials
If you received a notice regarding the availability of annual meeting proxy materials on the Internet (“Notice of Internet Availability”) for the annual meeting, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice of Internet Availability provides you with instructions on how to view our proxy materials on the Internet.
If you want to receive a paper or email copy of the proxy materials, you may request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in the Notice of Internet Availability by July 16, 2014 to facilitate timely delivery.
We plan to mail the Notice of Internet Availability on or about June 17, 2014. We will mail a printed copy of the proxy materials to certain stockholders, as in prior years, and we expect that mailing to begin on or about June 20, 2014.
Record Date; Voting Rights; Quorum
Only stockholders of record at the close of business on June 5, 2014 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement. On June 5, 2014, we had outstanding 446,589,394 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock, present or represented by proxy at the meeting, will constitute a quorum. For additional information, please see “How Proxy Votes Are Tabulated,” below.

Stockholders of Record; Street Name Stockholders
If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability (and, if applicable, the mailed or emailed proxy materials) is sent directly to you. If your shares are held in an account at a bank, broker, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability (and, if applicable, the mailed or emailed proxy materials) is forwarded to you by that firm. The firm holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that firm on how to vote the shares held in your account. We may reimburse those firms for reasonable fees and out-of-pocket costs incurred in forwarding the Notice of Internet Availability (and, if applicable, the mailed or emailed proxy materials) to you.
Proxy Solicitation
We will bear the cost of our soliciting proxies. In addition to using the Internet, our directors, officers and employees may solicit proxies in person and by mailings, telephone, facsimile, or electronic transmission, for which they will not receive any additional compensation. We will also make arrangements with brokers and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock held by those persons, and we may reimburse those custodians, nominees and fiduciaries for reasonable fees and out-of-pocket expenses incurred. We have retained Morrow & Co., LLC to assist us in soliciting proxies for a fee of $7,500, plus expenses.
How to Vote
You may vote in the following ways:

•	In person: You may vote in person at the meeting.

•	By Internet: You may vote your shares by Internet at www.proxyvote.com.

•	By telephone: If you are located in the United States or Canada, you may vote your shares by calling 1-800-690-6903.

•	By mail: You may vote by mail if you receive a printed copy of the proxy materials, which will include a proxy card.
How Proxy Votes Are Tabulated
Only the shares of Common Stock represented by valid proxies received and not revoked will be voted at the meeting. Votes cast at the meeting by proxy or in person will be tabulated by the Inspector of Election. The Inspector of Election will treat shares of Common Stock represented by a valid proxy as present at the meeting for purposes of determining a quorum, whether or not the proxy is marked as casting a vote or abstaining on any or all matters.
If you are a beneficial owner of shares held in street name and do not provide the firm that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the firm that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We believe that Proposal 2 — Ratification of appointment of independent registered public accounting firm — is a routine matter on which brokers can vote on behalf of their clients if clients do not furnish voting instructions. All other proposals are non-routine matters.
If the firm that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” “Broker non-votes” are treated as present for purposes of determining a quorum, but are not counted as votes “for” or “against” the matter in question or as abstentions, and they are not counted in determining the number of votes present for the particular matter.
If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•	sign and return a proxy card without giving specific voting instructions, then the proxy holders (i.e., the persons named in the proxy card provided by our Board of Directors) will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting or any adjournment or postponement of the meeting.
Please note that if you hold your shares through a bank, broker or other nominee and you want to vote in person at the meeting, you must obtain a proxy from your bank, broker or other nominee authorizing you to vote those shares and you must bring that proxy to the meeting. If any other business properly comes before the meeting or any adjournment or postponement, it is the intention of the proxy holders named in the Board of Directors’ accompanying proxy card to vote the shares represented by the proxy card on those matters in accordance with their best judgment.
Vote Required to Approve Proposals
Assuming that a quorum is present at the meeting, the following votes are required under our governing documents and Delaware state law:

Item	Vote Required	Effect of Abstentions and Broker Non-Votes on Vote Required
Proposal 1 – Election of directors	A majority of votes cast with regard to a director (which means that the number of votes cast “for” the director must exceed the number of votes cast “against” a director)	Abstentions and broker non-votes will have no effect on the election of directors since only votes cast “for” and “against” a director will be counted
Proposal 2 – Ratification of appointment of independent registered public accounting firm	Approval of a majority of shares present or represented by proxy and entitled to vote on the proposal	Abstentions will have the effect of a vote “against” the proposal If your broker holds shares in your name, the broker, in the absence of voting instructions from you, is entitled to vote your shares
Proposal 3 – Approval, by non-binding vote, of the compensation of our Named Executive Officers	Approval of a majority of shares present or represented by proxy and entitled to vote on the proposal	Abstentions will have the effect of a vote “against” the proposal Any broker non-votes will reduce the absolute number, but not the percentage, of affirmative votes needed for approval
How to Revoke Your Proxy
You may revoke your proxy at any time before it is exercised by delivering a written revocation to the Corporate Secretary at CA, Inc., 520 Madison Avenue, New York, New York 10022, by duly submitting a proxy bearing a later date (including by telephone or the Internet), or by voting in person at the meeting.

Householding
If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one notice of Internet availability or annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of the Notice of Internet Availability or this Proxy Statement and our Annual Report for the fiscal year ended March 31, 2014 to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the Notice of Internet Availability or the proxy materials this year and you wish to reduce the number of copies you receive in the future and save us the cost of printing and mailing these documents, please contact your bank or broker.
You may revoke your consent to householding at any time by sending your name, the name of your bank or broker, and your account number to our Investor Relations Department at the address below. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of the Notice of Internet Availability or proxy materials for this year, but you would prefer to receive your own copy, we will send a copy of the Notice of Internet Availability or the Proxy Statement and Annual Report to you if you send a written request to CA, Inc., Investor Relations Department, 520 Madison Avenue, New York, New York 10022, or contact our Investor Relations Department at 1-800-225-5224.
Annual Report to Stockholders
Our Annual Report for the fiscal year ended March 31, 2014 accompanies this Proxy Statement and is also available on the Internet. Please follow the instructions in the Notice of Internet Availability if you want to review our Annual Report online. Our Annual Report contains financial and other information about us. The Annual Report is not a part of this Proxy Statement.

CORPORATE GOVERNANCE
The Board of Directors is responsible for oversight of the management of the Company. The Board has adopted Corporate Governance Principles, which along with the Company’s charter and By-laws, and the charters of the committees of the Board, provide the framework for the governance of the Company.
Corporate Governance Principles
We periodically consider and review our Corporate Governance Principles. Our current Corporate Governance Principles are attached to this Proxy Statement as Exhibit A and can be found, together with other corporate governance information, on our website at www.ca.com/invest. The Board also evaluates the principal committee charters from time to time, as appropriate.
Code of Conduct
We maintain a Code of Conduct that qualifies as a “code of ethics” under applicable Securities and Exchange Commission (“SEC”) regulations. Our Code of Conduct is applicable to all employees and directors, and is available on our website at www.ca.com/invest. Any waiver of a provision of our Code of Conduct that applies to our directors or executive officers will be contained in a report filed with the SEC on Form 8-K or will be otherwise disclosed as permitted by law or regulation.
Each of our Corporate Governance Principles and our Code of Conduct is available free of charge in print to any stockholder who requests a copy by writing to our Corporate Secretary at CA, Inc., 520 Madison Avenue, New York, New York 10022.
Board Leadership Structure
The Board is currently led by our non-executive Chairman of the Board, Arthur F. Weinbach, who is an independent director. Our Corporate Governance Principles do not specify a policy with respect to the separation of the positions of Chairman and Chief Executive Officer or with respect to whether the Chairman should be a member of management or a non-management director. The Board recognizes that there is no single, generally accepted approach to providing Board leadership, and given the dynamic and competitive environment in which we operate, the Board’s leadership structure may vary as circumstances warrant. The Board has determined that the leadership of the Board is currently best conducted by an independent Chairman.
The Chairman provides overall leadership to the Board in its oversight function, while the Chief Executive Officer, Michael P. Gregoire, provides leadership with respect to the day-to-day management and operation of our business. We believe the separation of the offices allows Mr. Weinbach to focus on managing Board matters and allows Mr. Gregoire to focus on managing our business. In addition, we believe the separation of the offices enhances the objectivity of the Board in its management oversight role. To further enhance the objectivity of the Board, all members of our Board are independent except our Chief Executive Officer.
Board Role in Risk Oversight
Our management is responsible for managing risks affecting the Company, including identifying, assessing and appropriately mitigating risk. The responsibilities of the Board include oversight of the Company’s risk management processes, including working with management to establish and monitor the Company’s risk appetite.
The Board exercises its risk oversight responsibilities primarily through its Compliance and Risk Committee, which regularly reviews and discusses with management the Company’s risk appetite and the significant risks that may affect our enterprise. Our Executive Vice President and General Counsel (whose department includes our chief compliance officer) reports to the Compliance and Risk Committee with respect to the Company’s enterprise risk management function (including operational, financial, strategic, legal and regulatory risks) and business practices and compliance functions.
The other committees of the Board also provide risk oversight associated with their respective areas of responsibility. For example, the Audit Committee oversees risks related to our financial statements, our financial reporting processes, our internal control processes and accounting matters. In addition, the Compensation and Human Resources Committee provides oversight with respect to risks related to our compensation practices. The Corporate Governance Committee oversees risks related to our corporate governance structure and processes. In fulfilling their oversight responsibilities, all committees receive regular reports on their respective areas of responsibility from members of management. The Chair of each committee, in turn, reports regularly to the full Board on matters including risk oversight.
The Board believes that the Company’s current Board and Committee leadership structure helps to promote more effective risk oversight by the Board.
Director Independence
The Board has determined that 10 of the nominees for election at the annual meeting (all of the nominees other than Mr. Gregoire) are independent under The NASDAQ Stock Market LLC (“NASDAQ”) listing requirements and our Corporate Governance Principles. Mr. Gregoire is deemed not to be independent because he is our Chief Executive Officer.
In the course of the Board’s determination regarding the independence of each non-employee director, the Board considers transactions, relationships and arrangements as required by the independence guidelines contained in our Corporate Governance Principles. There were no transactions, relationships or arrangements outside of the independence guidelines that required review by the Board for purposes of determining whether the directors were independent.
All members of the Audit, Compensation and Human Resources, and Corporate Governance Committees are independent directors as defined by NASDAQ listing requirements and our Corporate Governance Principles. Members of the Audit Committee also satisfy the separate independence requirements of the SEC.
Board Committees and Meetings
The Board of Directors has established four principal committees — the Audit Committee, the Compensation and Human Resources Committee, the Corporate Governance Committee and the Compliance and Risk Committee — to carry out certain responsibilities and to assist the Board in meeting its fiduciary obligations. These committees operate under written charters, which have been adopted by the respective committees and by the Board. The charters of the current committees can be reviewed on our website at www.ca.com/invest and are also available free of charge in print to any stockholder who requests them by writing to our Corporate Secretary at CA, Inc., 520 Madison Avenue, New York, New York 10022.
During fiscal year 2014, the Board of Directors met 10 times. The independent directors meet at all regular Board meetings in executive session without any non-independent director or member of management present. Mr. Weinbach, who is an independent director, presided at these executive sessions. During fiscal year 2014, each incumbent director attended, in the aggregate, more than 75% of the Board meetings and meetings of the Board committees on which the director served.

The current members of the Board’s four principal committees are as follows:

Independent Directors	Audit	Compensation and Human Resources	Corporate Governance	Compliance and Risk
Jens Alder	X			X
Raymond J. Bromark	X (Chair)			X
Gary J. Fernandes		X (Chair)		X
Rohit Kapoor	X		X
Kay Koplovitz		X	X
Christopher B. Lofgren	X		X (Chair)
Richard Sulpizio		X	X
Laura S. Unger		X		X (Chair)
Renato (Ron) Zambonini	X		X
Number of Meetings in Fiscal Year 2014	7	10	6	3
Information about the principal responsibilities of these committees appears below.
Audit Committee
The general purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to:

•	the audits of our financial statements and the integrity of our financial statements and internal controls;

•
the qualifications and independence of our independent registered public accounting firm (including the Committee’s direct responsibility for the engagement of the independent registered public accounting firm);

•	the performance of our internal audit function and independent registered public accounting firm; and

•	our accounting and financial reporting processes.
The Board has determined that Mr. Bromark qualifies as an “audit committee financial expert” and that all members of the Audit Committee are independent under applicable SEC and NASDAQ rules. Additional information about the responsibilities of the Audit Committee is set forth in the Audit Committee charter.
Compensation and Human Resources Committee
The general purpose of the Compensation and Human Resources Committee is to assist the Board in fulfilling its responsibilities with respect to executive compensation and human resources matters, including to:

•	develop an executive compensation philosophy and objectives and establish principles to guide the design and select the components of executive compensation;

•
approve the amount and the form of compensation, as well as the other terms of employment, of the Company’s executive officers (as defined in the applicable SEC regulations), including the Chief Executive Officer and the other Named Executive Officers (who are identified in the Fiscal Year 2014 Summary Compensation Table, below);

•	evaluate, in coordination with the Corporate Governance Committee and the other independent members of the Board, the performance of the Chief Executive Officer; and

•	recommend to the Board approval of all executive compensation plans and programs.
Additional information about the Compensation and Human Resources Committee’s responsibilities is set forth in the Compensation and Human Resources Committee charter.
Corporate Governance Committee
The general purpose of the Corporate Governance Committee is to assist the Board in fulfilling its responsibilities with respect to our governance, including making recommendations to the Board concerning:

•	the size and composition of the Board, the qualifications and independence of the directors and the recruitment and selection of individuals to stand for election as directors;

•
the organization and operation of the Board, including the nature, size and composition of committees of the Board, the designation of committee chairs, the designation of a Lead Independent Director, Chairman of the Board or similar position, and the distribution of information to the Board and its committees; and

•	the compensation of non-employee directors.
In addition, the Corporate Governance Committee evaluates, in coordination with the Compensation and Human Resources Committee, the performance of the Chief Executive Officer.
Additional information about the Corporate Governance Committee’s responsibilities is set forth in the Corporate Governance Committee charter.
Compliance and Risk Committee
The general purpose of the Compliance and Risk Committee is to:

•	provide general oversight of our enterprise risk management and compliance functions;

•	provide input to our management in the identification, assessment, mitigation and monitoring of enterprise-wide risks faced by the Company; and

•	provide recommendations to the Board with respect to its review of our business practices and compliance activities and enterprise risk management.
Additional information about the responsibilities of the Compliance and Risk Committee is set forth in the Compliance and Risk Committee charter.
Other Committees
From time to time, the Board also establishes special committees or ad hoc committees to assist the Board in carrying out its responsibilities.
During fiscal year 2010, the Board established a special M&A Committee to review and approve certain acquisitions and divestitures. The M&A Committee also receives reports from management on the performance of acquisitions. The M&A Committee held four meetings during fiscal year 2014. The current members of the M&A Committee are Messrs. Sulpizio (Chair), Alder, Bromark, Fernandes, Lofgren and Zambonini.

Director Nominating Procedures
The Corporate Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Committee will take into consideration the factors specified in our Corporate Governance Principles, as well as the current needs of the Board and the qualifications of the candidate. The Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that those shares have been held. To recommend a candidate for consideration by the Committee, a stockholder must submit the recommendation in writing, including the following information:

•	the name of the stockholder and evidence of the stockholder’s ownership of Common Stock, including the number of shares owned and the length of time the shares have been owned; and

•
the name of the candidate, the candidate’s résumé or a list of the candidate’s qualifications to be a director of the Company, and the candidate’s consent to be named as a director nominee if recommended by the Committee and nominated by the Board.

Recommendations and the information described above should be sent to the Corporate Secretary at CA, Inc., 520 Madison Avenue, New York, New York 10022.
Once a person has been identified by the Corporate Governance Committee as a potential candidate, the Committee may: collect and review publicly available information regarding the person to assess whether the person should be considered further; request additional information from the candidate and the proposing stockholder; contact references or other persons to assess the candidate; and conduct one or more interviews with the candidate. The Committee may consider that information in light of information regarding any other candidates that the Committee may be evaluating at that time, as well as any relevant director search criteria. The evaluation process generally does not vary based on whether or not a candidate is recommended by a stockholder; however, as stated above, the Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that those shares have been held.
In addition to recommending director candidates to the Corporate Governance Committee, stockholders may also nominate candidates for election to the Board at the annual meeting of stockholders. See “Advance Notice Procedures for Our 2015 Annual Meeting,” below, for more information.
In addition to stockholder recommendations, the Corporate Governance Committee may receive suggestions as to nominees from our directors, officers or other sources, which may be either unsolicited or in response to requests from the Committee for these suggestions. In addition, the Committee may engage search firms to assist it in identifying director candidates.
Communications with Directors
The Board of Directors is interested in receiving communications from stockholders and other interested parties, which would include, among others, customers, suppliers and employees. These parties may contact any member (or members) of the Board or any committee, the non-employee directors as a group, or the Chair of any committee, by mail or electronically. In addition, the Audit Committee is interested in receiving communications from employees and other interested parties, which would include stockholders, customers, suppliers and employees, on issues regarding accounting, internal controls or auditing matters. Any such correspondence should be addressed to the appropriate person or persons, either by name or title, and sent by postal mail to the office of the Corporate Secretary at CA, Inc., 520 Madison Avenue, New York, New York 10022, or by email to directors@ca.com.
The Corporate Secretary will forward to the applicable directors each communication received as described above in the preceding paragraph other than: spam and similar junk mail and mass mailings;

product complaints, product inquiries and new product suggestions; résumés and other job inquiries; surveys; business solicitations or advertisements; and any communication that is deemed unduly hostile, threatening, illegal or similarly unsuitable.
Related Person Transactions
The Board has adopted a Related Person Transactions Policy, which is a written policy governing the review and approval or ratification of Related Person Transactions, as defined in SEC rules.
Under the Related Person Transactions Policy, each of our directors, nominees for director and executive officers must notify the General Counsel and/or the Office of Corporate Secretary of any potential Related Person Transaction involving that person or an immediate family member of that person. The General Counsel and/or the Office of Corporate Secretary will review each potential Related Person Transaction to determine if it is subject to the Related Person Transactions Policy. If so, the transaction will be referred for approval or ratification to the Corporate Governance Committee, which will approve or ratify the transaction only if it determines that the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders. In determining whether to approve or ratify a Related Person Transaction, the Corporate Governance Committee may consider, among other things:

•	the fairness to us of the Related Person Transaction;

•	whether the terms of the Related Person Transaction would be on the same basis if the transaction, arrangement or relationship did not involve a related person;

•	the business reasons for us to participate in the Related Person Transaction;

•	the nature and extent of our participation in the Related Person Transaction;

•
whether any Related Person Transaction involving a director, nominee for director or an immediate family member of a director or nominee for director would be immaterial under the categorical standards adopted by the Board with respect to director independence contained in our Corporate Governance Principles;

•
whether the Related Person Transaction presents an actual or apparent conflict of interest for any director, nominee for director or executive officer, the nature and degree of such conflict and whether any mitigation of such conflict is feasible;

•	the availability of other sources for comparable products or services;

•	the direct or indirect nature and extent of the related person’s interest in the Related Person Transaction;

•	the ongoing nature of the Related Person Transaction;

•	the relationship of the related person to the Related Person Transaction and with us and others;

•	the importance of the Related Person Transaction to the related person; and

•	the amount involved in the Related Person Transaction.
The Corporate Governance Committee administers the Related Person Transactions Policy and may review, and recommend amendments to, the Related Person Transactions Policy from time to time.

Compensation Committee Interlocks and Insider Participation
During fiscal year 2014, there were no compensation committee interlocks and no insider participation in Compensation and Human Resources Committee decisions that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended.

COMPENSATION OF DIRECTORS
Only our non-employee directors receive compensation for their services as directors. Fees are paid to non-employee directors under our 2012 Compensation Plan for Non-Employee Directors (the “2012 Plan”). The 2012 Plan also allows the Board of Directors to authorize the payment of additional fees to any eligible director who chairs a committee of the Board or to an eligible director serving as the lead independent director or Chairman of the Board. Currently, all of our non-employee directors receive compensation pursuant to the 2012 Plan.
In May 2014, the Board of Directors, upon the recommendation of the Corporate Governance Committee, modified the compensation arrangements for our non-employee directors, effective as of the beginning of the fiscal year on April 1, 2014.
All non-employee director fees are paid in the form of deferred stock units, but each non-employee director may elect to receive a portion of his or her director fees in cash. The following table shows the annual fees for our non-employee directors and the maximum permissible cash election with respect to those fees.

Annual Fee Description	Fee Prior to April 1, 2014	Fee Effective April 1, 2014	Maximum Cash Election
Non-Employee Director	$275,000	$325,000	$100,000
Chairman of the Board	$100,000	$100,000	50%
Audit Committee Chair	$25,000	$25,000	50%
Compensation and Human Resources Committee Chair	$15,000	$15,000	50%
Corporate Governance Committee Chair	$10,000	$10,000	50%
Compliance and Risk Committee Chair	$10,000	$10,000	50%
In establishing the change to director fees, the Board undertook a process involving collaboration with Towers Watson, the independent compensation consultant who advises the Compensation and Human Resources Committee. At the recommendation of the Compensation and Human Resources Committee, Towers Watson was engaged to assist the Corporate Governance Committee and the Board with their deliberations by providing competitive market data and advice. The data provided by Towers Watson indicated, among other things, that the total fees paid by the Company to non-employee directors in their capacity as such in fiscal year 2014 were positioned below the median of the Company’s compensation benchmarking group. The new fee structure results in total non-employee director fees that approximate the median of the compensation benchmarking group while maintaining the maximum cash election at $100,000.
The non-employee director fees had not been increased since April 2010.
As a consequence of the market-based increase, which will be delivered in the form of deferred stock units, non-employee directors are required to receive a greater percentage of their director fees in the form of equity.
In settlement of the deferred stock units following termination of service, a director receives shares of Common Stock in an amount equal to the number of deferred stock units in the director’s deferred compensation account. The deferred stock units are settled, at the election of the director, by delivery of shares of Common Stock either in a lump sum or in up to 10 annual installments beginning on the first business day of the calendar year after termination of service.
To further our commitment to support charities, directors are able to participate in our Matching Gifts Program. Under this program, we match contributions by directors up to an aggregate amount of $25,000 per fiscal year by a director to charities approved by us. Upon the mandatory retirement of a director in accordance with our director retirement policy, we also make a one-time donation of $10,000 to a charity specified by the retiring director.
We also provide directors with, and pay premiums for, director and officer liability insurance and we reimburse directors for reasonable expenses incurred in connection with Company business.
The following table includes information about compensation paid to our non-employee directors for the fiscal year ended March 31, 2014.
Fiscal Year 2014 Director Compensation Table

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(1)(2) ($)	Option Awards ($)	All Other Compensation (3)(4)(5) ($)	Total ($)
J. Alder	100,000	175,000	—	—	275,000
R.J. Bromark	112,500	187,500	—	1,500	301,500
G.J. Fernandes	—	290,000	—	25,000	315,000
M.P. Gregoire(6)	—	—	—	—	—
R. Kapoor	25,000	250,000	—	500	275,500
K. Koplovitz	100,000	175,000	—	25,000	300,000
C.B. Lofgren	103,750	181,250	—	19,250	304,250
R. Sulpizio	100,000	175,000	—	25,000	300,000
L.S. Unger	105,000	180,000	—	2,700	287,700
A.F. Weinbach	—	375,000	—	25,000	400,000
R. Zambonini	100,000	175,000	—	1,000	276,000
__________

(1)
As noted above, all director fees are paid in deferred stock units, except that directors may elect in advance to have a specified portion of those fees paid in cash. The maximum cash election with respect to the annual non-employee director fee is $100,000. The maximum cash election for the chairman and committee chair fees is 50% of those fees. The amounts in the “Fees Earned or Paid in Cash” column represent the amounts paid to directors who elected to receive a portion of their director fees in cash. In fiscal year 2014, Messrs. Fernandes and Weinbach elected to receive 100% of their director fees in deferred stock units and Messrs. Alder, Bromark, Kapoor, Lofgren, Sulpizio and Zambonini and Mss. Koplovitz and Unger elected to receive a portion of their director fees in cash.

(2)
As required by SEC rules, this column represents the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation” for deferred stock units. The aggregate grant date fair value for deferred stock units is calculated by multiplying the number of deferred stock units by the closing market price of the Common Stock on the date the deferred stock units are credited to a director’s account.

As of March 31, 2014, the following deferred stock units had been credited to each director’s account:

Director	Aggregate Number of Deferred Stock Units
J. Alder	17,034
R.J. Bromark	42,750
G.J. Fernandes	96,828
M.P. Gregoire(6)	–
R. Kapoor	31,486
K. Koplovitz	33,251
C.B. Lofgren	61,467
R. Sulpizio	28,851
L.S. Unger	49,101
A.F. Weinbach	77,882
R. Zambonini	46,158

(3)
The amounts in this column include contributions we made under our Matching Gifts Program in fiscal year 2014. Under our current Matching Gifts Program, we match up to $25,000 of director charitable contributions made in each fiscal year by each director. The contributions we paid or accrued under our Matching Gifts Program in fiscal year 2014 were as follows: Mr. Bromark, $1,500; Mr. Fernandes, $25,000; Mr. Kapoor, $500; Ms. Koplovitz, $25,000; Mr. Lofgren, $19,250; Mr. Sulpizio, $25,000; Ms. Unger, $2,700; Mr. Weinbach, $25,000; and Mr. Zambonini, $1,000.

(4)
We provide directors with, and pay premiums for, director and officer liability insurance and reimburse directors for reasonable travel and accommodation expenses incurred in connection with Company business, the values of which are not included in this table.

(5)
Directors receive dividend equivalents on deferred stock units held in their deferred compensation accounts. This amount is not included in the “All Other Compensation” column because it is not required to be expensed under FASB ASC Topic 718.

(6)
As Chief Executive Officer, Mr. Gregoire is compensated as an employee of the Company and, as such, he received no compensation in his capacity as a director in fiscal year 2014. For a description of Mr. Gregoire’s fiscal year 2014 compensation, please see “Compensation and Other Information Concerning Executive Officers,” below.

PROPOSAL 1 — ELECTION OF DIRECTORS
On the recommendation of the Corporate Governance Committee, the Board of Directors has nominated the persons listed below for election as directors at the annual meeting, each to serve until the next annual meeting and until his or her successor is duly elected and qualified. Each of the nominees is an incumbent director.
Each of the nominees has confirmed to us that he or she expects to be able to continue to serve as a director until the end of his or her term. If, however, at the time of the annual meeting, any of the nominees named below is not available to serve as a director (an event that the Board does not anticipate), all the proxies granted to vote in favor of that director’s election will be voted for the election of any other person or persons that the Board may nominate.
Our policy is that all directors and nominees should attend our annual meetings of stockholders. All of our directors then in office attended the 2013 annual meeting of stockholders.
Majority Voting
Under our majority voting standard for uncontested elections of directors, a director nominee will be elected only if the number of votes cast “for” exceeds the number of votes “against” the director’s election. In contested elections, the plurality voting standard will apply, under which the nominees receiving the most votes will be elected regardless of whether those votes constitute a majority of the shares voted at the meeting. Under our Corporate Governance Principles, if a director does not receive more votes “for” than votes “against” at an annual meeting of stockholders, generally the Board of Directors will have 90 days from the certification of the vote to accept or reject the individual’s irrevocable resignation that all incumbent directors are required to submit before the mailing of the Proxy Statement for the annual meeting.
Diversity
The Board does not have a formal policy with respect to diversity. However, the Board and the Corporate Governance Committee each believe that it is essential that the Board members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of the Company’s stockholders.
Biographical Information and Qualifications of Director Nominees
Set forth below are each nominee’s name, age, principal occupation for at least the last five years and other biographical information, including the year in which each was first elected a director of the Company. In addition, the biographies discuss the particular experience, qualifications, attributes and skills of the director that, in light of the Company’s business and structure, led the Board to conclude that the individual should serve on the Board of the Company.

JENS ALDER	Director since 2011	Age 56
Business Experience
Mr. Alder served as Chief Executive Officer of TDC A/S, Denmark’s largest telecommunications provider, from 2006 to 2008. Prior to that, Mr. Alder served as Chief Executive Officer of Swisscom Ltd., Switzerland’s largest telecommunications provider, from 1999 to 2006 after serving as its Executive Vice President of Network Services and Wholesale from 1998 to 1999.

Current Directorships
Mr. Alder has served as Chairman of the Board of Sanitas Krankenversicherung, a privately-held health insurance company based in Switzerland, since 2009, Chairman of the Board of Industrielle Werke Basel, the state-owned public utility of Basel, Switzerland, since 2010, a director of BG Consulting Engineers, a privately-held civil engineering group with operations in Switzerland, France and Algeria, since 2011 and Chairman of the Board of Goldbach Group AG, a publicly-held electronic media company based in Switzerland, since 2013.
Previous Directorships
In addition, Mr. Alder served as a director of Sunrise Communications AG, a privately-held telecommunications company based in Switzerland, from 2008 to 2010, a director of TA Management A/S, a privately-held company supporting Danish banks restructuring distressed companies, from 2009 to 2010, a director of Copenhagen International School, an international school in Denmark, from 2008 to 2010, Chairman of the Board of RTX Telecom A/S, a publicly-held telecommunications component and handset producer based in Denmark, from 2010 to 2014 and a director of Neue Zürcher Zeitung AG, a publicly-held Swiss newspaper, from 2010 to 2013.
Qualifications
Mr. Alder’s qualifications include: international experience; extensive experience in the technology industry; leadership experience at large, complex companies; and governance experience as a member or chair of boards of numerous companies.

RAYMOND J. BROMARK	Director since 2007	Age 68
Business Experience
Mr. Bromark is a retired Partner of PricewaterhouseCoopers, LLP (“PwC”), an international accounting and consulting firm. He joined PwC in 1967 and became a Partner in 1980. He was Partner and Head of the Professional, Technical, Risk and Quality Group of PwC from 2000 to 2006, a Global Audit Partner from 1994 to 2000 and Deputy Vice Chairman, Auditing and Business Advisory Services from 1990 to 1994. In addition, he served as a consultant to PwC from 2006 to 2007.
Current Directorships
Mr. Bromark has been a director of YRC Worldwide, Inc., a transportation service provider, since July 2011 and a director of Tesoro Logistics GP, LLC, the general partner of Tesoro Logistics LP, an operator, developer and acquirer of crude oil and refined products logistics assets, since March 2011. He chairs the audit/ethics committee of YRC Worldwide, Inc. and also chairs the audit committee of Tesoro Logistics GP, LLC.
Previous Directorships
Mr. Bromark was a director of World Color Press, Inc., a provider of printing services, and chaired its audit committee, from 2009 to 2010 when the company merged into another company.
Other Experience
Mr. Bromark is a member of the American Institute of Certified Public Accountants (the “AICPA”) and in previous years has participated as a member of the University of Delaware’s Weinberg Center for Corporate Governance’s Advisory Board. Mr. Bromark was PwC’s representative on the AICPA’s Center for Public Company Audit Firms’ Executive Committee. He has also been a member of the Financial Accounting Standards Board Advisory Council, the Public Company Accounting Oversight Board’s

Standing Advisory Group, the AICPA’s Special Committee on Financial Reporting, the AICPA’s SEC Practice Section Executive Committee and the AICPA’s Ethics Executive Committee.
Qualifications
Mr. Bromark’s qualifications include: extensive experience in accounting, auditing, financial reporting, and compliance and regulatory matters; deep understanding of financial controls and familiarity with large public company audit clients; extensive experience in leadership positions at PwC; and public company governance experience as a member or chair of boards and board committees of public companies.

GARY J. FERNANDES	Director since 2003	Age 70
Business Experience
Mr. Fernandes has been Chairman and President of FLF Investments, a family business involved with the acquisition and management of commercial real estate properties and other assets, since 1999. Mr. Fernandes retired as Vice Chairman of Electronic Data Systems Corporation (“EDS”), a global technology services company, in 1998, after serving as Senior Vice President of EDS from 1984 to 1996, and as Chairman of A.T. Kearney, a management consulting firm and a subsidiary of EDS, from 1995 to 1998. He served on the board of directors of EDS from 1981 to 1998. After retiring from EDS, Mr. Fernandes founded Convergent Partners, a venture capital fund focusing on buyouts of technology-related companies, and was a partner from 1999 to 2000.
Current Directorships
Mr. Fernandes has served as a director of North Texas Public Broadcasting, Inc. (KERA), a non-profit media corporation, since January 2014. Mr. Fernandes has served as a director of BancTec, Inc., a privately-held systems integration, manufacturing and services company, since 2003. Mr. Fernandes also serves as an advisory director of MHT Partners, an investment banking firm serving mid-market companies.
Previous Directorships
Mr. Fernandes was a director of Blockbuster Inc., a provider of home entertainment services, from 2004 to 2011, a director of webMethods, Inc., a business integration and optimization software company, from 2002 to 2005, a director of 7-Eleven, Inc., an operator, franchisor, and licensor of convenience stores worldwide, from 1991 to 2005 and, as stated above, a director of EDS from 1981 until 1998. In addition, he served as a director of E-Telecare Global Solutions, a provider of customer care outsourcing services, from 2007 to 2008, where he also served as Non-Executive Chairman of the Board.
Other Experience
Mr. Fernandes serves on the Board of Governors of Boys & Girls Clubs of America. He also serves as a trustee of the O’Hara Trust, a charitable trust that benefits the Boys & Girls Clubs of Dallas County, and the Hall-Voyer Foundation, a charity supporting educational and health programs in Honey Grove, Texas. In addition, Mr. Fernandes serves on the Board of Trustees of The Greenhill School, a private K-12 school located in Dallas, Texas, and the NPR Foundation, an organization responsible for the management of endowed funds for National Public Radio (“NPR”) and for continuing fundraising for NPR. Mr. Fernandes has chaired the audit, compensation and finance committees of a number of public companies.
Qualifications
Mr. Fernandes’s qualifications include: extensive leadership experience at a large, complex, global public company; extensive experience in the technology industry; global business experience through 15 years of responsibility for EDS’s international business; government and regulatory experience through oversight of EDS’s U.S. government business; financial and investment experience; entrepreneurial experience; and public company governance experience as a member or chair of boards and board committees of public companies.

MICHAEL P. GREGOIRE	Director since 2013	Age 48
Business Experience
Mr. Gregoire has been Chief Executive Officer of the Company since January 2013. Previously, he served as President and Chief Executive Officer of Taleo Corporation (“Taleo”), a provider of on-demand talent management software solutions, from March 2005 until Taleo’s acquisition by Oracle Corporation in April 2012. Mr. Gregoire served as a director of Taleo from April 2005 to April 2012 and served as Taleo’s Chairman of the Board from May 2008 to April 2012. Mr. Gregoire served as Executive Vice President, Global Services and held various other senior management positions at PeopleSoft, Inc., an enterprise software company, from May 2000 to January 2005. Mr. Gregoire served as Managing Director for global financial markets at Electronic Data Systems, Inc., a global technology services company, from 1996 to April 2000, and in various other roles from 1988 to 1996.
Current Directorships
Mr. Gregoire has been a director of Automatic Data Processing, Inc., a provider of human capital management solutions to employers and integrated computing solutions to vehicle dealers, since January 2014. Mr. Gregoire has been a director of NPower, a nonprofit information technology services network, since September 2013.
Previous Directorships
As stated above, Mr. Gregoire served as a director of Taleo from April 2005 to April 2012 and served as Taleo’s Chairman of the Board from May 2008 to April 2012. Mr. Gregoire served as a director of ShoreTel, Inc., a provider of business communication solutions, from November 2008 to January 2014. He chaired the compensation committee of ShoreTel, Inc. from July 2010 to January 2014.
Qualifications
Mr. Gregoire’s qualifications include: extensive executive leadership experience with public companies in the software and services sectors, including as Chief Executive Officer of the Company; extensive experience in the technology industry; and public company governance experience as a member of boards and a member and chair of board committees of public companies.

ROHIT KAPOOR	Director since 2011	Age 49
Business Experience
Mr. Kapoor has been Vice Chairman and Chief Executive Officer of ExlService Holdings, Inc. (“EXL Holdings”), a provider of outsourcing and transformation services, since April 2012 and has been a director of EXL Holdings since 2002. Mr. Kapoor co-founded ExlService.com, Inc. (“EXL Inc.”), a wholly-owned subsidiary of EXL Holdings, in April 1999. Mr. Kapoor served as EXL Holdings’ President and Chief Executive Officer from May 2008 to April 2012, its Chief Financial Officer from November 2002 to June 2005 and from August 2006 to March 2007, as its Chief Operating Officer from June 2007 to April 2008 and as President and Chief Financial Officer of EXL Inc. since August 2000. Prior to founding EXL Inc., Mr. Kapoor served as a business head of Deutsche Bank from July 1999 to July 2000. From 1991 to 2000, Mr. Kapoor served in various capacities at Bank of America in the United States and Asia, including India.

Current Directorships
As stated above, Mr. Kapoor has been a director of EXL Holdings since 2002. Mr. Kapoor has been a director of the Tri-State chapter of Pratham USA, an education nongovernmental organization, since March 2014.
Qualifications
Mr. Kapoor’s qualifications include: extensive leadership experience at a public company; extensive accounting experience; international experience; entrepreneurial experience; governance experience as a member of the board of a public company; and a deep understanding of operational efficiencies.

KAY KOPLOVITZ	Director since 2008	Age 69
Business Experience
Ms. Koplovitz has been Chairman and Chief Executive Officer of Koplovitz & Co., LLC, a media and investment firm, since 1998. She is a founder of USA Network, an international cable television programming company, and served as its Chairman and Chief Executive Officer from 1977 to 1998. Ms. Koplovitz launched the Sci-fi Channel in 1992. In 2001, Ms. Koplovitz co-founded Boldcap Ventures, a venture capital fund focused on investing in early to mid-stage companies, primarily in the healthcare and technology sectors, of which she is a governing board member. From 2000 to 2001, Ms. Koplovitz served as Chief Executive Officer of Working Women Network, a multi-platform media company.
Current Directorships
Ms. Koplovitz has been a director of Kate Spade & Co. (formerly Fifth & Pacific Companies, Inc. and Liz Claiborne, Inc.), a designer and marketer of fashion apparel and accessories, since 1992, and was non-executive Chairman of the Board from 2007 to 2013. Ms. Koplovitz serves on the boards of Time Inc., a media and publishing company, Ion Media Networks, Inc., a privately owned television and media company, The Paley Center for Media (formerly the Museum of Television and Radio), Springboard Enterprises, a non-profit organization that supports emerging growth ventures led by women, and the International Tennis Hall of Fame.
Previous Directorships
Ms. Koplovitz was a director of General Reinsurance Corporation, a property/casualty and life/health reinsurance company, from 1990 to 1998, was a director of Nabisco, a manufacturer of cookies and snacks, from 1992 to 2000, served as a director and member of the governance committee of Oracle Corporation, a database software and middleware company, from 1998 to 2001, was a director of Instinet Group, Inc., an electronic brokerage services provider, from 2001 to 2007, served as Chairman of Joy Berry Enterprises, Inc., a privately held publisher of children’s books, from 2008 to 2013 and, as stated above, served as Chairman of USA Network from 1977 to 1998.
Other Experience
Ms. Koplovitz is a member of the Board of Visitors, College of Letters and Science at the University of Wisconsin-Madison.
Qualifications
Ms. Koplovitz’s qualifications include: extensive executive leadership experience at a large, complex company; entrepreneurial experience; extensive marketing and sales experience; technology experience; venture capital investment experience; and public company governance experience as a member or chair of boards and board committees of public companies.

CHRISTOPHER B. LOFGREN	Director since 2005	Age 55
Business Experience
Mr. Lofgren has been President, Chief Executive Officer and a director of Schneider National, Inc. (“Schneider National”), a provider of transportation and logistics services, since 2002. He served as Chief Operating Officer of Schneider National from 2001 to 2002, Chief Executive Officer of Schneider Logistics, a subsidiary of Schneider National, from 2000 to 2001, Chief Information Officer of Schneider National from 1996 to 2000, and Vice President, Engineering and Systems Development of Schneider National from 1994 to 1996. Prior to joining Schneider National, Mr. Lofgren held several positions at Symantec Corp., a security, storage and systems management solutions company, including Interim General Manager, Director of Engineering and Senior Engineer Manager. Prior to Symantec, Mr. Lofgren was a Senior Staff Engineer with Motorola, Inc., a telecommunications company.
Current Directorships
As stated above, Mr. Lofgren serves as a director of Schneider National. In addition, Mr. Lofgren currently serves on the board of directors of the U.S. Chamber of Commerce and the American Transportation Research Institute, a research trust affiliated with the American Trucking Associations.
Previous Directorships
Mr. Lofgren served as a director of the American Trucking Associations from 2005 to 2013.
Other Experience
Mr. Lofgren currently serves on the Advisory Board of the Georgia Institute of Technology and served on the Advisory Board of the Georgia Tech College of Engineering from 2010 to 2013. He was inducted into the National Academy of Engineering in 2009.
Qualifications
Mr. Lofgren’s qualifications include: extensive executive leadership experience at a large, complex company; extensive technology experience; understanding of regulatory compliance through Schneider National’s highly regulated industry; and international business management experience.

RICHARD SULPIZIO	Director since 2009	Age 64
Business Experience
Mr. Sulpizio served as President and Chief Executive Officer of Qualcomm Enterprise Services, a division of Qualcomm Incorporated (“Qualcomm”) responsible for mobile communications and services to the transportation industry, from December 2009 to February 2013. He served as Senior Advisor of Qualcomm Enterprise Services from February 2013 to November 2013. Mr. Sulpizio served as President and Chief Operating Officer of Qualcomm, a developer of wireless technologies, products and services, from 1998 to 2001 and served in various other executive positions between 1991 and 1998. He served as a director of Qualcomm from 2000 to 2007. Mr. Sulpizio served as President and Chief Executive Officer of MediaFLO, USA, Inc., a Qualcomm subsidiary involved in bringing multimedia services to the wireless industry, from 2005 to 2006. Mr. Sulpizio served as President of Qualcomm Europe in 2004 and President of Qualcomm China from 2002 to 2003. Before joining Qualcomm, Mr. Sulpizio worked for eight years at Unisys Corporation, a worldwide information technology company, and 10 years at Fluor Corporation, an engineering and construction company.

Current Directorships
Mr. Sulpizio has served as a director of ResMed, Inc., a global developer, manufacturer and marketer of medical products, since 2005, where he has served on its governance committee and compensation committee.
Previous Directorships
As stated above, Mr. Sulpizio served as a director of Qualcomm from 2000 to 2007.
Other Experience
Mr. Sulpizio serves on the advisory board of the University of California San Diego’s Sulpizio Family Cardiovascular Center and the board of directors of the Danny Thompson Memorial Leukemia Foundation.
Qualifications
Mr. Sulpizio’s qualifications include: extensive executive leadership experience at a large, complex, global public company; extensive technology experience; international management experience; and public company governance experience as a member or chair of boards and board committees of public companies.

LAURA S. UNGER	Director since 2004	Age 53
Business Experience
Ms. Unger served as a special advisor to Promontory Financial Group, a global consulting firm for financial services companies, from 2010 to 2014. She served as the Independent Consultant to JPMorgan Chase & Co., a global securities, investment banking and retail banking firm for the global analyst conflict settlement from 2003 to 2010. From 2002 to 2003, Ms. Unger was employed by CNBC, a satellite and cable television business news channel, as a Regulatory Expert. Ms. Unger was a Commissioner of the SEC from 1997 to 2002, and served as Acting Chairperson of the SEC from February to August 2001. Ms. Unger served as Counsel to the U.S. Senate Committee on Banking, Housing and Urban Affairs from 1990 to 1997. Prior to working on Capitol Hill, Ms. Unger was an attorney with the Enforcement Division of the SEC.
Current Directorships
Ms. Unger has served as a director and member of the nominating and governance committee of CIT Group, Inc., a provider of financing to small businesses and middle market companies, since 2010. She also serves as a director of Children’s National Medical Center Foundation.
Previous Directorships
Ms. Unger was a director and member of the governance, compensation and audit committees of Ambac Financial Group, Inc., a holding company whose affiliates provide financial guarantees and financial services, from 2002 to 2013, a director and member of the nominating and governance committee and audit committee of the IQ Funds Complex, a group of closed-end mutual funds, from 2008 to 2010, a director and a member of the audit committee of Borland Software Corporation, a provider of software lifecycle management solutions, from 2002 to 2004 and a director and member of the audit committee of MNBA Corporation, a bank holding company, from 2004 to 2006.

Qualifications
Ms. Unger’s qualifications include: government and public policy experience; legal and regulatory experience; extensive leadership experience at government agencies; and public company governance experience as a member or chair of boards and board committees of public companies.

ARTHUR F. WEINBACH	Director since 2008	Age 71
Business Experience
Mr. Weinbach has been Chairman of the Board of the Company since May 2010. From 2007 to June 2010, Mr. Weinbach was Executive Chairman and from July 2010 to November 2011 non-executive Chairman of Broadridge Financial Solutions, Inc., a provider of products and services for securities processing, clearing and outsourcing which was spun off from Automatic Data Processing, Inc. (“ADP”), a provider of business outsourcing solutions. Prior to the spin-off, Mr. Weinbach was associated with ADP from 1980 to 2007, serving as executive Chairman and Chief Executive Officer from 1996 to 2006 and as non-executive Chairman until November 2007. Prior to joining ADP, Mr. Weinbach held various positions at Touche Ross & Co., an accounting firm and a predecessor of Deloitte Touche Tohmatsu, and was a partner from 1975 to 1979.
Current Directorships
Mr. Weinbach has been a director of The Phoenix Companies, Inc., a provider of life insurance and annuity products, since 2008, chairman of its audit committee since 2009 and a member of its compensation committee since 2008.
Previous Directorships
In addition to having served as a director of Broadridge and ADP, including as Chairman of both, Mr. Weinbach served as a director of First Data Corporation, a provider of electronic commerce and payment solutions for merchants, financial institutions and card issuers, from 2000 to 2006, and as a member of its audit committee for much of that period. He was also a director of Schering-Plough Corporation, a pharmaceutical manufacturer, from 1999 to 2009, at which he chaired its audit and finance committees during various times.
Other Experience
Mr. Weinbach is currently a Trustee of New Jersey SEEDS, a non-profit organization providing academic enrichment and leadership programs for high-achieving, low-income youth.
Qualifications
Mr. Weinbach’s qualifications include: extensive financial, accounting and auditing experience; international experience; technology experience; and public company governance experience as a member or chair of boards and board committees of public companies.

RENATO (RON) ZAMBONINI	Director since 2005	Age 67
Business Experience
Mr. Zambonini was Chairman of the Board of Cognos Incorporated (“Cognos”), a developer of business intelligence software, from 2004 until 2008, and a director from 1994 until 2008. Mr. Zambonini was Chief Executive Officer of Cognos from 1995 to 2004, President from 1993 to 2002, and Senior Vice President, Research and Development from 1990 to 1993. Prior to joining Cognos, Mr. Zambonini served as Vice President, Research and Development of Cullinet Software, Inc., a software developer, from 1987 to 1989.
Current Directorships
Mr. Zambonini has served as a director of Parametric Technology Corporation, a company that develops, markets and supports product development software solutions and related services, since May 2011.
Previous Directorships
In addition to having served as a director of Cognos, including as Chairman, Mr. Zambonini served as a director of Reynolds & Reynolds, a software company servicing automotive dealerships, from 2003 to 2006, and a director of Emergis, Inc., an electronic commerce business, from 2004 to 2008. Mr. Zambonini served on the audit committee of Reynolds & Reynolds and the compensation committee of Emergis, Inc.
Qualifications
Mr. Zambonini’s qualifications include: extensive executive leadership experience at a large, complex, public company; extensive technology experience; and public company governance experience as a member or chair of boards and board committees of public companies.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE (PROPOSAL 1).

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG LLP has been appointed by the Audit Committee to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015. KPMG LLP has been the Company’s independent registered public accounting firm since the fiscal year ended March 31, 2000. The Audit Committee believes that the continued retention of KPMG LLP is in the best interests of the Company and our stockholders. As provided in the Audit Committee’s Charter, (1) the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements; and (2) the Audit Committee is directly involved in the selection of its independent registered public accounting firm’s lead engagement partner. Our Audit Committee Charter also provides that periodically the Audit Committee “will consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.”
In determining whether to reappoint KPMG LLP as the Company’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with KPMG LLP and an assessment of the professional qualifications and past performance of the lead engagement partner and KPMG LLP.
In accordance with SEC rules and KPMG LLP’s policies, engagement partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company. For lead and concurring engagement partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead engagement partner pursuant to this rotation policy involves a meeting between the Chairman of the Audit Committee and the candidate for the role, discussion by the full Audit Committee and with Company management, as well as discussion between the Chairman of the Audit Committee and KPMG LLP leadership.
Although our By-laws do not require the submission of the selection of our independent registered public accounting firm to our stockholders for approval or ratification, the Audit Committee considers it desirable to obtain the views of our stockholders on that appointment. If our stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee may reconsider its selection of the firm as our independent registered public accounting firm for the fiscal year ending March 31, 2015.
A representative of KPMG LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2).
Audit and Other Fees Paid to KPMG LLP
The fees billed by KPMG LLP for professional services rendered for the fiscal years ended March 31, 2014 and March 31, 2013 are reflected in the following table:

Fee Category	Fiscal Year 2014 Fees	Fiscal Year 2013 Fees
Audit Fees	$10,213,025	$10,376,000
Audit-Related Fees	1,745,000	422,000
Tax Fees	680,000	564,000
All Other Fees	—	—
Total Fees	$12,638,025	$11,362,000

Audit Fees
Audit fees relate to: audit work performed in connection with the audit of our financial statements for the fiscal years ended March 31, 2014 and 2013 included in our Annual Reports on Form 10-K; the audit of the effectiveness of our internal control over financial reporting at March 31, 2014 and 2013; the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years ended March 31, 2014 and 2013; as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters to underwriters and lenders, statutory audits of foreign subsidiaries, review of consent letters, SEC filings and comment letters, and discussions surrounding the proper application of financial accounting and reporting standards.
Audit-Related Fees
Audit-related fees are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including employee benefit plan audits and special procedures required to meet certain regulatory requirements. The audit-related fees for fiscal year 2014 and fiscal year 2013 primarily include services in connection with: business combinations; benefit plan audits; eXtensible Business Reporting Language reporting; software license compliance; greenhouse gas emissions reporting; information systems compliance with the Federal Information Security Management Act; and engagements under Statement on Standards for Attestation Engagements No. 16, Reporting on Controls at a Service Organization (formerly Statement on Auditing Standards (“SAS”) No. 70).
Tax Fees
Tax fees reflect all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including: assisting with tax planning; supporting other tax-related regulatory requirements; and assisting with tax compliance and reporting matters. The tax fees for fiscal years 2014 and 2013 primarily include services in connection with international and U.S. tax compliance matters.
The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of KPMG LLP.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted policies and procedures requiring Audit Committee pre-approval of the performance of all audit, audit-related and non-audit services (including tax services) by our independent registered public accounting firm. The Audit Committee may consult with management in determining which services are to be performed, but may not delegate to management the authority to make these determinations. The Audit Committee has also delegated to its Chairman the authority to pre-approve the performance of audit, audit-related and non-audit services by our independent registered public accounting firm (provided that tax services may be pre-approved only up to $100,000), if such approval is necessary or desirable in between meetings, provided that the Chairman must inform the Audit Committee no later than its next scheduled meeting.

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and internal controls for the fiscal year ended March 31, 2014 with management.
The Audit Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2014 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, for filing with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
Raymond J. Bromark, Chair
Jens Alder
Rohit Kapoor
Christopher B. Lofgren
Ron Zambonini
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON
EXECUTIVE COMPENSATION
The Compensation and Human Resources Committee (the “Compensation Committee”) has reviewed and discussed with management the following Compensation Discussion and Analysis section of this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
Gary J. Fernandes, Chair
Kay Koplovitz
Richard Sulpizio
Laura S. Unger

COMPENSATION DISCUSSION AND ANALYSIS
For fiscal year 2014, our Named Executive Officers (as defined by SEC rules) were:

•	Michael P. Gregoire, Chief Executive Officer (CEO);

•	Richard J. Beckert, Executive Vice President and Chief Financial Officer;

•
Adam Elster, Executive Vice President and Group Executive, Mainframe and Customer Success Group prior to January 21, 2014 and Executive Vice President and Group Executive, Worldwide Sales and Services thereafter;

•	Peter JL Griffiths, Executive Vice President and Group Executive, Enterprise Solutions and Technology Group;

•	Lauren P. Flaherty, Executive Vice President and Chief Marketing Officer; and

•	George J. Fischer, former Executive Vice President and Group Executive, Worldwide Sales and Services.
This Compensation Discussion and Analysis is organized in six key sections:

•	Compensation Philosophy

•	Executive Summary

◦	Fiscal Year 2014 Business Performance Highlights

◦	Impact of Business Performance on Fiscal Year 2014 Executive Compensation

◦	Other Fiscal Year 2014 Executive Compensation Highlights

◦	Compensation-Related Corporate Governance Highlights

•	Fiscal Year 2014 Total Realized Compensation

•	How Compensation Is Set and Determined

•	Elements of Compensation

•	Other Important Compensation Matters
Compensation Philosophy
The Company’s compensation philosophy, determined by the Compensation Committee, is pay-for-performance, which is designed to align executives’ compensation with performance against the Company’s short-term and long-term performance objectives. The compensation philosophy and compensation program design are also intended to provide compensation and incentives needed to attract, motivate and retain key executives who are crucial to the Company’s long-term success. Execution of this philosophy may vary year to year depending on evolving objectives and challenges. Our plan design for fiscal year 2014 is summarized below.
Executive Summary
Fiscal Year 2014 Business Performance Highlights
During fiscal year 2014, we concluded a year of significant transformation and strategic progress on our journey to build the Company for growth and market leadership. We have successfully executed our rebalancing program, consolidated development resources in key hubs, shifted innovation investment to new growth markets and renewed our focus on building and delivering excellent, differentiated solutions to our customers.1
From a financial perspective, we reported for fiscal year 2014:

•
a 1% decline in revenue from fiscal year 2013 in constant currency and 2% as reported to $4.5 billion, primarily due to a decrease in fiscal year 2014 and prior period Enterprise Solutions new product sales;

•
GAAP[2] diluted earnings per share from continuing operations was flat from fiscal year 2013 in constant currency and declined 2% as reported to $1.99, and non-GAAP diluted earnings per share from continuing operations increased 25% from fiscal year 2013 in constant currency and increased 24% as reported to $3.07;

•	cash flow from continuing operations of $997 million for fiscal year 2014 as reported compared with $1.390 billion in fiscal year 2013 as reported; and

•	GAAP operating margin of 24%, down five percentage points from fiscal year 2013, and non-GAAP operating margin of 37%, up two percentage points from fiscal year 2013.[3]
Impact of Business Performance on Fiscal Year 2014 Executive Compensation
As a result of our fiscal year 2014 business performance, we met or exceeded certain of our compensation-related performance goals, but we did not meet others. Consistent with our pay-for-performance philosophy and incentive compensation plan design, actual compensation paid to or realized by the Named Executive Officers for fiscal year 2014 was below target level.
The payouts were significantly affected not only by our business performance, but also by certain design changes to the fiscal year 2014 annual cash incentive program, as summarized below under “Elements of Compensation — Fiscal Year 2014 Annual Performance Cash Incentive Awards.” Mainly, the changes were:

•	the addition of a “new sales growth” performance measure (with revenue growth and operating margin as the other performance measures under the program); and

•
the addition of a cap on the payout for operating margin performance such that, if the threshold level for either the revenue growth or new sales growth performance measure was not achieved, the operating margin performance measure would not pay above target level, even if performance on operating margin exceeded target.

These changes were intended to drive focus on short- and long-term revenue growth and to limit the ability to receive above-target payouts solely by controlling expenses. For fiscal year 2014, the design changes had a significant impact on payouts, because the Company failed to achieve the projected threshold level for the new sales growth performance measure. As a result, payout on the operating margin measure was capped at 100% of target, even though performance on that measure exceeded target performance.
____________________

[1]
Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for a more detailed description of our fiscal year 2014 financial results.

[2]	“GAAP” refers to the generally accepted accounting principles in the United States of America.

[3]	A reconciliation of non-GAAP financial measures to comparable GAAP financial measures is included in “Supplemental Financial Information,” below.

Our fiscal year 2014 business performance and our pay-for-performance incentive compensation design resulted in the following fiscal year 2014 incentive compensation outcomes for the Named Executive Officers:

•	a payout equal to 73.9% of target for the fiscal year 2014 annual performance cash incentive; and

•	no payout for the fiscal year 2012-2014 three-year performance share program because the minimum performance levels required for any payout were not achieved.
Other Fiscal Year 2014 Executive Compensation Highlights
Incentive Compensation Plan Design. The following illustration summarizes each component of the fiscal year 2014 executive incentive compensation program, and highlights how each component aligns with our pay-for-performance philosophy.

•	Our incentive compensation programs provide an appropriate balance of annual and long-term incentives and include multiple measures of performance that are tied to our strategies and goals.

•
As mentioned above, the fiscal year 2014 annual cash incentive program was revised to provide greater near-term focus on building total new product and mainframe capacity sales. A cap on the payout of the operating margin metric was also incorporated so that the payout under the program would not be driven solely through expense containment.

•	Payout for each component is capped at 150%-200% of target.
Predominance of “at-risk” compensation:

•	88% of the CEO’s target total direct compensation is “at-risk” or performance-based, consistent with our fundamental pay-for-performance philosophy;

•	82% on average of all other Named Executive Officers’ target total direct compensation is “at-risk” or performance-based; and

•	100% of “at-risk” or performance-based compensation is based on achievement of core business metrics or is subject to market risk based on stock price performance.
Incentives aligned with stockholder interests. The Company places emphasis on long-term incentives being closely aligned with Common Stock performance and stockholder interests, as reflected in the chart above.

•	69% of the CEO’s target total direct compensation is payable in Common Stock and subject to long-term Company performance;

•	64% on weighted average of the other Named Executive Officers’ target total direct compensation is payable in Common Stock and subject to long-term performance;

•	34% of long-term equity was granted in the form of stock options, the value of which depends on the price of the underlying Common Stock; and

•	66% of long-term equity was granted in the form of performance shares that pay out based upon the degree of achievement of specified three-year performance goals.
Senior executive transitions in fiscal year 2014. Mr. Gregoire served his first full year as CEO and Mr. Elster was promoted to lead Worldwide Sales and Services, succeeding Mr. Fischer. Ms. Flaherty also joined the Company as the new Chief Marketing Officer on August 1, 2013.
Compensation-Related Corporate Governance Highlights
We believe that strong compensation-related governance practices are critical to successfully implementing our pay-for-performance philosophy. The following highlights some of our strong practices:

•	Independent Advisors. The compensation consultants and advisors to the Compensation Committee have been determined to be independent of Company management.

•
Say-on-Pay. Stockholder feedback is sought through a “say-on-pay” vote on an annual basis. We have experienced strong say-on-pay results for the last three fiscal years (97%, 97% and 87% for fiscal years 2013, 2012 and 2011, respectively).

•
Clawback Policies. A “clawback” policy applies to incentive compensation if a Named Executive Officer engages in misconduct that results in substantial restatement of our financial statements. Additional “clawback” provisions apply to certain equity awards in the event of breach of non-competition and other restrictive covenants.

•
Annual Risk Review. An annual risk review of incentive compensation confirms that our incentive compensation programs do not give rise to risks that are reasonably likely to have a material adverse effect on the Company.

•
Stock Ownership. We have Stock Ownership Requirements that are based on a multiple of base salary for the Named Executive Officers, ranging from two-to-five times base salary. The Chief Executive Officer’s requirement is five times his annual base salary.

Fiscal Year 2014 Total Realized Compensation
The following table shows the actual amounts, in cash and equity, that the Company considers to have been earned or received by the Named Executive Officers with respect to fiscal year 2014. The table identifies compensation that is not subject to forfeiture (i.e., vested or “actual-realized”) and compensation that remains subject to forfeiture (i.e., “actual-unrealized”).
This table is intended to provide information that supplements the Summary Compensation Table provided below. The Summary Compensation Table, as required by the SEC rules, provides the grant date fair value of all stock options and performance shares granted during the fiscal year. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table relate to equity awards that have not fully vested (including performance shares for which the performance period has not been completed) and for which the value is uncertain (and which may deliver no value at all). For example, the stock awards reflected in the Summary Compensation Table represent fiscal year 2014-2016 three-year performance shares that were granted in fiscal year 2014 but will not be issued until the conclusion of the three-year performance period on March 31, 2016, subject to attainment of the applicable performance goals.
The table demonstrates that, consistent with the Company’s pay-for-performance philosophy:

•
A substantial majority of the Named Executive Officers’ total direct compensation is performance-based and, therefore, compensation realized for fiscal year 2014 was significantly reduced by the fact that the Company did not meet all of its target performance goals.

•
A significant portion of the total compensation amounts reported in the Summary Compensation Table relate to compensation that was not realized by the Named Executive Officers in fiscal year 2014, primarily because the values shown in the Summary Compensation Table include performance shares that may or may not have any value after the end of the three-year performance period. That value will ultimately depend on the performance of the Company and the achievement of the applicable performance goals for that future period. As highlighted by the fact that there was no payout for the fiscal year 2012-2014 performance shares, the value of the fiscal year 2014-2016 performance awards remains uncertain, and Named Executive Officers will not realize value for these awards until after the applicable performance periods. The structure of these awards, however, strengthens the alignment of our Named Executive Officers’ compensation with stockholder interests because the ability to realize the value remains at-risk for a longer period, which is intended to focus on long-term performance and to aid in retention of executive management.

•
A substantial portion of the Named Executive Officers’ performance-based compensation is paid in Company Common Stock or stock options. The stock options are subject to annual vesting over three years, which aids in retention. Further, all of these awards remain subject to Company stock price performance, as their value depends on the price of the underlying Common Stock.

Fiscal Year 2014 Total Realized Compensation Table

(1)	Fiscal 2014 Base Salary ($)	Bonus ($)	Fiscal 2014 Annual Performance Cash Incentive ($)	Restricted Stock		Stock Options(2)		Fiscal 2012-2014 Three-Year Performance Shares(3)(4)(5)		Fiscal 2014 Total Realized Compensation (1) ($)	Fiscal 2014 Total Unrealized Compensation (1) ($)	Fiscal 2014 Summary Compensation Table Total(6) ($)
				Shares (#)	Value ($)	Shares (#)	Value ($)	Shares (#)	Value ($)
M.P. Gregoire												7,203,320
Target	1,000,000		1,500,000			381,208	1,116,939
Actual-realized	1,000,000		1,108,500							2,108,500
Actual-unrealized						381,208	1,116,939				1,116,939
R.J. Beckert(7)												3,254,090
Target	600,000		600,000			166,345	487,391	24,563	734,679
Actual-realized	587,500		443,400							1,030,900
Actual-unrealized						166,345	487,391				487,391
A. Elster(7)												3,116,272
Target	700,000		659,589			144,901	406,160	5,268	157,566
Actual-realized	659,896		487,436							1,147,332
Actual-unrealized						144,901	406,160				406,160
P. JL Griffiths(8)												3,324,847
Target	633,500		633,500			166,345	487,391	61,798	1,848,378
Actual-realized	633,500		468,157							1,101,657
Actual-unrealized						166,345	487,391				487,391
L.P. Flaherty(7)(9)												5,908,731
Target	600,000		399,452	56,838	1,700,025	442,983
Actual-realized	400,000	250,000	295,195							945,195
Actual-unrealized				56,838	1,700,025	442,983					1,700,025
G.J. Fischer												3,440,490
Target	700,000		700,000			166,345	487,391	66,115	1,977,500
Actual-realized	700,000		517,300							1,217,300
Actual-unrealized						166,345	487,391				487,391
__________

(1)
“Actual-realized” compensation is compensation that was paid in cash and compensation in shares that became vested (i.e., no longer subject to forfeiture under the terms of the award) during fiscal year 2014 and “actual-unrealized” compensation remained unvested (i.e., subject to forfeiture under the terms of the award) at the end of fiscal year 2014.

(2)
Stock option awards granted during fiscal year 2014 under the Company’s long-term incentive program vest in approximately equal installments on the first three anniversaries of the grant date. For purposes of providing an illustrative value of the stock options, this table shows the difference between the closing price of the Common Stock on the pertinent grant dates and the closing price of the Common Stock on May 13, 2014 ($29.91), the date the Compensation Committee approved the payout for all long-term incentive awards for fiscal year 2014 (i.e., the stock option spread as of May 13, 2014). Details about these grants are provided under the Fiscal Year 2014 Grants of Plan-Based Awards table, below. This illustrative value could differ from the actual value of the stock options on the dates on which the stock options actually vest. See also Note (9) to this table regarding Ms. Flaherty’s stock options.

(3)
The fiscal year 2012-2014 three-year performance-based awards due to pay out at the end of fiscal year 2014 lapsed without any payout because the minimum performance levels required for any payout under the performance goals for revenue growth, operating margin and cash flow established at the beginning of the performance period were not achieved.

(4)
This table does not show the fiscal year 2014-2016 three-year performance shares that were awarded in fiscal year 2014, because the underlying Common Stock will not be issued until the conclusion of the three-year performance period on March 31, 2016, subject to attainment of the applicable performance goals. (The fiscal year 2013-2015 performance awards, granted at the beginning of fiscal year 2013, are also outstanding and any payout for these awards remains uncertain similar to the other performance awards. These awards are not reflected in the table as any payout would occur after fiscal year 2015 and would be reflected in our fiscal year 2015 proxy statement.)

(5)
Mr. Gregoire and Ms. Flaherty were not eligible for a fiscal year 2012-2014 three-year performance share award because they joined the Company after the commencement of the fiscal year 2012-2014 performance period.

(6)
“Fiscal Year 2014 Summary Compensation Table Total” is the number in the “Total” column of the Fiscal Year 2014 Summary Compensation Table, less the amount in the “All Other Compensation” column of that table, as required to be reported by the SEC rules.

(7)
Messrs. Beckert and Elster’s base salaries were increased, effective July 2013 and January 2014, respectively. The Target amount in the table reflects their new base salary rates as of those respective dates and the Actual-realized amount reflects the salaries each actually received during fiscal year 2014. Ms. Flaherty’s base salary Target is an annualized rate; her actual salary received is lower because she was hired after the start of the fiscal year.

(8)
Mr. Griffiths’ base salary and annual performance cash incentive are paid in Canadian dollars and those amounts shown in this table have been converted into U.S. dollars, using the March 31, 2014 Bloomberg 5PM NY composite rate of Can$1 to US$0.905.

(9)
The table shows Ms. Flaherty’s sign-on cash bonus (in the Bonus column of this table) and her sign-on stock option and restricted stock unit grants, as described below in the Fiscal Year 2014 Grants of Plan-Based Awards table. The sign-on equity awards vest in approximately equal installments on each of the first three anniversaries of her employment date. The value of restricted stock was calculated based on the closing price of the Common Stock on May 13, 2014 ($29.91).

How Compensation Is Set and Determined
Consistent with our pay-for-performance compensation philosophy, the Compensation Committee follows specific fundamental compensation principles in determining compensation for our Named Executive Officers. The Compensation Committee determines the appropriate strategy to incorporate these principles in our Named Executive Officers’ compensation program, and seeks to achieve the outcomes described below.

Principle	Strategy	Outcome
Support a performance-based culture	Annually assess and appropriately reward executive performance against short-term and long-term financial, operating and strategic goals.
•    Attract and retain talented senior executives whose judgment is vital to the continued success of the Company;

•    Deliver stockholder return;

•    Engage and incent executives to achieve short-term and long-term goals; and

•    Ensure business is conducted in an ethical manner and that incentive compensation is designed in a way to discourage executives from engaging in excessive or inappropriate risk-taking

Adopt a total rewards holistic view	Promote the various components of an employment experience including compensation, benefits, perquisites and career development.
Include substantial portion of “at-risk” compensation	Establish alignment of a substantial portion of our executives’ compensation to the Company’s financial, strategic, operational and stock price performance.
Ensure appropriate compensation component mix	Balance the base salary, annual performance cash incentive, and long-term incentive compensation components of an executive’s overall compensation package to the competitive market.
Align to Company strategy
Annually review, assess, and implement change needed to ensure that the executive compensation program aligns with the Company’s short-term and long-term strategy (including with respect to appropriate compensation mix and performance measures).

Align with stockholders’ interests
Establish programs and policies that are transparent and meet governance and fiduciary commitments to our stockholders. Design programs that seek to deliver stockholder return. Deliver a substantial portion of compensation in stock. Maintain executive stock ownership requirements.

Mitigate excessive risk taking
Compensation Committee has discretion to reduce any annual performance cash incentive or performance share award for any reason, including the quality and long-term strategic alignment of the results underlying the achievement of performance goals. Payouts under incentive compensation programs are capped at 150%-200% of target. Mandatory reduction of target performance incentive for failure to complete annual ethics training. “Clawback” of compensation in the case of substantial Company financial restatements as a direct result of intentional misconduct or fraud. Clawback provisions have also been incorporated in equity grant agreements that could be triggered in the event the employee breaches certain restrictive covenants. Annual risk assessment of compensation programs with management.

The Role of the Compensation Committee
The responsibilities of the Compensation Committee are set forth in the Compensation Committee’s charter, which is available on our website at www.ca.com/invest. The Compensation Committee:

•	develops an executive compensation philosophy and objectives and establishes principles to guide the design and select the components of executive compensation;

•
approves the amount and the form of compensation, as well as the other terms of employment, of the Company’s executive officers (as defined in the applicable SEC regulations), including the Chief Executive Officer and the other Named Executive Officers;

•	recommends to the Board approval of all executive compensation plans and programs; and

•	considers the results of the advisory vote on compensation of our named executive officers (“say on pay”) and shareholder proposals concerning executive compensation plans and programs.

The Compensation Committee consists entirely of directors who are “independent” as described in applicable NASDAQ rules and the Company’s Corporate Governance Principles.
The Compensation Committee, together with independent members of the Board, oversees the performance and reviews the compensation of the Chief Executive Officer as well as executive management development and succession planning.
The Compensation Committee meets regularly in executive session, without management present, and reports to the full Board at each regular Board meeting.
Determining Salary and Incentive Compensation Opportunities
The Compensation Committee reviews the compensation opportunities (salary and incentive compensation) for executive officers when they are hired and promoted, and on an annual basis. In determining the compensation opportunities for the Named Executive Officers relating to fiscal year 2014, the Compensation Committee used its judgment in considering various factors, including:

•	the Named Executive Officer’s responsibilities, experience, strategic importance, performance and potential;

•	competitive market or survey data;

•	advice from the Compensation Committee’s independent compensation consultant;

•	recommendations from the CEO and the Chief Human Resources Officer regarding each other Named Executive Officer;

•	feedback from the independent members of the Board regarding the CEO;

•	the Company’s performance; and

•	the Company’s compensation philosophy.
The Compensation Committee may consider other factors as it deems appropriate, such as internal pay equity and retention risk. The Compensation Committee may also consider our past payment history (including the compensation of an executive’s predecessor) and the executive’s compensation with the previous employer, including amounts forfeited in connection with a termination of their employment. Further, the Compensation Committee considers the results of recent “say-on-pay” votes.
Ultimately, it is the Compensation Committee’s evaluation of these factors that forms the basis for determining the Named Executive Officers’ salary and incentive compensation. The Compensation Committee does not set specific targets or benchmarks for overall compensation or for allocations between fixed and performance-based compensation, cash and non-cash compensation or short-term and long-term compensation, although for all Named Executive Officers the largest portion of pay is always performance-based and focused on long-term performance.
Mr. Gregoire. Mr. Gregoire’s fiscal year 2014 compensation opportunities were determined by the Compensation Committee in connection with the negotiation of Mr. Gregoire’s December 2012 employment agreement. In determining Mr. Gregoire’s compensation opportunities, the Compensation Committee considered the factors listed above, as well as the compensation of Mr. Gregoire’s predecessor.
Mr. Beckert. Mr. Beckert received an increase of approximately 9% in both salary and target annual performance cash incentive opportunity for fiscal year 2014 as part of the Compensation Committee’s annual executive compensation review process early in fiscal year 2014. Mr. Beckert’s target fiscal year 2014-2016 long-term incentive opportunity was increased from fiscal year 2013 by approximately 14% as part of the Compensation Committee’s fiscal year 2014 annual review process. The Compensation Committee considered the factors listed above, as well as Mr. Beckert’s performance since his promotion to CFO. Mr. Beckert’s target fiscal year 2012-2014 long-term incentive opportunity was determined early in fiscal year 2012, when Mr. Beckert was promoted to the position of Chief Financial Officer, based on the factors listed above.
Mr. Elster. Mr. Elster’s initial fiscal year 2014 salary and target annual performance cash incentive opportunity were determined early in fiscal year 2014 as part of the Compensation Committee’s annual executive compensation review process. Mr. Elster received an increase of approximately 8% in both base salary and target annual performance cash incentive opportunity and his target fiscal year 2014-2016 long-term incentive opportunity was increased by 30% in connection with his January 2014 promotion to lead Worldwide Sales and Services. Mr. Elster’s target fiscal year 2012-2014 long-term incentive opportunity was determined early in fiscal year 2012, when Mr. Elster was promoted to the position of Executive Vice President and Group Executive, Mainframe and Customer Success Group. In approving Mr. Elster’s compensation opportunities, the Compensation Committee considered the factors listed above.
Mr. Griffiths. Mr. Griffiths’ fiscal year 2014 salary and target annual performance cash incentive opportunity and his 2014-2016 long-term incentive opportunity were determined early in fiscal year 2014 as part of the Compensation Committee’s annual executive compensation review process. Mr. Griffiths’ target fiscal year 2012-2014 long-term incentive opportunity was determined in connection with the negotiation of his initial employment in May 2011. The Compensation Committee’s determinations were based on the factors listed above, as well as internal pay equity.
Ms. Flaherty. Ms. Flaherty’s fiscal year 2014 salary and target annual performance cash incentive opportunity and her long-term incentive opportunity were determined by the Compensation Committee in connection with the negotiation of Ms. Flaherty’s initial employment in August 2013. The Compensation Committee’s determinations were based on the factors listed above, as well her prior compensation, including the compensation forfeited with her previous employer as a result of her termination of employment.
Mr. Fischer. Mr. Fischer’s fiscal year 2014 salary and target annual performance cash incentive opportunity and his 2014-2016 long-term incentive opportunity were determined early in fiscal year 2014 as part of the Compensation Committee’s annual executive compensation review process. Mr. Fischer’s target fiscal year 2012-2014 long-term incentive opportunity was determined early in fiscal year 2012 as part of the Compensation Committee’s annual executive compensation review process. The Compensation Committee’s determinations were based on the factors listed above.
The target compensation opportunities vary by individual, although for all Named Executive Officers the largest portion of pay is variable and performance-based. Although the Compensation Committee sets the targets for the incentive compensation programs, each Named Executive Officer’s actual or realized compensation varies above or below this level based on the degree to which specific performance goals are attained under the incentive compensation plans and changes in stock value over time, consistent with the pay-for-performance nature of the incentive programs. The realized pay for the Named Executive Officers for fiscal year 2014 is indicated in the Fiscal Year 2014 Total Realized Compensation table in this Compensation Discussion and Analysis.
The Role of the Compensation Consultant
During fiscal year 2014, the Compensation Committee engaged Towers Watson as its independent executive compensation consultant. Towers Watson provided the Compensation Committee with the following services:

•	advised with respect to the design, form, components and amounts of compensation for executive officers;

•	advised and provided analysis on the appropriate composition and mix of the Company’s compensation benchmarking group;

•	reviewed the Company’s current compensation programs and opined on whether those programs were competitive and well-balanced;

•	reviewed and advised with respect to market trends, governance issues and developments and their potential effect on executive compensation programs; and

•	consulted with the Compensation Committee on appropriate performance metrics for the annual performance cash incentive and long-term incentive awards.
The scope of the services provided by Towers Watson is described in an engagement agreement. Consistent with SEC rules and NASDAQ listing standards, the Compensation Committee reviewed the independence of Towers Watson prior to the engagement and concluded that Towers Watson was independent under the applicable rules. The Compensation Committee engaged Towers Watson based on its experience, expertise and familiarity with the Company and the technology industry. A representative of Towers Watson usually attends sessions of the Compensation Committee that deal with executive compensation matters. In addition, management also works with Towers Watson at the direction of the Compensation Committee to prepare materials with respect to market data and best practices for the Compensation Committee’s consideration when making compensation decisions.
The Role of Executive Management
The Compensation Committee considers the views and insights of the CEO and the Chief Human Resources Officer in making compensation decisions for the other Named Executive Officers and other executives. The Compensation Committee believes that the input of these officers with respect to the business environment, the Company’s competitive status in various business areas, and the attributes and performance of individual executives is an essential component of the Compensation Committee’s process. No Named Executive Officer provides any recommendation regarding the determination of his or her own compensation. Any recommendation by the CEO or the Chief Human Resources Officer is based on available competitive market or survey data and their assessment of an executive’s individual contribution and performance, scope of responsibility, experience, potential, retention risk and strategic importance to the Company.
Other executives who have a role in the Compensation Committee’s process include the Company’s Chief Financial Officer, who provides insight into the Company’s key financial drivers and goals in the short- and long-term and who certifies the level of attainment of the pre-established financial performance goals for the annual and long-term incentive components of the executive compensation programs. The Compensation Committee considered the certification of results by the Chief Financial Officer in approving the level of attainment of the performance goals for the performance periods ending March 31, 2014 and the payouts based on that level of attainment.
Use of Compensation Benchmarking Data
To design and determine the amount and mix of compensation payable to the Company’s executive officers, including the Named Executive Officers, the Compensation Committee, with the assistance of Towers Watson, annually reviews a variety of data, including competitive market data for the most comparable positions at a sample of other companies that the Company considers as its “peer group.” Using a methodology recommended by Towers Watson and with their assistance, the Compensation Committee selected a competitive benchmarking group that included the following attributes:

•	companies in the industry in which the Company’s business competes (i.e., Systems and Software);

•
companies in other similar technology industries (e.g., applications software, IT services, computer storage and peripherals, etc.) in which the Company competes for executive talent and for which information about their compensation programs is available;

•
a sample of companies of these types that has median revenues that approximate the Company’s revenue, since revenue size is considered by compensation consultants to have a high correlation with the scale and complexity of a business, which often dictates compensation levels; and

•	a company sample size that is sufficiently robust to offer a reasonable measure of statistical integrity and provide continuity with peer groups used in prior years.
The Compensation Committee annually evaluates the competitive benchmarking group to confirm that it remains appropriate. The competitive benchmarking group for fiscal year 2014 selected by the Compensation Committee was the same as the group for fiscal year 2013, as follows:

Fiscal Year 2014 Compensation Benchmarking Group
Adobe Systems Incorporated	Computer Sciences Corporation	QUALCOMM Incorporated
Autodesk, Inc.	Compuware Corporation	salesforce.com, inc.
Automatic Data Processing, Inc.	EMC Corporation	Seagate Technology plc
BMC Software, Inc.*	Intuit Inc.	Symantec Corporation
Cadence Design Systems, Inc.	Juniper Networks, Inc.	Unisys Corporation
Citrix Systems, Inc.	Microsoft Corporation	VMware, Inc.
Oracle Corporation
__________
* BMC Software, Inc. ceased to be a public company after the benchmarking group was composed.
In general, the Compensation Committee does not, on a formulaic basis, set target compensation opportunity at a particular market percentile based on the peer group data. Instead, the Compensation Committee used peer group information as a reference point and guide to make what is ultimately a decision based on informed judgment that balances the factors described above. This approach provides the Compensation Committee the flexibility needed to make compensation decisions based upon all of the facts and circumstances described above. In addition, as it deems appropriate, the Committee will also consider survey data for a particular role that covers issuers beyond the peer group.
Elements of Compensation
The elements of regular compensation for the Company’s Named Executive Officers for fiscal year 2014 were base salary, annual performance cash incentive compensation, long-term incentive compensation, broad-based employee benefit programs and limited perquisites, supporting a holistic total rewards philosophy, as summarized below:

TOTAL DIRECT COMPENSATION				TOTAL INDIRECT COMPENSATION
Cash Compensation		Equity Compensation (Long-Term Incentive Awards)		All Other Compensation
Base Salary	Annual Performance Cash Incentive	Stock Options	3-Year Performance Shares	Benefits & Perquisites
	-At-Risk-	-At-Risk-	-At-Risk-
Purpose:	Purpose:	Purpose:	Purpose:	Purpose:
To provide a competitive base level of fixed compensation recognizing the executive’s contribution, experience and potential.	To recognize an executive’s contributions in achieving the current fiscal year’s goals.	To provide motivation to deliver stock price growth to stockholders and promote retention.	To provide motivation to deliver on pre-established long-term goals that align to stockholder value and promote retention.	To aid in the attraction of executives by providing a limited number of personal benefits allowing greater focus on business matters and increased productivity.
Description:	Description:	Description:	Description:	Description:
Fixed cash compensation for services rendered during the year.
A cash payment. Paid only if current fiscal year goals are achieved. Cash incentive targets are established annually by the Compensation Committee. The Compensation Committee retains complete discretion to limit any award payouts.

A time-based equity award that will have value to the grantee only if the stock price appreciates. 34% of the shares vest on the first anniversary of the stock option grant date and an additional 33% of the shares vest on each of the second and third anniversaries of the option grant date.

A performance-based equity award in recognition of achievement of pre-established performance goals over a 3-year performance period. 100% of the shares vest on the date of issuance (i.e., after the 3-year performance period goals are certified). The Compensation Committee retains complete discretion to limit any award payouts.

E.g., retirement benefits; deferred compensation arrangements; relocation-alternative housing and transportation arrangements; personal use of Company transportation; severance benefits; change in control benefits; and financial planning. Not all Named Executive Officers participate in these example perquisites.

Consistent with our pay-for-performance philosophy, a Named Executive Officer’s total direct compensation is based on the Company’s performance as well as on the performance of the individual officer. The Company does not have a pre-established policy or target for allocating between fixed and variable compensation. However, the allocation is influenced by the Compensation Committee’s assessment of the practices of companies in the competitive benchmarking group and the Company’s short-term and long-term strategic objectives. The Compensation Committee believes that executive compensation should incent the Named Executive Officers to achieve consistent and sustained Company performance targeted in order to achieve the Company’s strategic, financial and operating objectives. Accordingly, their compensation is heavily weighted towards variable compensation, including annual cash incentives and long-term equity incentives, rather than fixed compensation or base salaries.
The following charts illustrate this, by showing that the most significant portion of the Named Executive Officers’ compensation, as set forth in the fiscal year 2014 Summary Compensation Table below, is based on Company performance, with approximately 74% of the Chief Executive Officer’s total compensation and approximately 82% of the other Named Executive Officers’ total compensation being based on Company performance.

Note: The Other Named Executive Officers chart excludes the anticipated severance amount for Mr. Fischer, as set forth in the “All Other Compensation” column of the Fiscal Year 2014 Summary Compensation Table below. The chart includes Ms. Flaherty’s sign-on cash and equity grants made at the time of commencement of her employment, as set forth in the Fiscal Year 2014 Summary Compensation Table below.

Base Salaries
The Company offers its Named Executive Officers an annual base salary to compensate them for services rendered during the year. Base salaries are essential for the attraction and retention of talented executive officers. The annual base salaries for the Named Executive Officers are reviewed annually when the Compensation Committee reviews its compensation benchmark information. Base salary does not automatically or necessarily increase each year.
Fiscal Year 2014 Annual Performance Cash Incentive Awards
The annual performance cash incentive award is an opportunity for an executive to earn an amount of cash after the end of the fiscal year, based on the level of attainment of revenue, new sales growth and operating margin goals (each as defined below) approved by the Compensation Committee at the beginning of the fiscal year 2014 performance period.
For fiscal year 2014, the performance measures and weightings were as follows:

•
Revenue Growth (50% weighting): Growth in total revenue as reported in the Company’s Form 10-K for fiscal year 2014, excluding the impact of foreign currency exchange. Maximum payout opportunity: 150% of target.

•
New Sales Growth (25% weighting): Growth in total New Product and Mainframe Solutions Capacity Sales, as reported in the Company’s Form 10-K, excluding the impact of foreign currency exchange. Maximum payout opportunity: 200% of target.

•
Operating Margin (25% weighting): Operating income divided by total revenue for fiscal year 2014. Operating income is defined as income from continuing operations before interest and income taxes, as reported in the Company’s Form 10-K, plus non-GAAP operating adjustments, including, purchased software amortization, intangibles amortization, share-based compensation, software capitalization and amortization expense for internally developed software products (internally developed software product expense), expenses associated with the Board-approved rebalancing plan (Fiscal 2014 Plan), and hedging gains/losses, net, as reported in the “Reconciliation of GAAP Results to Non-GAAP Net Income” table of the Company’s fiscal year 2014 fourth quarter financial results press release. Maximum payout opportunity: 150% of target; 100% of target if threshold level of either revenue growth or new sales growth is not achieved.

The revenue growth, new sales growth and operating margin metrics exclude any: (1) results from discontinued operations as reported in the Company’s Form 10-K, which in fiscal year 2014 included the CA ERwin Data Modeling solution assets (adjusting the payout schedule to remove the effect of the discontinued operations from both target and actual financial results); (2) internally reported results from any acquisition during fiscal year 2014 that has a purchase price of $50 million or greater and that was not contemplated at the time the target performance goals were established; and (3) cumulative effect of changes in accounting rules and methods and tax laws, retained and uninsured losses from natural disaster or catastrophe and business losses resulting from extraordinary political, economic or legal changes.
For fiscal year 2014, changes were made to the annual performance cash incentive program to motivate the executives to continue to drive the Company’s strategic priorities, which include increasing near-term focus on “new sales growth” because of its potential beneficial effect on long-term revenue growth. The principal changes to the fiscal year 2014 annual performance cash incentive include:

•
50% weighting on the revenue growth performance measure and 25% weighting on the new sales growth performance measure. This combination of performance metrics was designed to motivate executive management to drive growth with new sales of products or mainframe capacity to new and existing customers, while continuing to focus on critical sales and renewals with existing customers.

•
25% weighting on operating margin performance measure. The shift from a 40% weighting in fiscal year 2013 to 25% in fiscal year 2014 is consistent with the intent to focus executives on growing revenue and new sales opportunities.

•
Capped payout for operating margin results. For fiscal year 2014, there is a cap on the payout for operating margin results if there is a failure to achieve certain threshold performance levels under the other measures. If the threshold level for either the revenue growth or new sales growth performance measure is not achieved, the operating margin performance measure does not pay above target level, even if performance on operating margin exceeds target. This cap is intended to limit the ability to receive above-target payouts solely by controlling expenses.

These changes are intended to drive focus on growth. For fiscal year 2014, the design changes had a significant impact on payouts, because the Company failed to achieve the projected threshold level for the new sales growth performance measure. As a result, payout on the operating margin measure was capped at 100% of target, even though performance on that measure exceeded target performance. The overall payout of 73.9% reflects the impact of these changes (see table below).
The Compensation Committee annually reviews the metrics and the weightings used in the incentive compensation programs. The Named Executive Officers were assigned these metrics and weightings because they closely aligned those individuals with the Company’s overall business plan for fiscal year 2014, which is consistent with focusing the team on overall business growth and profitability and holding the executive management team accountable for business decisions.
Determining Annual Performance Cash Incentive Award Payouts
After the end of fiscal year 2014, the Compensation Committee reviewed the Company’s actual performance against the financial goals. The Compensation Committee discussed these results with the Chief Executive Officer and Chief Financial Officer, including the level of difficulty in achieving the targeted performance goals for fiscal year 2014. The Compensation Committee determined that the annual performance cash incentive awards would be paid out at the actual core plan formulaic attainment level.
Since threshold performance for the new sales growth measure was not achieved, there was no payout made with regard to that measure and the payout for the operating margin measure was capped at target level payout. At the time the fiscal year 2014 performance objectives were formulated, there was a substantial degree of difficulty with respect to achieving the new sales growth goal (which had a 25% weighting) and the threshold payout level would require performance at or above the level of our results for fiscal year 2013.
The table below shows the relationship of Company performance against the performance goals to the level of attainment of the applicable performance goal, which is the formulaic basis for the payout of the annual performance cash incentive awards.

Fiscal Year 2014 Annual Performance Cash Incentive Performance Metrics (Core Plan)	Relationship of Performance to Payout							Target Award Earned
	Threshold		Target		Maximum		Actual Performance	Payout Percentage Credited	Plan Weighting of Result	Factor %
Corporate*	Perf. Goal	Payout %	Perf. Goal	Payout %	Perf. Goal	Payout %
Revenue Growth	-4.0%	25%	-0.9%	100%	2.3%	150%	-1.3%	98%	50%	48.9%
Operating Margin**	34.2%	25%	35.7%	100%	36.7%	150%	36.7%	100%	25%	25.0%
Total Payout Factor										73.9%
__________
*A reconciliation of non-GAAP financial measures in the above table to comparable GAAP financial measures is included in “Supplemental Financial Information,” below.
**Operating Margin is capped at 100% of target since threshold new sales growth measure (with 25% weighting) was not achieved.
Fiscal Year 2014 Long-Term Incentive Awards
Consistent with the Company’s fundamental pay-for-performance compensation philosophy, the Company allocates a substantial portion of its executive compensation to performance-based equity awards in the form of Common Stock so that our executives’ interests are aligned with our stockholders’ interests. For fiscal year 2014, the total target value of each Named Executive Officer’s long-term incentives or “LTIP” consisted of a combination of stock options and three-year performance shares.
Stock Options
At the beginning of fiscal year 2014, stock options were granted to the Named Executive Officers (other than Ms. Flaherty) as part of their fiscal year 2014 LTIP. Ms. Flaherty received her fiscal year 2014 stock option grant for the fiscal year 2014 LTIP prorated based on her start date of August 1, 2013. Mr. Elster also received a promotional grant of stock options on January 21, 2014. All of the stock options have an exercise price equal to the closing market price of CA stock on the grant date and vest with respect to 34% of the underlying shares on the first anniversary of the grant date and 33% of the underlying shares on each of the second and third anniversaries of the grant date.
The objective of the stock option grants and their three-year vesting schedule is to align the interests of our executives with the long-term performance of our stock price and the interests of our stockholders and to promote the retention of the executives. The stock options granted in fiscal year 2014 have a term of ten years. Additional details are provided below in the Fiscal Year 2014 Grants of Plan-Based Awards table.
Fiscal Year 2012-2014 Three-Year Performance Share Awards
Fiscal year 2012-2014 performance shares were granted in fiscal year 2012 to be settled by the issuance of unrestricted shares of Common Stock at the conclusion of the three-year performance period ended March 31, 2014, based on the Company’s performance for that three-year performance period. Messrs. Beckert, Elster, Griffiths and Fischer are the Named Executive Officers who received a grant of the fiscal year 2012-2014 three-year performance share awards. The other Named Executive Officers were ineligible for this award because they were not executive officers at the beginning of the performance period.
These three-year performance shares were granted to the executive officers because the Compensation Committee believed that these executives are principally responsible for leading the execution of the Company’s long-term strategy.
The following describes the performance metrics for the fiscal year 2012-2014 three-year performance period (and the weightings attributable to each metric), which concluded on March 31, 2014 and which were approved by the Compensation Committee at the beginning of the performance period:

•
Three-Year Revenue Growth (50% weighting): Three-year average growth in total revenue as disclosed in the Company’s Form 10-K over the three-year performance period ending March 31, 2014, excluding the impact of foreign currency exchange.

•
Three-Year Operating Margin Growth (30% weighting): Three-year average growth in operating margin calculated as operating income divided by total revenue as reported in the Company’s Form 10-K over the three-year performance period ending March 31, 2014. Operating income is defined as income from continuing operations before interest and income taxes as reported in the Company’s Form 10-K, plus non-GAAP operating adjustments, including, but not limited to, purchased software amortization, intangibles amortization, share-based compensation, and hedging (gains)/losses, net, as reported in the “Reconciliation of GAAP Results to non-GAAP Net Income” table of the Company’s fiscal year 2012 fourth quarter financial results press release.

•
Three-Year Cash Flow from Operations (“CFFO”) Growth (20% weighting): Three-year average growth in net cash provided by continuing operating activities as disclosed in the Company’s Form 10-K over the three-year performance period ending March 31, 2014, plus restructuring and other payments for those fiscal years reported in the Company’s Supplemental Financials provided at www.ca.com/invest.

The three-year revenue growth, three-year operating margin growth and three-year CFFO growth metrics exclude any: (1) results from discontinued operations as reported in the Company’s Form 10-K (adjusting the payout schedule to remove the effect of the discontinued operations from both actual and projected financial results); and (2) internally reported results from any acquisition during fiscal years 2012, 2013 and 2014 that was not contemplated at the time the target performance goals were established.

Determining Payout of Fiscal Year 2012-2014 Three-Year Performance Share Awards
At the end of fiscal year 2014, the Compensation Committee reviewed the Company’s actual performance against the performance measures established at the beginning of fiscal year 2012 for the fiscal year 2012-2014 three-year performance share awards based on the Company’s expectations at that time and determined that the minimum performance requirements for each of the performance measures had not been met. The Compensation Committee determined that there would not be any payout to the Named Executive Officers for these three-year performance share awards because threshold performance for these goals had not been achieved.

Fiscal Year 2012-2014 Three-Year Performance Shares Performance Metrics	Relationship of Performance to Payout							Target Award Earned
	Threshold		Target		Maximum		Actual Performance	Payout Percentage Credited	Plan Weighting of Result	Factor %
	Perf. Goal	Payout %	Perf. Goal	Payout %	Perf. Goal	Payout %
3-Year Revenue Growth*	4.4%	25%	8.7%	100%	14.1%	200%	0.7%	0%	50%	0.00%
3-Year Operating Margin Growth*	0.8%	25%	1.7%	100%	2.8%	200%	-2.5%	0%	30%	0.00%
3-Year CFFO Growth*	5.2%	25%	10.4%	100%	16.6%	200%	-7.2%	0%	20%	0.00%
Total Payout Factor										0.00%
__________
*A reconciliation of non-GAAP financial measures in the above table to comparable GAAP financial measures is included in “Supplemental Financial Information,” below.
Fiscal Year 2014-2016 Three-Year Performance Share Awards
At the beginning of fiscal year 2014, the Compensation Committee awarded fiscal year 2014-2016 three-year performance shares to the Named Executive Officers (other than Ms. Flaherty who did not join the Company until August 1, 2013) as part of their fiscal year 2014 LTIP. Ms. Flaherty received her performance shares for the fiscal year 2014 LTIP, prorated based on her hire date, on her start date of August 1, 2013. In connection with his promotion in January 2014 and the corresponding increase in his LTIP target, Mr. Elster also received additional performance shares on January 21, 2014 as part of his fiscal year 2014 LTIP.
The performance metrics are weighted 50% on average three-year revenue growth, 30% on average three-year operating margin goals and 20% on average three-year cash flow from operations growth, over the performance period consisting of fiscal years 2014, 2015 and 2016. The fiscal year 2014-2016 three-year performance shares comprise 66% of the targeted total value of each Named Executive Officer’s LTIP for fiscal year 2014. The three-year performance share awards are to be settled in the form of shares of Common Stock, which will be issued only after the Compensation Committee certifies the level of attainment of the applicable performance goals. The objective of the three-year performance share awards is to align the interests of the executives with the long-term performance of the Company’s stock price and the interests of our stockholders, and to promote retention of the Named Executive Officers. The fiscal year 2014-2016 three-year performance shares were granted to Named Executive Officers because the Compensation Committee believes that these executives are principally responsible for leading the execution of the Company’s long-term strategy.
The number of shares of Common Stock underlying fiscal year 2014-2016 three-year performance shares that the Named Executive Officers may earn is reflected in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the Fiscal Year 2014 Grants of Plan-Based Awards table, below. Because the three-year performance period ends with fiscal year 2016, the results for that performance period are not yet available and no payout will occur until after fiscal year 2016. The financial objectives for the fiscal year 2014-2016 three-year performance period reflected our internal, confidential business plan at the time the awards were established. At the time the fiscal year 2014-2016 three-year performance objectives were formulated, there was a substantial degree of difficulty with respect to achieving those objectives.
Changes to Long-Term Incentive Plan Design for Fiscal Year 2015
As discussed, the Compensation Committee reviews the Company’s executive compensation plan design each year to ensure alignment with our compensation philosophy, market practice and financial, strategic and operational goals. The Compensation Committee believes that the compensation plan that covers its named executive officers should satisfy these objectives as well as serve as an attractive program to recruit and retain talent. For fiscal year 2015, the Committee added a third component of time-based restricted shares to the LTIP in order to promote retention and continuity. As the restricted shares vest in approximately equal installments over a three-year period subject to continued employment, the restricted shares provide the executives with strong incentives to remain employed by the Company, while providing additional rewards for growth in our stock price. Most of executives’ total direct compensation and most of their long-term incentive compensation continues to be tied to objective financial measures over an annual or three-year period. For fiscal year 2015, the executives’ long-term performance target will be granted as follows: 20% in stock options, 20% in restricted shares and 60% in three-year performance shares (which will pay out at the end of the three-year performance period based on actual performance against the pre-established goals). The Compensation Committee believes that this mix of stock options, restricted shares and performance shares aligns our executives with the long-term growth of our business and with our stockholders.
Other Important Compensation Matters
Compensation Committee Discretion to Reduce Performance-Based Award Payouts
The Compensation Committee retains discretion to reduce the amount of any incentive compensation payout (including annual performance cash incentive and performance share awards) for any reason, including the results of the Compensation Committee’s review of the basis on which the performance goals were achieved. This review includes an examination of, among other things, the quality and long-term strategic alignment of the performance underlying the attainment of the performance goals, as well as the long-term risks associated with the manner in which the performance goals were attained. In addition, given the investments made by the Company in acquisitions, the Compensation Committee also evaluates and considers the performance of any acquisition during the fiscal year relative to the targets provided at the time such acquisition was approved.
Executive compensation payouts are also tied to the ethical standards of the Company. A failure to complete annual ethics training results in a mandatory 10% reduction of an executive’s target performance incentive. Moreover, in determining whether to exercise additional discretion to reduce payouts on the basis of issues relating to ethical standards, the Compensation Committee considers each executive’s contribution to the establishment and maintenance of high ethical and compliance standards throughout his or her organization and, in general, throughout the Company. Management also notifies the Compensation Committee of any incidents or reports of unethical behavior or other misconduct. No reductions were made to any Named Executive Officer’s annual performance cash incentive for ethical or other reasons with respect to payouts made for fiscal year 2014.
Policy on Adjustments or Recovery of Compensation
The Compensation Committee maintains a compensation recovery (“clawback”) policy that is applicable in the event of a substantial restatement of our financial statements that is a direct result of the intentional misconduct or fraud of an executive officer or other senior executive. Under this policy, the Compensation Committee can, in its discretion, direct that we recover all or a portion of any award (which includes any cash or equity-based award or incentive compensation award) made to any executive officer or other senior executive who engaged in that intentional misconduct and/or fraud for any fiscal year that is negatively affected by the restatement. The amount the Compensation Committee can seek to recover is the amount by which the affected award exceeds the amounts that would have been payable to that executive had the financial statements been initially filed as restated, or any greater or lesser amount (but not greater than the entire affected awards in the given period). The Compensation Committee will determine how we may recover this compensation, including by seeking repayment, reduction of any potential future payments and/or an adjustment of what otherwise might have been a future increase in compensation or a compensatory grant.
In addition, clawback provisions were incorporated in certain agreements evidencing grants of restricted stock awards, restricted stock units and stock option awards entered into in fiscal year 2014, including for those awards made to the Named Executive Officers under the fiscal year 2014 LTIP. These provisions generally permit the Company to recover shares or gains from restricted stock and stock options granted to an employee who violates the Company’s non-competition and non-solicitation provisions. The Compensation Committee believes that these provisions are important to the Company and its stockholders because they provide a means by which to recover compensation that was paid to an employee who subsequently breached restrictive covenant provisions intended to protect the Company and its assets.
Tax Deductibility of Performance-Based Compensation
Section 162(m) of the U.S. Internal Revenue Code limits the annual deductibility of compensation in excess of $1 million paid to the Chief Executive Officer and to the other three highest-paid executive officers (other than the Chief Financial Officer) unless this compensation qualifies as “performance-based.” For purposes of Section 162(m), compensation derived from the exercise of stock options generally qualifies as performance-based. In addition, we generally intend that incentive compensation paid in cash or in the form of restricted stock, restricted stock units or performance shares should qualify as performance-based. We believe that, for fiscal year 2014, incentive compensation paid to the Named Executive Officers in cash and equity under the LTIP qualified as performance-based. However, the Compensation Committee retains discretion to approve annual, long-term or other compensation arrangements in a manner that does not permit the compensation to qualify for tax deductibility under Section 162(m).
In fiscal year 2011, the Compensation Committee redesigned the operation of the Company’s annual performance cash incentive and long-term incentive plan to give additional flexibility in the payout of awards while also satisfying the requirements of Section 162(m) of the Internal Revenue Code regarding the deductibility of performance-based compensation. The same approach was followed for fiscal year 2014 compensation. Under this design, at the beginning of the performance period for an award, the Compensation Committee:

•	establishes the performance metrics and objective performance goals relating to each award;

•	establishes a “maximum plan” funding level that reflects the maximum amounts of cash or stock that may be payable upon achievement of those performance goals;

•	retains discretion to pay out the awards at a level below the maximum plan funding level; and

•	establishes a “core plan” funding level that reflects the expected payout of the awards upon achievement of those performance goals, which payout is lower than the maximum plan funding level.
After completion of the performance period and certification of the extent to which the performance goals were achieved, the awards are determined under the maximum plan funding level based on the certified extent of achievement. The Compensation Committee then considers other factors relating to the manner in which the performance goals were attained, including the effect of events that were unforeseeable when the performance goals were established, and the Compensation Committee may exercise its discretion to pay out the awards at a lower level than the maximum plan. After the

Compensation Committee’s evaluation of these matters for the performance relating to the fiscal year 2014 annual performance cash incentive, the Compensation Committee exercised its discretion to pay out the awards at the core plan funding level.
Executive Stock Ownership Requirements
The objective of our Executive Stock Ownership Requirements is to align senior executives’ interests with those of stockholders and encourage growth in stockholder value. Our Executive Stock Ownership Requirements are applicable to a group of executives that includes the Named Executive Officers.
Under the Executive Stock Ownership Requirements, the amount of Common Stock each executive is required to own, which is stated as a multiple of the executive’s base salary, reflects each executive’s role and level of responsibility at the Company.
The multiples applicable to the Named Executive Officers are as follows: (i) Chief Executive Officer - five times, (ii) Chief Financial Officer - three times and (iii) other Named Executive Officers - two times. A Named Executive Officer who is in compliance with the applicable stock ownership requirement may dispose of shares of Company Common Stock only so long as such Named Executive Officer’s remaining ownership of Company Common Stock equals or exceeds the applicable stock ownership requirement. If a Named Executive Officer is not in compliance with the applicable stock ownership requirement, the Named Executive Officer must maintain a minimum retention ratio of 75% of the after tax value of any Company Common Stock that the Named Executive Officer receives upon vesting of any Company incentive award. Additionally, the Compensation Committee may, among other things, elect to reduce future equity awards or require cash incentives to be paid in shares of Company Common Stock for executives who do not meet the minimum stock ownership requirement. In addition to the executive stock ownership requirements, as part of our insider trading policy, our employees are prohibited from purchasing or selling short-term or speculative securities that are based on Company securities, including puts or calls and other exchange-traded options, swaps, collars and other derivative securities. Pledging of any Company stock by the Named Executive Officers requires the approval of the Chief Executive Officer and the Compensation Committee. “Short-sales” of Company securities are also prohibited.
Equity Grant Timing Policy
The Compensation Committee and executive management monitor the Company’s stock option and equity grant policies to ensure that those policies comply with applicable regulations and are consistent with good corporate practice. Grants to executive officers are customarily approved by the Compensation Committee at a regularly scheduled meeting. The Compensation Committee may approve grants to executive officers at a special meeting or by unanimous written consent under special circumstances, such as those involving new hires, promotions or retention issues. Generally, the Compensation Committee will approve stock option or other equity awards granted to executive officers as part of the long-term incentive program at the beginning of each fiscal year on or after the trading blackout period ends following the public announcement of the Company’s financial results for the fiscal year just ended. The Compensation Committee has delegated authority to the Chief Executive Officer to make limited equity grants to non-executive officers at any time of the year, including for new hires, promotions or retention grants. Effective beginning in fiscal year 2014, equity awards that are approved by the Chief Executive Officer are granted on pre-established grant dates each month. The grants approved by the Chief Executive Officer are reviewed with the Compensation Committee on a quarterly basis.
Effect of Termination of Employment on Performance-Based Compensation
If an executive’s employment terminates prior to the end of the applicable performance period, the executive generally ceases to be eligible for any portion of the executive’s performance-based award, except as described below. Certain executive contracts may provide for the executive whose employment terminates prior to payout to be paid a prorated portion of his or her annual performance cash incentive bonus after the end of the performance period, based on the actual attainment of applicable performance goals. In addition, consistent with the terms of our long-term incentive awards, unless otherwise provided in an executive’s employment contract, an executive forfeits any unvested stock options upon termination of employment. If employment is terminated due to disability or by the Company without “cause,” an executive may be eligible for a prorated portion of the three-year performance shares after the three-year performance period based on the Company’s actual performance. In the event of the executive’s death, the executive’s estate would receive a prorated portion of the target award only with respect to three-year performance share awards (based on the portion of the period completed through the date of death). All termination terms are also subject to the Compensation Committee’s discretion. For further information please see “Compensation and Other Information Concerning Executive Officers — Other Compensation Arrangements Provided to Our Named Executive Officers,” below.
Employment and Separation Arrangements
Detailed descriptions of any employment or separation arrangements with the Named Executive Officers are provided below under “Compensation and Other Information Concerning Executive Officers — Other Compensation Arrangements Provided to Our Named Executive Officers — Employment and Separation Arrangements.” In each of the cases where there is an employment agreement, the use of an employment agreement was deemed to be necessary to recruit or retain the executive.
The Company entered into an employment arrangement with Ms. Flaherty in fiscal year 2014. The Compensation Committee determined that it would be advisable to enter into an employment arrangement in order to recruit Ms. Flaherty and to help assure that she remains focused on maximizing Company performance and stockholder value.
The Company does not have an employment agreement with Mr. Elster. However, at the time he was promoted to Executive Vice President and Group Executive, Worldwide Sales and Services in fiscal year 2014, the Company agreed to provide him the right to a specified severance payment in the event his employment is terminated by the Company without “cause” or he resigns for “good reason” on or before January 21, 2018.
In connection with the cessation of his role as the head of Worldwide Sales and Services and termination of his employment, Mr. Fischer will receive cash payments in exchange for executing a release of claims against the Company and as consideration for his agreement not to act in a sales- or strategy-related executive or other senior position with specified entities through March 31, 2015.
The Compensation Committee intends to enter into employment agreements with executive officers only where the Compensation Committee deems it necessary to recruit or retain the executive or where customary or required under local rules. In early fiscal year 2015, the Compensation Committee adopted a standardized executive severance policy for the CEO and for the senior executives who report to the CEO. The policy provides for severance in the event of a termination without cause or a resignation for good reason. Additional details about this policy are provided below.
Deferred Compensation Arrangements
The Company maintains a non-qualified Executive Deferred Compensation Plan, under which our executive officers, including the Named Executive Officers, may be eligible to defer a portion of their annual performance cash incentive award. The Company does not provide any defined benefit pension or supplemental pension plan to the Named Executive Officers.
Change in Control Severance Policy
As described below under “Compensation and Other Information Concerning Executive Officers — Other Compensation Arrangements Provided to Our Named Executive Officers — Change in Control Severance Policy,” the Change in Control Severance Policy is intended to maintain continuity of executive management in the event of a change in control. The Compensation Committee has broad latitude to amend this policy and to add or remove executives as participants under the policy, as it deems appropriate. The policy generally provides for certain payments and benefits upon a “double trigger” event (i.e., termination without “cause” or for “good reason” following a change in control). In fiscal year 2011, the Compensation Committee determined that it will not enter into any new or materially amended agreements with executive officers providing for excise tax gross-up provisions with respect to payments contingent upon a change in control.

COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

Fiscal Year 2014 Summary Compensation Table
The following table includes information concerning compensation paid to or earned by our Named Executive Officers for the fiscal year ended March 31, 2014.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Michael P. Gregoire(5) Chief Executive Officer	2014	1,000,000	—	3,228,921	1,865,899	1,108,500	1,140,902	8,344,222
	2013	234,849	500,000	1,826,459	2,900,588	—	342,151	5,804,047
Richard J. Beckert(6) EVP & Chief Financial Officer	2014	587,500	—	1,408,981	814,209	443,400	99,226	3,353,316
	2013	537,500	—	1,222,341	590,629	374,000	99,078	2,823,548
	2012	487,500	—	697,109	146,524	542,920	92,853	1,966,906
Adam Elster(7) EVP & Group Executive, Worldwide Sales & Services	2014	659,896	—	1,245,136	723,804	487,436	46,981	3,163,253
	2013	637,500	—	1,164,131	562,503	442,000	26,078	2,832,212
Peter JL Griffiths(8) EVP & Group Executive, Enterprise Solutions & Technology Group	2014	633,500	—	1,408,981	814,209	468,157	42,612	3,367,459
	2013	688,030	—	1,396,971	675,000	467,860	72,100	3,299,961
	2012	593,823	250,325	2,878,753	1,036,434	667,052	95,215	5,521,602
Lauren P. Flaherty(9) EVP & Chief Marketing Officer	2014	400,000	250,000	2,319,459	2,644,077	295,195	105,180	6,013,911

George J. Fischer(10) Former EVP & Group Executive, Worldwide Sales & Services	2014	700,000	—	1,408,981	814,209	517,300	746,788	4,187,278
	2013	700,000	—	1,396,971	675,000	476,000	56,228	3,304,199
	2012	700,000	—	1,876,405	394,416	823,200	63,636	3,857,657
__________

(1)
This column shows the aggregate grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation,” for all restricted stock, restricted stock units and performance shares granted in fiscal years 2014, 2013 and 2012. These award fair values have been determined based on the assumptions set forth in the “Stock Plans” footnote in the Notes to the Consolidated Financial Statements in each of our fiscal year 2014, 2013 and 2012 Annual Report on Form 10-K (“Form 10-K”). Additional information about the awards reflected in this column is set forth in the notes to the Fiscal Year 2014 Grants of Plan-Based Awards table and the Outstanding Equity Awards at 2014 Fiscal Year-End table, below.

(2)
This column shows the aggregate grant date fair value in accordance with FASB ASC Topic 718 for all stock option awards granted in fiscal years 2014, 2013 and 2012. These award fair values have been determined based on the assumptions set forth in the “Stock Plans” footnote in the Notes to the Consolidated Financial Statements in each of our fiscal year 2014, 2013, and 2012 Form 10-K.

(3)
The amounts in this column for fiscal year 2014 represent the annual performance cash incentives described under “Compensation Discussion and Analysis — Elements of Compensation — Fiscal Year 2014 Annual Performance Cash Incentive Awards — Determining Annual Performance Cash Incentive Award Payouts,” above. These amounts were paid early in fiscal years 2015, 2014 and 2013 for performance in fiscal years 2014, 2013 and 2012, respectively. These amounts had been accrued for financial reporting purposes in fiscal years 2014, 2013 and 2012, respectively.

(4)
The “All Other Compensation” column includes for fiscal year 2014 the perquisites and other personal benefits detailed below, as well as contributions we made under our tax-qualified 401(k) plan and related nonqualified supplemental retirement plans. We also purchase tickets to certain sports and entertainment events. The tickets are used for business development and partnership building. If, however, the tickets are not used for business and may otherwise go unused, Company employees, including Named Executive Officers, may have access to the tickets. Because these tickets have already been purchased by the Company, we believe that there is no incremental cost associated with the use of the tickets.

	Gregoire ($)	Beckert ($)	Elster ($)	Griffiths ($)	Flaherty ($)	Fischer ($)
Company automobile use(a)	14,265	—	—	—	—	—
Company aircraft use(b)	295,614	—	—	—	—	—
Relocation benefits(c)	790,783	—	—	—	97,130	—
Relocation-alternative Company accommodations(d)	—	54,000	—	—	—	—
Financial planning(e)	17,157	17,042	18,000	12,272	8,050	18,072
Employer contributions to tax-qualified and nonqualified retirement plans(f)	1,083	23,184	23,981	25,340	—	23,716
Matching charitable contributions(g)	22,000	5,000	5,000	5,000	—	5,000
__________

(a)
In order to help maintain the confidentiality of business matters and to increase productivity when traveling, Mr. Gregoire was provided personal automobile transportation. The amount reported is the incremental cost to the Company for Mr. Gregoire’s commutation and other non-business use of that transportation.

(b)
The Company’s Aircraft Use Policy permits the Named Executive Officers to use the corporate aircraft for personal travel. Reasonable personal use of corporate aircraft is permitted to reduce these executives’ travel time and to allow them to devote more time to work duties and to help maintain the confidentiality of business matters. There are no tax gross-up payments provided to the Named Executive Officers in connection with their personal use of the corporate aircraft. For Mr. Gregoire, his employment agreement required his relocation from California to the New York, NY metropolitan area prior to December 31, 2013. Prior to relocating his family in August 2013, Mr. Gregoire also used the corporate aircraft for commutation between California and New York. For fiscal year 2014, we determined, based on the incremental cost to us, that the value of his personal use was $273,176, plus additional charges for family members of $22,438. The incremental cost is based on the “direct operating cost” calculated based on a number of variables, including fuel, fuel additives, maintenance, labor, parts and landing and parking fees. Although we believe there is no incremental cost for use by family members who travel with an executive, for purposes of this table, we assume and reflect charges for commercial airfare for family members. This incremental cost valuation of aircraft use is different from the standard industry fare level valuation used to impute income to the executives for tax purposes.

(c)
Mr. Gregoire’s employment agreement provides that, in connection with his relocation from California to the New York, NY metropolitan area, he is eligible for benefits in accordance with the Company’s relocation policy for senior executives or as otherwise determined by the Compensation Committee. The relocation policy for senior executives covers expenses such as moving expenses, transportation expenses, home sale and purchase assistance and tax reimbursement on certain of those payments, which is consistent with the policy available to all U.S. employees who participate in the Company’s relocation program. The table reflects the amounts incurred from April 1, 2013 through March 31, 2014 for Mr. Gregoire’s relocation benefits under his employment agreement and the relocation policy, including for reimbursement for tax on certain of those benefits of approximately $201,228. Mr. Gregoire’s employment agreement required that he relocate by December 31, 2013 and, until then, he was entitled to receive a stipend to assist with his temporary housing in the New York, NY metropolitan area. The stipend amount of $60,000 paid to Mr. Gregoire is reflected in the table. In order to help cover some of Mr. Gregoire’s expenses that were not otherwise covered by the Company’s relocation policy, the Company paid Mr. Gregoire $290,000. Ms. Flaherty also relocated from California to New York during fiscal year 2014 and was eligible for benefits in accordance with the Company’s relocation policy for senior executives. The table reflects amounts paid through March 31, 2014 for Ms. Flaherty’s relocation benefits, including for reimbursement for tax on certain of those benefits of approximately $31,979. These relocation-related benefits for Mr. Gregoire and Ms. Flaherty will not recur after fiscal year 2014.

(d)	The table shows the amount we paid to Mr. Beckert pursuant to a corporate housing policy that provides certain executives with a corporate housing allowance in lieu of relocation of the executive.

(e)
The table shows the amounts we pay for the cost of financial planning services provided by a third party to certain of our executives to assist them in managing complex investment, tax, legal and estate planning matters so that the executives remain focused on our business priorities rather than personal financial concerns.

(f)
The amounts include our matching contributions under our tax-qualified 401(k) plan and related nonqualified supplemental retirement plans. The amounts also include our annual discretionary contribution under the tax-qualified 401(k) plan, which was made in fiscal year 2015, but relates to fiscal year 2014. We offer a tax-qualified 401(k) plan and related non-qualified supplemental retirement plans for our executives that provide a competitive long-term retirement savings opportunity on a tax-efficient basis.

(g)
Under our charitable gift matching program, we offer to match up to $5,000 per fiscal year of charitable contributions for any full-time U.S. employee and $25,000 per fiscal year for any director. The table shows the amounts of the Company’s matching contributions made or accrued for in fiscal year 2014 with respect to charitable contributions made by the Named Executive Officers for fiscal year 2014.

(5)	Information for Mr. Gregoire is shown only for fiscal years 2014 and 2013 because he was not a Named Executive Officer prior to fiscal year 2013. Mr. Gregoire became CEO on January 7, 2013.

(6)
Mr. Beckert’s annual base salary increased, effective July 2013, from $550,000 to $600,000. The amount in the Summary Compensation Table reflects the amount actually paid to Mr. Beckert for the fiscal year.

(7)
Information for Mr. Elster is shown only for fiscal years 2014 and 2013 because he was not a Named Executive Officer prior to fiscal year 2013. Mr. Elster’s annual base salary increased, effective January 2014, from $650,000 to $700,000 in connection with his promotion from Executive Vice President and Group Executive, Mainframe and Customer Success Group to Executive Vice President and Group Executive, Worldwide Sales and Services.

(8)
Mr. Griffiths’ fiscal year 2014 base salary and annual performance cash incentive were paid in Canadian dollars and the amounts shown in the Summary Compensation Table for these items have been converted into U.S. dollars, using the March 31, 2014 Bloomberg 5PM NY composite rate of Can$1 to US$0.905. Similarly, the numbers shown in the All Other Compensation column for reimbursements for financial planning and employer contributions to tax-qualified and nonqualified retirement plans were paid in Canadian dollars and the amounts shown for these items have been similarly converted into U.S. dollars. On May 12, 2014, Mr. Griffiths ceased to be Executive Vice President and Group Executive, Enterprise Solutions and Technology Group.

(9)
Information for Ms. Flaherty is shown only for the portion of fiscal year 2014 after she joined the Company on August 1, 2013. The amount shown in the “Bonus” column is the cash sign-on bonus paid to Ms. Flaherty in fiscal year 2014. The amounts in the “Stock Awards” and “Option Awards” columns include the grant date fair values of her sign-on restricted stock unit and stock option awards, as described in more detail in the Fiscal Year 2014 Grants of Plan-Based Awards table, below.

(10)
On January 21, 2014, Mr. Fischer ceased to serve as the Executive Vice President and Group Executive, Worldwide Sales and Services. He remains employed in a non-executive officer capacity until June 30, 2014 in order to ensure an orderly transition from his prior role. The Company agreed to pay Mr. Fischer $500,000 on or about July 1, 2014 in consideration for a general release of claims and $200,000 on or about July 15, 2014 as consideration for a limited noncompetition covenant. Even though the amounts will be paid in fiscal year 2015, they are reflected in the All Other Compensation column of this table. See “Other Compensation Arrangements Provided to our Named Executive Officers — Employment and Separation Arrangements.”

Fiscal Year 2014 Grants of Plan-Based Awards
The following table provides additional information about stock and option awards, equity incentive plan awards and non-equity incentive plan awards granted to the Named Executive Officers during the fiscal year ended March 31, 2014. The compensation plans under which the grants in the following table were made are described in the “Compensation Discussion and Analysis” section above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)
M.P. Gregoire	5/13/2013(2)				33,636	134,544	269,088				3,228,921
	5/13/2013(3)								381,208	26.98	1,865,899
	5/13/2013(4)	375,000	1,500,000	2,437,500
R.J. Beckert	5/13/2013(2)				14,678	58,710	117,420				1,408,981
	5/13/2013(3)								166,345	26.98	814,209
	5/13/2013(4)	150,000	600,000	975,000
A. Elster	5/13/2013(2)				12,231	48,925	97,850				1,174,151
	1/21/2014(5)				554	2,216	4,432				70,985
	5/13/2013(3)								138,621	26.98	678,508
	1/21/2014(5)								6,280	34.26	45,296
	5/13/2013(4)	164,897	659,589	1,071,832
P. JL Griffiths	5/13/2013(2)				14,678	58,710	117,420				1,408,981
	5/13/2013(3)								166,345	26.98	814,209
	5/13/2013(4)	158,375	633,500	1,029,438
L.P. Flaherty	8/1/2013(6)				6,565	26,258	52,516				719,469
	8/1/2013(6)							56,838			1,599,990
	8/1/2013(6)								442,983	30.12	2,644,077
	8/1/2013(6)	99,863	399,452	649,110
G.J. Fischer	5/13/2013(2)				14,678	58,710	117,420				1,408,981
	5/13/2013(3)								166,345	26.98	814,209
	5/13/2013(4)	175,000	700,000	1,137,500
__________

(1)
The amounts shown represent shares of our Common Stock in respect of three-year performance share awards granted in fiscal year 2014. The threshold level is set at 25% and the maximum level is set at 200%.

(2)
The amounts in this row represent the fiscal year 2014-2016 three-year performance share award threshold, target and maximum payouts approved under the fiscal year 2014 long-term incentive plan by the Compensation Committee on May 13, 2013, as described above in “Compensation Discussion and Analysis,” and the amounts reported in the last column represent the fair value as of the date the targets were set, computed in accordance with FASB ASC Topic 718 based on probable outcome, assuming target. See “Stock Plans,” in the Notes to the Consolidated Financial Statements in our fiscal year 2014 Form 10-K for an explanation of the methodology and assumptions used in the FASB ASC Topic 718 valuations.

(3)
The amounts in this row represent the number, exercise price and grant date fair value of stock options awarded on May 13, 2013, which vest 34%, 33% and 33% on May 13, 2014, 2015 and 2016, respectively.

(4)
The amounts in this row represent the threshold, target and maximum payouts under the annual performance cash incentive for fiscal year 2014. Payout of the annual performance cash incentive was made early in fiscal year 2015 and is reflected in the “Non-Equity Incentive Plan Compensation” column of the Fiscal Year 2014 Summary Compensation Table above, and is discussed in “Compensation Discussion and Analysis,” above. Mr. Griffiths’ annual cash incentive is paid in Canadian dollars and the amounts shown in this table have been converted into U.S. dollars, using the March 31, 2014 Bloomberg 5PM NY composite rate of Can$1 to US$0.905.

(5)
The amounts in this row represent the number, exercise price (in the case of options) and grant date fair value of the promotional awards granted to Mr. Elster at the commencement of his new role. Mr. Elster was granted an increase in his LTIP target of 2,216 shares on January 21, 2014, as well as granted options to purchase 6,280 shares of our Common Stock.

(6)
The amounts in this row represent the number, exercise price (in the case of options) and the grant date fair values of the equity awards granted to Ms. Flaherty at the commencement of her employment. Ms. Flaherty was granted options to purchase 442,983 shares of our Common Stock (368,584 shares attributable to her sign-on stock option grant and 74,399 shares attributable to her fiscal year 2014 LTIP stock option grant) and 56,838 restricted stock units (as her sign-on grant) on August 1, 2013, which in each case, vest 34%, 33% and 33% on August 1, 2014, 2015 and 2016, respectively. Additionally, Ms. Flaherty was issued a 2014-2016 three-year performance share award in which the target was set at 26,258 shares and an annual cash incentive target of $399,452, reflecting a prorated target for the number of days she was employed during the fiscal year.

Outstanding Equity Awards at 2014 Fiscal Year-End
The following table sets forth certain information with respect to outstanding equity awards at March 31, 2014 with respect to the Named Executive Officers.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested(6) ($)
M.P. Gregoire	1/07/2013	134,093(1)	260,296(1)	22.82	1/07/2023
	2/21/2013	98,994(2)	192,163(2)	24.41	1/07/2023
	5/13/2013	–	381,208(1)	26.98	5/13/2023
	1/07/2013					57,843	1,791,976
	5/13/2013							127,817(8)	3,959,771
Total						57,843	1,791,976	127,817	3,959,771
R.J. Beckert	9/21/2006	4,864(1)	–	23.27	9/21/2016
	6/14/2011	16,456(1)	8,105(1)	21.78	6/14/2018
	5/22/2012	28,854(1)	56,010(1)	25.24	5/22/2019
	2/21/2013	18,042(3)	35,020(3)	24.41	5/22/2019
	5/13/2013	–	166,345(1)	26.98	5/13/2023
	5/22/2012							13,728(7)	425,293
	5/13/2013							55,775(8)	1,727,910
Total						–	–	69,503	2,153,203
A. Elster	8/17/2011	–	1,738(1)	19.93	8/17/2018
	5/22/2012	–	53,343(1)	25.24	5/22/2019
	2/21/2013	–	33,353(3)	24.41	5/22/2019
	5/13/2013	–	138,621(1)	26.98	5/13/2023
	1/21/2014	–	6,280(1)	34.26	1/21/2024
	5/22/2012							13,074(7)	405,033
	5/13/2013							46,479(8)	1,439,919
	1/21/2014							2,105(8)	65,213
Total						–	–	61,658	1,910,165
P. JL Griffiths	5/26/2011	–	24,750(1)	22.81	5/26/2018
	6/14/2011	–	31,516(1)	21.78	6/14/2018
	5/22/2012	–	64,011(1)	25.24	5/22/2019
	2/21/2013	–	40,023(3)	24.41	5/22/2019
	5/13/2013	–	166,345(1)	26.98	5/13/2023
	5/26/2011					23,100	715,638
	5/22/2012							15,689(7)	486,045
	5/13/2013							55,775(8)	1,727,910
Total						23,100	715,638	71,464	2,213,955
L.P. Flaherty	8/01/2013	–	442,983(1)	30.12	8/1/2023
	8/01/2013					56,838	1,760,841
	8/01/2013							24,945(8)	772,796
Total						56,838	1,760,841	24,945	772,796
G.J. Fischer(9)	6/14/2011	–	21,817(1)	21.78	6/14/2018
	5/22/2012	–	64,011(1)	25.24	5/22/2019
	2/21/2013	–	40,023(3)	24.41	5/22/2019
	5/13/2013	–	166,345(1)	26.98	5/13/2023
	5/22/2012							15,689(7)	486,045
	5/13/2013							55,775(8)	1,727,910
Total						–	–	71,464	2,213,955

____________

(1)	Award vests 34%, 33% and 33% on each anniversary of the grant date.

(2)	Award granted on February 21, 2013 will vest 34%, 33%, and 33% on January 7, 2014, 2015, and 2016, respectively.

(3)	Award granted on February 21, 2013 will vest 34%, 33%, and 33% on May 22, 2013, 2014, and 2015, respectively.

(4)
Mr. Gregoire’s 57,843 restricted stock units represent the unvested portion of an award of 87,642 restricted stock units granted on January 7, 2013, which vests 34%, 33% and 33% on each anniversary of the grant date. Mr. Griffiths’ 23,100 restricted stock units represent the unvested portion of an award of 70,000 restricted stock units granted on May 26, 2011, which vests 34%, 33% and 33% on each anniversary of the grant date. Ms. Flaherty’s 56,838 restricted stock units represent the unvested portion of an award granted on August 1, 2013, which vests 34%, 33% and 33% on each anniversary of the grant date.

(5)	Represents the market value, based on the closing price of the Common Stock on March 31, 2014 ($30.98), for shares held as of March 31, 2014.

(6)
Represents the market value, based on the closing price of the Common Stock on March 31, 2014 ($30.98), for shares projected to be issuable, in settlement of performance shares for those performance cycles that have not concluded as of March 31, 2014.

(7)
Represents the number of shares that may be issued under the fiscal year 2013-2015 three-year performance share component of the fiscal year 2013 long-term incentive plan if performance shares are earned at the threshold level (no expense was recognized at the end of fiscal year 2014 as the projected earnings level was zero). No shares have been issued under this award to date and the number of shares earned, if any, will depend on performance and the Compensation Committee’s discretion. Any shares earned will immediately vest on issuance early in fiscal year 2016.

(8)
Represents the number of shares that may be issued under the fiscal year 2014-2016 three-year performance share component of the fiscal year 2014 long-term incentive plan if performance shares are earned at the projected earnings level as of the fiscal year end 2014 of 95%. No shares have been issued under this award to date and the number of shares earned, if any, will depend on performance and the Compensation Committee’s discretion. Any shares earned will immediately vest on issuance early in fiscal year 2017.

(9)
Upon Mr. Fischer’s termination of employment, any unvested options will be immediately forfeited, and any options that vest prior to the termination date will be exercisable only for 90 days after the termination date, and any unexercised options will then be immediately forfeited. In addition, any LTIP shares deliverable to Mr. Fischer will be prorated based upon the portion of the applicable performance periods that have been completed through the termination date.

Fiscal Year 2014 Option Exercises and Stock Vested
The following table presents information about each stock option exercise and vesting of stock during the fiscal year ended March 31, 2014 for each of the Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting ($)
M.P. Gregoire	–	–	29,799	996,777
R.J. Beckert	–	–	–	–
A. Elster	55,192	320,460	–	–
P. JL Griffiths	167,834	1,614,362	23,100	632,940
L.P. Flaherty	–	–	–	–
G.J. Fischer	255,172	1,885,919	–	–
__________

(1)	These amounts represent restricted stock awards that vested in fiscal year 2014.

Fiscal Year 2014 Non-Qualified Deferred Compensation
The following table summarizes the Named Executive Officers’ compensation under our Executive Deferred Compensation Plan, including our 401(k) Supplemental Plans and the executive deferred compensation arrangements. See “Other Compensation Arrangements Provided to Our Named Executive Officers — Deferred Compensation Arrangements” and “— 401(k) Supplemental Plans,” below.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings / Losses in Last Fiscal Year(2) ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
M.P. Gregoire	–	–	–	–	–
R.J. Beckert
Executive Deferred Compensation Plan	–	–	–	–	–
CA, Inc. Restoration Plan	–	7,375	18	–	32,488
CA, Inc. Excess Benefit Plan	–	10,200	28	–	46,413
A. Elster
Executive Deferred Compensation Plan	–	–	–	–	–
CA, Inc. Restoration Plan	–	7,375	21	–	38,263
CA, Inc. Excess Benefit Plan	–	–	–	–	–
P. JL Griffiths
Executive Deferred Compensation Plan	–	–	–	–	–
CA, Inc. Restoration Plan	–	–	–	–	–
CA, Inc. Excess Benefit Plan	–	14,059	24	–	3,823
L.P. Flaherty	–	–	–	–	–
G.J. Fischer
Executive Deferred Compensation Plan	–	–	11,699	–	230,004
CA, Inc. Restoration Plan	–	7,375	40	–	70,908
CA, Inc. Excess Benefit Plan	–	10,200	34	–	60,604
__________

(1)
As reflected and described above in footnote (4) to the Fiscal Year 2014 Summary Compensation Table, we made a discretionary contribution in fiscal year 2015 to our 401(k) Supplemental Plans in respect of fiscal year 2014 performance and, therefore, that contribution is reflected in the table above. For additional information, please see “Other Compensation Arrangements Provided to Our Named Executive Officers — 401(k) Supplemental Plans,” below.

(2)
Represents earnings during fiscal year 2014 under the Executive Deferred Compensation Plan and the 401(k) Supplemental Plans. For additional information, please see “Other Compensation Arrangements Provided to Our Named Executive Officers — Deferred Compensation Arrangements” and “— 401(k) Supplemental Plans,” below.

Other Compensation Arrangements Provided to Our Named Executive Officers
Deferred Compensation Arrangements
The Company offers senior executives, including the Named Executive Officers, an Executive Deferred Compensation Plan, under which they may defer up to 90% of their annual performance cash incentive payouts. Compensation that is deferred is credited to a participant’s account, which is indexed to one or more investment options chosen by the participant. The amount credited is adjusted for, among other things, hypothetical investment earnings, expenses and gains or losses to the investment options. The investment options generally track those options available to our U.S. employees under the tax-qualified 401(k) plan.
Under the Executive Deferred Compensation Plan, a participant receives a lump sum distribution of the value of his or her deferral account after the earliest of death, disability, six months after “separation from service,” a termination in connection with a “change in control” (as each term is defined in the plan document) or a date specified by the participant (generally 5, 10 or 15 years following the deferral).
401(k) Supplemental Plans
The CA, Inc. Restoration Plan and the CA, Inc. Excess Benefit Plan (the “401(k) Supplemental Plans”) are unfunded plans that were created for the purpose of benefiting participants in the CA Savings Harvest Plan, our tax-qualified 401(k) plan, who are unable to receive a full allocation of employer contributions due to limitations imposed under the applicable tax rules. Pursuant to each of these plans, we set up a notional account that is credited with an amount, if any, that would have been credited to the participant’s 401(k) plan account absent those tax limitations. In addition, we credited these accounts with an interest-equivalent amount equal to the interest that would have been earned if the accounts had been invested in the money market fund investment alternative under our tax-qualified 401(k) plan. The amounts credited to the accounts under the 401(k) Supplemental Plans vest in accordance with the same schedule that employer contributions vest under the tax-qualified 401(k) plan, except that upon termination of the plan or a change in control of the Company, the accounts become fully vested. Within six months following a “separation from service,” the vested portion of the accounts is distributed in the form of a lump sum.
Employment and Separation Arrangements
Below are summaries of the employment arrangements for the Named Executive Officers, including the severance arrangement with Mr. Fischer.
Michael P. Gregoire (Chief Executive Officer)
Mr. Gregoire’s employment agreement, dated December 10, 2012, provides that he will be paid an initial base salary at the annual rate of $1,000,000. With respect to each fiscal year beginning with fiscal year 2014, Mr. Gregoire is eligible to receive a target annual performance cash incentive of 150% of his annual base salary and a target long-term incentive performance award of at least $5,500,000, subject to the terms and conditions of the Company’s annual performance cash incentive and long-term incentive performance programs, respectively, and subject to reduction in connection with a proportionate reduction affecting target levels for the Company’s other executive officers. Mr. Gregoire is eligible to participate in all retirement, welfare and benefit plans and perquisites on a basis that is no less favorable than those provided to other senior executives of the Company generally.
In connection with his commencement of employment, Mr. Gregoire was awarded sign-on equity grants under the Company’s 2011 Incentive Plan of $3,000,000 in stock options and $2,000,000 in restricted stock units, 34% of which vested on January 7, 2014 and 33% of which will vest on each of January 7, 2015 and January 7, 2016. Mr. Gregoire was also paid a cash sign-on bonus of $500,000 in lieu of an annual bonus for fiscal year 2013 and to help offset his expenses associated with his relocation to the New York, NY metropolitan area and negotiation of his employment agreement. Mr. Gregoire’s employment agreement entitles him to benefits in accordance with the Company’s relocation policy for senior executives or as otherwise determined by the Compensation Committee.
Mr. Gregoire’s employment is at-will and may be terminated at any time in accordance with the terms of the employment agreement. If Mr. Gregoire’s employment is terminated by the Company without “cause” or by Mr. Gregoire for “good reason,” each as defined in his employment agreement, on or before

January 7, 2018, he will be eligible to receive, subject to his execution of a release of claims in favor of the Company: (i) accelerated vesting of any then-unvested portion of his sign-on equity grants (but sign-on stock options may not be exercised and sign-on restricted stock units will not be settled prior to their original vesting dates, and sign-on stock options will expire no later than one year thereafter); (ii) a prorated annual bonus for the year in which the termination date occurs, in an amount determined based on the Company’s actual performance and paid at the time his annual bonus would otherwise have been paid; (iii) a cash severance payment equal to 150% of his annual base salary if the termination date occurs on or prior to January 7, 2016, 75% of his annual base salary if the termination date occurs during the period from January 8, 2016 through January 7, 2017, and 37.5% of his annual base salary if the termination date occurs during the period from January 8, 2017 through January 7, 2018; and (iv) payment of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums for up to 18 months following termination for himself and his eligible dependents.
If Mr. Gregoire’s employment is terminated by the Company without “cause” or by Mr. Gregoire for “good reason” after January 7, 2018, he will not be entitled to receive any cash severance, but he will be eligible to receive, subject to his execution of a release of claims in favor of the Company: (i) a full annual bonus for the year in which the termination date occurs, in an amount determined based on the Company’s actual performance and paid at the time his annual bonus would otherwise have been paid, provided that the targets and terms of the annual bonus for that year have been approved by the Compensation Committee prior to his termination date; and (ii) COBRA premium payments as described above.
Under Mr. Gregoire’s employment agreement, the Company must also indemnify and hold Mr. Gregoire harmless for acts and omissions in connection with his employment to the maximum extent permitted under applicable law and the Company’s certificate of incorporation and bylaws, and must provide him coverage under the Company’s directors and officers liability insurance policy. Mr. Gregoire is subject to standard non-compete and non-solicitation covenants during, and for the 18-month period following, his employment with the Company, as well as perpetual confidentiality and mutual non-disparagement covenants.
Peter JL Griffiths (Executive Vice President and Group Executive, Enterprise Solutions and Technology Group)
Mr. Griffiths entered into an employment agreement with CA Canada Company, a subsidiary of CA, Inc. (referred to collectively for purposes of this summary as the “Company”) on April 26, 2011. Mr. Griffiths’ employment agreement provides for: (i) an initial annual base salary of Can$700,000; (ii) an annual performance cash incentive target for fiscal year 2012 equal to Can$700,000; (iii) a target long-term incentive award for fiscal year 2012 equal to $2,400,000, prorated for the portion of the fiscal year that Mr. Griffiths served the Company; and (iv) a cash equalization payment equal to Can$250,000, in lieu of forfeited benefits associated with his previous employment, payable in equal installments at the end of one month and six months after his employment date.
Under the employment agreement, Mr. Griffiths received a grant of 70,000 restricted stock units at the time he began employment with the Company, vesting in approximately equal installments on each of the first three anniversaries of the grant date. At the same time, he also received a grant of 75,000 stock options to purchase shares of our Common Stock, with an exercise price equal to the fair market value of our Common Stock on the grant date. The stock options vest in approximately equal installments on each of the first three anniversaries of the grant date.
The employment agreement provides that Mr. Griffiths is eligible to participate in all retirement, welfare and benefit plans and perquisites generally made available to our other senior employees.
The employment agreement provides that if Mr. Griffiths resigns for “good reason” or is terminated by the Company without “cause” (as those terms are generally defined below, and including any action deemed “constructive dismissal” under Canadian Law), other than on account of death or “disability” (as defined in his employment agreement), subject to his execution and delivery of a valid and effective release and waiver, the Company will pay him Can$1,400,000 in cash and a prorated portion of his target annual performance cash incentive and his sign-on restricted stock and stock option awards will accelerate and vest. If Mr. Griffiths does not execute and deliver a valid and effective release and waiver, he will be entitled only to any severance pay required under the Canadian Employment Standards Act of 2000.
The employment agreement provides that, in the event a court of law determines that Mr. Griffiths’ employment with the Company breaches any continuing obligation with a prior employer and/or in the event that a prior employer takes that position or alleges a breach of fiduciary duty arising out of Mr. Griffiths’ acceptance of employment with the Company, the Company will indemnify Mr. Griffiths and pay or reimburse him for certain reasonable legal fees and disbursements related to his defense. The employment agreement also requires us to indemnify Mr. Griffiths if he incurs a loss due to a prior employer’s seeking to “claw back” monies or benefits previously received from the prior employer.
On May 12, 2014, Mr. Griffiths ceased to be Executive Vice President and Group Executive, Enterprise Solutions and Technology Group but is expected to remain employed in a non-executive officer capacity until June 30, 2014.
Lauren P. Flaherty (Executive Vice President and Chief Marketing Officer)
Ms. Flaherty’s start date with the Company was August 1, 2013. Her employment agreement, dated June 14, 2013, provides an initial base salary at the annual rate of $600,000. For fiscal year 2014, Ms. Flaherty’s target annual performance cash incentive was $600,000 and her target long-term incentive performance award was $1,800,000, prorated based on the number of days employed during the fiscal year. In the future, Ms. Flaherty’s annual base salary is subject to reduction only in connection with a proportionate reduction affecting salaries for the Company’s other executive officers. Following fiscal year 2014, the target levels for her annual and long-term performance incentive awards will be subject to the review and approval of the Compensation Committee. Ms. Flaherty is eligible to participate in all retirement, welfare and benefit plans and perquisites on a basis that is no less favorable than those provided to other senior executives of the Company generally.
In connection with her employment, Ms. Flaherty was awarded sign-on equity grants under the Company’s 2011 Incentive Plan of $2,200,000 in stock options and $1,600,000 in restricted stock units, all of which will vest in approximately equal installments on each of the first three anniversaries of the grant date. The Company also agreed to pay Ms. Flaherty a cash sign-on bonus of $500,000 intended to compensate her for amounts forfeited with her prior employer, $250,000 of which was paid 30 days after her start date and the other $250,000 of which will be paid on or around the second anniversary of her start date. The cash sign-on bonus is subject to recoupment if Ms. Flaherty’s employment is terminated before the second anniversary of her start date by the Company with “cause” or by Ms. Flaherty other than for “good reason,” each as defined in her employment agreement. Ms. Flaherty is eligible for benefits in accordance with the Company’s relocation policy for senior executives or as otherwise determined by the Compensation Committee.
Ms. Flaherty’s employment is at-will and may be terminated at any time in accordance with the terms of the employment agreement. If Ms. Flaherty’s employment is terminated by the Company without “cause” or by Ms. Flaherty for “good reason” on or before December 31, 2016, she will be eligible to receive, subject to her execution of a release of claims in favor of the Company: (i) accelerated vesting of any then-unvested portion of her sign-on equity grants (but sign-on stock options may not be exercised and sign-on restricted stock units will not be settled prior to their original vesting dates, and sign-on stock options will expire no later than one year thereafter); (ii) a prorated annual bonus for the year in which the termination date occurs, in an amount determined based on the Company’s actual performance and paid at the time her annual bonus would otherwise have been paid; and (iii) a cash severance payment equal to her annual base salary.

Ms. Flaherty is subject to standard non-compete and non-solicitation covenants during, and for the one-year period following, her employment with the Company pursuant to our standard employment and confidentiality agreement, as well as perpetual confidentiality and non-disparagement covenants.
Richard Beckert (Executive Vice President and Chief Financial Officer) and Adam Elster (Executive Vice President and Group Executive, Worldwide Sales and Services)
At the time Mr. Beckert was promoted to Chief Financial Officer in May 2011, we agreed that he would be eligible to receive a severance payment equal to his base salary in the event his employment is terminated by the Company without “cause” or he resigns for “good reason” on or before April 1, 2015 and payment of a prorated amount of any outstanding annual performance cash incentive award, based on the Company’s actual performance and paid at the time the bonus would have otherwise been paid.
At the time Mr. Elster was promoted to Executive Vice President and Group Executive, Worldwide Sales and Services in January 2014, we agreed that he would be eligible to receive a severance payment equal to his annual base salary in the event his employment is terminated by the Company without “cause” or he resigns for “good reason” on or before January 21, 2017 (or 75% of his annual base salary if such termination occurs after January 21, 2017 but before January 21, 2018) and payment of a prorated amount of any outstanding annual performance cash incentive award, based on the Company’s actual performance and paid at the time the bonus would have otherwise been paid.
The employment arrangements with the Company’s Named Executive Officers summarized above generally contain similar definitions for “good reason” and “cause.” “Good reason” is generally defined as: (i) any material and adverse change in the Named Executive Officer’s authorities and responsibilities; (ii) any material reduction by the Company of the Named Executive Officer’s base salary or target incentive compensation; or (iii) any material breach by the Company of the Named Executive Officer’s employment agreement. “Cause” is generally defined as: (i) willful failure to perform duties; (ii) conduct that materially harms the reputation or financial position of the Company; (iii) conviction of, or plea of guilty or nolo contendere to, a felony; or (iv) the commission of any other crime involving dishonesty, breach of fiduciary duties, or failure to cooperate with the Company in any investigation, or impeding any investigation.
George Fischer (Former Executive Vice President and Group Executive, Worldwide Sales and Services)
Mr. Fischer did not have an employment agreement with the Company. As described above, Mr. Fischer ceased to serve as an executive officer of the Company as of January 21, 2014. As of February 14, 2014, Mr. Fischer and the Company entered into a Separation Agreement and General Claims Release (the “Release Agreement”). Pursuant to the Release Agreement, the Company agreed to continue to employ Mr. Fischer with full pay and benefits until June 30, 2014 in order to ensure an orderly transition of his former role as the head of Worldwide Sales and Services.
Mr. Fischer’s annual base salary rate is $700,000. Pursuant to the Release Agreement, the Company agreed to pay Mr. Fischer’s fiscal year 2014 annual performance cash bonus in accordance with the terms of the award, based on actual Company performance. Mr. Fischer’s target award was $700,000 and, as mentioned above, the payout for fiscal year 2014 was approximately 73.9% of the target amount.
The Company also agreed to pay Mr. Fischer’s fiscal year 2012-2014, 2013-2015 and 2014-2016 three-year performance share awards in accordance with their terms, based on actual Company performance and paid after the performance period, on a pro-rata basis through his June 30, 2014 termination date. Mr. Fischer’s target awards are 66,115, 62,757 and 58,710 shares of Company Common Stock, respectively. As mentioned above, there was no payout with respect to the fiscal year 2012-2014 three-year performance share awards.

The Company agreed to provide third-party outplacement services to Mr. Fischer and he is eligible to continue participation in the Company’s executive financial counseling services program until May 31, 2015.
Mr. Fischer agreed to maintain the confidentiality of the Company’s confidential information and otherwise comply with the terms and conditions of prior employment-related agreements with the Company. Mr. Fischer agreed generally not to act in a sales- or strategy-related executive or other senior position with specified entities until March 31, 2015 and the Company will pay Mr. Fischer $200,000 on or about July 15, 2014 as consideration for this restrictive covenant.
Mr. Fischer generally released the Company against claims, with certain regulatory exceptions. If Mr. Fischer complies with the terms of the Release Agreement and executes a second release on or about July 1, 2014, the Company will pay Mr. Fischer $500,000.
Executive Severance Policy
As of May 13, 2014, the Compensation Committee approved a severance policy for senior executives, intended to provide a uniform policy for the payment of severance benefits to the CEO and the CEO’s direct reports in the event of certain terminations of employment. The policy generally provides for the following in the event of a termination without “cause” or resignation for “good reason”: (i) cash severance payment equal to 100% of each executive’s respective base salary (or 150% of base salary in the case of the CEO), (ii) a prorated annual performance cash incentive for the year in which the termination occurs, based on actual performance and paid at the time the bonus would otherwise have been paid, (iii) a prorated portion of outstanding performance shares (based on the portion of the performance cycle completed prior to the termination date), based on actual performance and paid at the time the shares would otherwise have been paid and (iv) 18 months’ of COBRA premium-equivalent payments. All payments would be conditioned on the executive executing a valid release of claims against the Company. To the extent a current executive participating in the policy is eligible for termination of employment benefits or payments under an individual employment arrangement with the Company, the intent is to pay the greater of the two payments but not to duplicate them.
Change in Control Severance Policy
We maintain a Change in Control Severance Policy, which was initially approved by the Board of Directors in October 2004. This policy covers such senior executives as the Board of Directors may designate from time to time, including the Named Executive Officers discussed below.
Our Change in Control Severance Policy is intended to provide post-change in control severance benefits consistent with current competitive practice. These benefits are intended to: (i) provide additional incentive to those key executives most closely connected to a potential change in control to remain focused on the Company’s business priorities and to act more objectively and, therefore, in the best interests of stockholders, despite the fact that such a transaction could result in the executives’ termination; (ii) encourage key executives to remain with us prior to completion of a change in control and to work toward a successful transition; and (iii) provide potential additional non-competition and employee non-solicitation protection. In addition, pursuant to the equity incentive plans under which equity-based awards are granted - such as options, restricted stock, restricted stock units and performance shares - those equity-based awards generally vest upon a change in control if granted under the 2002 or 2007 Incentive Plans. Stock options and restricted stock awards granted under the 2011 Incentive Plan generally vest upon a termination without “cause” or for “good reason” (each as defined in the 2011 Incentive Plan) within a two-year period following a change in control or will immediately vest upon a change in control if the Company’s stock ceases to be publicly traded following the change in control or these equity awards are not honored or assumed in connection with the change in control. As a condition to receiving a payment under the Change in Control Severance Policy, an executive must sign a separation and release agreement that, among other things, requires the executive to acknowledge that his or her existing confidentiality agreement with us, including with respect to non-competition and non-

solicitation provisions, continues to be in full force and effect.
The policy provides for certain payments and benefits in the event that, following a change in control or potential change in control of the Company, a covered executive’s employment is terminated either without “cause” by us or for “good reason” by the executive. The amount of the severance payment would range from 1.00 to 2.99 times an executive’s annual base salary and bonus (“bonus” is generally defined under the policy as the higher of the target annual performance cash incentive for the fiscal year in which the termination occurs or the average annual performance cash incentives earned during the last three completed fiscal years of the Company immediately preceding the date of termination) as determined from time to time by the Compensation Committee. As of March 31, 2014, Messrs. Gregoire, Beckert, Elster and Griffiths would have been entitled to cash severance payments equal to 2.99 times their respective annual base salaries and bonuses and Ms. Flaherty would be entitled to a cash severance payment equal to 2.00 times her annual base salary and bonus, to be paid no later than 60 days following a termination of employment. As of January 21, 2014, Mr. Fischer was no longer entitled to change in control severance payments because he ceased to serve as an executive officer of the Company.
The policy also provides the following additional benefits: (i) prorated target bonus payments for the year of termination; (ii) a payment equal to the cost of 18 months’ of COBRA premium payments; (iii) one year of outplacement services; (iv) if applicable, certain relocation expenses; and (v) payments to make the executive whole with respect to excise taxes under Section 280G of the Internal Revenue Code. To the extent payment under the policy would give rise to an excess parachute excise tax, the policy provides that the payment will be reduced to an amount that would not give rise to an excise tax under Section 280G, provided that the reduction will not be more than 10%. If a reduction of greater than 10% would be required such that the payment would not give rise to an excise tax, no reduction will be required and we will gross up the executive to keep the executive whole. However, effective July 2010, the Compensation Committee in connection with a review of its executive compensation practices, determined that it will not enter into any new or materially amended agreements with executive officers providing for excise tax gross-up provisions with respect to payments contingent upon a change in control. None of the Named Executive Officers are entitled to any excise tax gross up benefits.
Under the policy, a “change in control” would include, among other things, each of the following events: (i) the acquisition of 35% or more of our voting power; (ii) a change in a majority of the incumbent members of our Board of Directors; (iii) the sale of all or substantially all our assets; (iv) the consummation of certain mergers or other business combinations; and (v) stockholder approval of a plan of liquidation or dissolution.
Estimated Payments in the Event of Termination of Employment or Following a Change in Control
Upon certain types of terminations of employment not related to a change in control of the Company, the Company may pay severance benefits to the Named Executive Officers. With regard to all of the Named Executive Officers (other than Mr. Fischer) severance in certain situations is provided in their employment arrangements. For additional information, please see “Other Compensation Arrangements Provided to Our Named Executive Officers — Employment and Separation Arrangements,” above.
The following table shows the potential payments to our Named Executive Officers (other than Mr. Fischer) under existing agreements, plans or arrangements, under various scenarios involving a change in control or termination of employment, assuming a March 31, 2014 termination date and using the closing price of the Common Stock on March 31, 2014 of $30.98.
We have not included Mr. Fischer in the table. Pursuant to his Release Agreement with the Company, as of March 31, 2014, Mr. Fischer is eligible to receive $500,000 on or about July 1, 2014 and $200,000 on or about July 15, 2014 as described above under “Other Compensation Arrangements Provided to Named Executive Officers — Employment and Separation Arrangements.” He is not eligible for any benefits under the Change in Control Severance Policy as of March 31, 2014.

As Mr. Griffiths ceased to serve in his executive officer capacity, he was no longer eligible for benefits under the Change in Control Severance Policy as of May 13, 2014. Since the SEC rules require the reporting of change in control and termination-related payments as of March 31, 2014, Mr. Griffiths is included in the following table.

	Termination Due to Death(1) ($)	Termination Due To Disability(1) ($)	Without Cause / Resignation for Good Reason(2) ($)	Certain Terminations Following a Change in Control(3) ($)
M.P. Gregoire
Cash Severance	–	–	1,500,000	7,475,000
Interrupted Performance Cycles(4)	1,375,481	1,370,816	1,370,816	1,375,481
Acceleration of Unvested Equity(5)	6,703,334	6,703,334	5,178,502	6,703,334
Other Benefits	–	–	21,994	31,994
Total Payments	8,078,815	8,074,150	8,071,312	15,585,809
R.J. Beckert
Cash Severance	–	–	600,000	3,588,000
Interrupted Performance Cycles(4)	1,739,992	1,730,238	1,730,238	1,739,992
Acceleration of Unvested Equity	1,291,525	1,291,525	–	1,291,525
Other Benefits	–	–	–	31,994
Total Payments	3,031,517	3,021,763	2,330,238	6,651,510
A. Elster
Cash Severance	–	–	700,000	4,186,000
Interrupted Performance Cycles(4)	1,608,296	1,599,173	1,599,173	1,608,296
Acceleration of Unvested Equity	1,099,007	1,099,007	–	1,099,007
Other Benefits	–	–	–	32,958
Total Payments	2,707,303	2,698,180	2,299,173	6,926,261
P. JL Griffiths
Cash Severance	–	–	1,267,000	3,788,330
Interrupted Performance Cycles(4)	1,902,823	1,891,967	1,891,967	1,902,823
Acceleration of Unvested Equity(5)	2,503,547	2,503,547	917,846	2,503,547
Other Benefits	–	–	–	14,675
Total Payments	4,406,370	4,395,514	4,076,812	8,209,374
L.P. Flaherty
Cash Severance	–	–	600,000	2,400,000
Interrupted Performance Cycles(4)	268,442	267,531	267,531	268,442
Acceleration of Unvested Equity(5)	2,141,807	2,141,807	2,077,823	2,141,807
Other Benefits	–	–	–	29,890
Total Payments	2,410,248	2,409,338	2,945,355	4,840,138

__________

(1)
Upon termination due to an executive’s death or disability, stock options become immediately exercisable and can be exercised within one year of such death or disability, but not later than the normal expiration date of the option. Restricted stock awards that have not vested immediately vest upon death or disability. This column includes the intrinsic value (i.e., the value based upon our stock price, and in the case of options, less the exercise price) of equity awards that would become exercisable or vested if the Named Executive Officer had died or become disabled as of March 31, 2014. With regard to the three-year performance shares, promptly after death, the executive’s estate would receive a prorated portion of the target share award based on the portion of the performance cycle that lapsed prior to the death. In the event of a disability, the executive would be eligible to receive a prorated number of shares based on the actual results after the end of the performance cycle, based on the portion of the performance cycle that lapsed prior to the disability. For purposes of this calculation, we determined the value of the prorated amount of the outstanding performance share awards under the fiscal year 2013-2015 and 2014-2016 long-term incentive plans using the closing market price of the Company’s Common Stock ($30.98) on March 31, 2014 based on the achievement of “target” performance under those awards, with the value of such awards discounted to reflect the present value of the target awards in the case of disability since those awards would not be paid until after the end of the applicable performance cycle.

(2)
If Mr. Gregoire’s employment had been terminated by the Company without “cause” or by Mr. Gregoire for “good reason” on March 31, 2014, he would have received: (i) accelerated vesting of any then-unvested portion of his sign-on equity grants (but sign-on stock options may not be exercised and sign-on restricted stock units will not be settled prior to their original vesting dates, and sign-on stock options will expire no later than one year thereafter); and (ii) a cash severance payment equal to 150% of his annual base salary. Assuming a March 31, 2014 termination date, Messrs. Beckert, Griffiths and Elster and Ms. Flaherty would have been entitled to the following cash severance payments upon termination without “cause” or resignation for “good reason”: (i) Messrs. Beckert and Elster and Ms. Flaherty would have been entitled to their respective annual base salary amount, payable in a lump sum; and (ii) Mr. Griffiths would have been entitled to Can $1,400,000, payable in a lump sum. Mr. Griffiths and Ms. Flaherty would also be entitled to accelerated vesting of their respective sign-on restricted stock units and stock options (but sign-on stock options may not be exercised and sign-on restricted stock units will not be settled prior to their original vesting dates, and sign-on stock options will expire no later than one year thereafter). The cash severance amounts for Mr. Griffiths have been converted into U.S. dollars, using the March 31, 2014 Bloomberg 5PM NY composite rate of Can$1 to US$0.905.

(3)
Represents cash payments and the value of benefits payable upon a termination of employment without “cause” or resignation for “good reason” within the two-year period following a change in control, under our Change in Control Severance Policy (described above). As of March 31, 2014, Messrs. Gregoire, Beckert, Elster and Griffiths would each have been entitled to 2.99 times their annual base salaries and annual performance cash incentive targets and Ms. Flaherty would have been entitled to 2.00 times her annual base salary and annual performance cash incentive target. In addition, this calculation includes: (i) the value of the accelerated vesting of each executive’s equity awards and prorated payout with regard to outstanding three-year performance shares, calculated as described in footnote (1) above in the event of death; (ii) the value of one year of outplacement services; and (iii) the lump-sum payment of an amount equal to 18 months of COBRA premium payments. With regard to outstanding options and restricted stock: (i) the 2002 Incentive Plan and 2007 Incentive Plan each provide for the immediate acceleration of awards upon a change in control and (ii) the 2011 Incentive Plan generally provides for the immediate acceleration of awards upon a termination without “cause” or for “good reason” (each as defined in the 2011 Incentive Plan) within a two-year period following a change in control or for immediate acceleration upon a change in control if the Company’s stock ceases to be publicly traded following the change in control or these equity awards are not honored or assumed in connection with the change in control. With regard to the three-year performance shares, following a change in control, the executive would receive a prorated portion of the target share award based on the portion of the performance cycle that lapsed prior to the change in control.

(4)
With regard to the fiscal year 2013-2015 and fiscal year 2014-2016 three-year performance shares, the Compensation Committee reserves discretion, in the event of a termination without “cause” or disability to pay a prorated portion of any award the executive would have received had the executive remained employed through the payment date. Eligibility and amount would be determined at the conclusion of the applicable performance cycle. See also the description of the long-term incentive awards and the three-year performance share component in “Compensation Discussion and Analysis,” above.

(5)
For Messrs. Gregoire and Griffiths and Ms. Flaherty, the amounts in this row reflect the accelerated vesting of the unvested portions of their respective sign-on restricted stock awards/units and stock option awards as of March 31, 2014 pursuant to their employment agreements.

In addition to the payments summarized above, upon any termination of employment (including the scenarios described above, or a termination for cause or resignation without good reason), whether or not in connection with a change in control, the Named Executive Officers would be entitled to the balance of their vested accounts under our tax-qualified 401(k) plan, the 401(k) Supplemental Plans and the deferred compensation arrangements and vested equity, each in accordance with their terms. Without regard to vesting, the balances of these accounts for the Named Executive Officers as of March 31, 2014 (except for the 401(k) plan) are disclosed in the last column of the Fiscal Year 2014 Non-Qualified Deferred Compensation table, above.
Risk Considerations Relating to Compensation
The Company’s management presented the Compensation Committee with an assessment of the risks involved in the design and implementation of all of the Company’s incentive compensation programs, including all of the executive compensation plans that cover our Named Executive Officers. The Compensation Committee concurred with management’s assessment that our incentive compensation programs do not give rise to risks that are reasonably likely to have a material adverse effect on the Company. Some factors considered in this analysis were the following:

•
The long-term equity awards granted to our executives are subject to long-term performance goals that are linked to the Company’s long-term strategy and have long-term performance cycles or vesting schedules, which links the compensation to long-term stock price performance and to the long-term interests of the Company’s stockholders.

•
The Company’s clawback policy gives the Compensation Committee the ability under certain circumstances to recover executive compensation awards when an executive engages in intentional misconduct or fraud that results in a substantial restatement of the Company’s financial statements.

•
The Compensation Committee has discretion to decrease the amount of any incentive compensation payouts (negative discretion) when determining final payouts of awards, which gives the Compensation Committee the ability to avoid rewarding executives for excessive or inappropriate risk-taking.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes share and exercise price information about our equity compensation plans as of March 31, 2014. All of our equity compensation plans pursuant to which grants are being made have been approved by our stockholders. Our 2011 Incentive Plan was approved by stockholders in August 2011 and all equity awards to employees after the date of stockholder approval will be granted under the 2011 Incentive Plan; however, awards already granted under the 2007 and 2002 Incentive Plans, including awards for which performance targets have been established under those plans, will remain outstanding and be satisfied under those plans. Non-employee directors receive fees under the CA, Inc. 2012 Compensation Plan for Non-Employee Directors.
Equity Compensation Plan Information

Plan Category	Number of Securities Issuable Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by security holders	7,949,920(2)	26.13	63,983,379(3)
Equity compensation plans not approved by security holders	–	–	–
Total	7,949,920	26.13	63,983,379
__________

(1)
The calculation of the weighted average exercise price includes only stock options and does not include the outstanding deferred stock units, restricted stock units, performance-based awards/targets and stock units reflected in the first column.

(2)
Includes all stock options outstanding under the 2002, 2007 and 2011 Incentive Plans; all restricted stock units outstanding under the 2007 and 2011 Incentive Plans; and all deferred stock units outstanding under the 2002, 2003 and 2012 Compensation Plans for Non-Employee Directors. Although certain shares were not awarded as of March 31, 2014 for the performance-based targets set under the fiscal year 2012, 2013 and 2014 long-term incentive plans, we have assumed the following for purposes of this table: with regard to (i) the three-year performance share components of the fiscal year 2013-2015 and 2014-2016 long-term incentive plans (for which the performance cycles will end after fiscal years 2015 and 2016, respectively), we have assumed a payout at the maximum level and note that payouts under these arrangements could range from 0-200% of target at the end of the applicable performance cycle, depending on performance; and (ii) the one-year performance share component of the fiscal year 2014 long-term incentive plan and the three-year performance share component of the fiscal year 2012-2014 long-term incentive plan, the actual grants occurred in fiscal year 2015 (as indicated in the Outstanding Equity Awards at 2014 Fiscal Year-End table, above) and we have reflected the actual number of shares awarded with respect to this component in this column. This also includes 38,584 options with a weighted average exercise price of $25.80 assumed by us in connection with acquisitions. No additional options or rights will be granted under these assumed equity plans.

(3)
As of March 31, 2014, there were 34,037,329 shares available under the 2011 Incentive Plan, 361,498 shares available under the 2012 Compensation Plan for Non-Employee Directors, and 29,584,552 shares available under the 2012 Employee Stock Purchase Plan.

PROPOSAL 3 — APPROVAL, BY NON-BINDING VOTE, OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS
Stockholders are entitled to vote to approve, on an advisory or non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules. This proposal is commonly known as a “say-on-pay” proposal.
The Board of Directors and the Compensation Committee believe that the compensation program described under “Compensation Discussion and Analysis” is an effective incentive for the achievement of positive results, appropriately aligning pay and performance and enabling the Company to attract and retain talented executives.
We are asking for stockholder approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules under “Compensation Discussion and Analysis” and “Compensation and Other Information Concerning Executive Officers.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement.
This vote is advisory and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding compensation of our Named Executive Officers.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC (PROPOSAL 3).

INFORMATION REGARDING BENEFICIAL OWNERSHIP
OF PRINCIPAL STOCKHOLDERS, THE BOARD AND MANAGEMENT
The following table sets forth information, based on data provided to us, with respect to beneficial ownership of shares of Common Stock as of June 5, 2014 for (1) each person known by us to beneficially own more than five percent of the outstanding shares of Common Stock, (2) each of our directors and nominees for election as directors, (3) the Named Executive Officers set forth in the Fiscal Year 2014 Summary Compensation Table, above (including Mr. Gregoire, who is listed under the “Directors and Nominees” heading) and (4) all of our directors, nominees and executive officers as a group. The table also sets forth separately the number of shares of Common Stock underlying deferred stock units and restricted stock units held by each of our directors and officers as of June 5, 2014. Percentage of beneficial ownership is based on 446,589,394 shares of Common Stock outstanding as of June 5, 2014. Unless otherwise indicated, the address for the following stockholders is c/o CA, Inc., 520 Madison Avenue, New York, New York 10022.

Beneficial Owner	Number of Shares Beneficially Owned(1)(2)	Percent of Class	Shares Underlying Deferred Stock Units or Restricted Stock Units(3)
Holders of More Than 5%:
Careal Holding AG	125,813,380(4)	28.17%	—
Martin Haefner
Eva Maria Bucher-Haefner
Utoquai 49 8022 Zürich, Switzerland
Directors and Nominees:
Jens Alder	—	*	17,034
Raymond J. Bromark	1,000	*	42,750
Gary J. Fernandes	1,125	*	96,828
Michael P. Gregoire(5)	426,628	*	57,843
Rohit Kapoor	20,000	*	31,486
Kay Koplovitz	—	*	33,251
Christopher B. Lofgren	—	*	61,467
Richard Sulpizio	—	*	28,851
Laura S. Unger	—	*	49,101
Arthur F. Weinbach	25,000	*	77,882
Renato (Ron) Zambonini	25,000	*	46,158
Named Executive Officers (Non-Directors):
Richard J. Beckert	252,091	*	—
Adam Elster	155,667	*	—
Peter JL Griffiths(6)	226,760	*	16,730
Lauren P. Flaherty(7)	182,487	*	37,513
George J. Fischer(8)	93,710	*	—
All Directors, Nominees and Executive Officers as a Group (16 persons)	1,189,146	*	580,165

__________

*	Represents less than 1% of the Common Stock outstanding.

(1)	Except as indicated below, all persons have represented to us that they exercise sole voting power and sole investment power with respect to their shares.

(2)
The amounts shown in this column include the following shares of Common Stock issuable upon exercise of stock options that either are currently exercisable or will become exercisable within 60 days after June 5, 2014: Mr. Beckert, 178,394; Mr. Elster, 90,481; Mr. Fischer, 78,375; Ms. Flaherty, 150,615; Mr. Gregoire, 362,698; Mr. Griffiths, 164,842; and all directors, nominees and executive officers as a group, 831,084. The amounts shown in this column include the following shares of restricted stock that are currently unvested and subject to tax withholding and over which the respective beneficial owner holds sole voting power but no investment power: Mr. Beckert, 16,730; Mr. Elster, 18,124; Ms. Flaherty, 12,547; Mr. Gregoire, 45,311; and all directors, nominees and executive officers as a group, 111,361. The amounts shown in this column include the following restricted stock units that will vest within 60 days after June 5, 2014, subject to tax withholding: Ms. Flaherty, 19,325; and all directors, nominees and executive officers as a group, 19,325.

(3)
Under our prior and current compensation plans for non-employee directors, directors have received a portion of their fees in the form of deferred stock units. In January immediately following termination of service, a director receives shares of Common Stock in an amount equal to the number of deferred stock units accrued in the director’s deferred compensation account. Although the deferred stock units are derivative equity securities owned by the directors, the deferred stock units are not included in the column headed “Number of Shares Beneficially Owned” because the directors do not currently have the right to dispose of or to vote the underlying shares of Common Stock. See “Compensation of Directors” for more information.

(4)
Information based solely on a Schedule 13D/A filed with the SEC jointly by Careal Holding AG (“Careal”), Martin Haefner and Eva Maria Bucher-Haefner on July 10, 2012. Careal is a holding company of which 50% of the shares are owned by Mr. Haefner and 50% of the shares are owned by Ms. Bucher-Haefner. The Schedule 13D/A reported that Mr. Haefner and Ms. Bucher-Haefner share voting power and dispositive power over 125,813,380 shares held by Careal.

(5)
As of June 5, 2014, Mr. Gregoire holds 57,843 restricted stock units that are not included in the column headed “Number of Shares Beneficially Owned” because Mr. Gregoire does not currently, and will not within 60 days after June 5, 2014, have the right to dispose of or vote the underlying shares of Common Stock.

(6)	Mr. Griffiths ceased to be an executive officer as of May 12, 2014. The most recent information available to the Company from public filings and Company records is shown for Mr. Griffiths.

(7)
As of June 5, 2014, Ms. Flaherty holds 37,513 restricted stock units that are not included in the column headed “Number of Shares Beneficially Owned” because Ms. Flaherty does not currently, and will not within 60 days after June 5, 2014, have the right to dispose of or vote the underlying shares of Common Stock.

(8)	Mr. Fischer ceased to be an executive officer as of January 21, 2014. The most recent information available to the Company from public filings and Company records is shown for Mr. Fischer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers, principal accounting officer and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. We assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the copies of Section 16 reports in our possession and on written representations from reporting persons, we believe that during fiscal year 2014 all required reports for our directors, executive officers, principal accounting officer and persons who beneficially own more than 10% of our Common Stock were filed on a timely basis.
STOCKHOLDER PROPOSALS FOR OUR 2015 ANNUAL MEETING
The submission deadline for stockholder proposals to be included in our proxy materials for the 2015 annual meeting pursuant to rule 14a-8 of the Exchange Act is February 12, 2015, except as may otherwise be provided in rule 14a-8. All such proposals must be received by the Corporate Secretary at CA, Inc., 520 Madison Avenue, New York, New York 10022 by the required deadline in order to be considered for inclusion in the Company’s 2015 proxy materials.
ADVANCE NOTICE PROCEDURES FOR OUR 2015 ANNUAL MEETING
Under our By-laws, director nominations and other business may be brought at the annual meeting only by or at the direction of the Board of Directors or by a stockholder entitled to vote who has delivered notice to us containing certain information specified in the By-laws (1) not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting, or (2) if the meeting date is changed by more than 30 days from such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier. Accordingly, the notice for nominating directors at, or bringing other business before, the 2015 annual meeting must be submitted no earlier than April 1, 2015 and no later than May 1, 2015 (unless the date of the meeting is changed by more than 30 days). A copy of the full text of the By-law provisions discussed above may be obtained by writing to the Corporate Secretary at CA, Inc., 520 Madison Avenue, New York, New York 10022. If the stockholder does not also comply with the requirements of rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such nomination or other business submitted by a stockholder.
OTHER BUSINESS
The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting or any adjournment or postponement, it is the intention of the persons named in the Company’s proxy to vote the shares represented thereby on those matters in accordance with their best judgment.
FORM 10-K
A COPY OF OUR ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER WHO REQUESTS IN WRITING, ADDRESSED TO:
CA, INC.
ATTN.: INVESTOR RELATIONS DEPARTMENT
520 MADISON AVENUE, NEW YORK, NEW YORK 10022
OUR ANNUAL REPORT ON FORM 10-K MAY ALSO BE OBTAINED VIA THE INTERNET AT WWW.CA.COM/INVEST.

INCORPORATION BY REFERENCE
To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Audit Committee Report” and “Compensation and Human Resources Committee Report on Executive Compensation” (to the extent permitted by the rules of the SEC), as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.
Dated: June 12, 2014
New York, New York

SUPPLEMENTAL FINANCIAL INFORMATION
Non-GAAP Financial Measures
This Proxy Statement includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP metrics for operating expenses, operating income and operating margin exclude the following items: non-cash amortization of purchased software and other intangibles, share-based compensation, fiscal 2007 restructuring costs and certain other gains and losses. In fiscal 2011, non-GAAP operating income also excludes recoveries and certain costs associated with derivative litigation matters. The Company will expense costs for internally developed software where development efforts commenced in the first quarter of fiscal 2014 and afterwards. As a result, product development and enhancement expenses are expected to increase in future periods as the amount capitalized for internally developed software costs decreases. Due to this change, the Company will also add back capitalized internal software costs and exclude the amortization of internal software costs from these non-GAAP metrics. Also beginning in the first quarter of fiscal 2014, the Company will exclude charges relating to rebalancing initiatives that are large enough to require approval from the Company’s Board of Directors. Adjusted cash flow from operations excludes payments associated with the fiscal 2014 Board-approved rebalancing initiative, as described above, and restructuring and other payments. In addition, the non-GAAP metrics reported in this Proxy Statement exclude internally reported results from any acquisition that had a purchase price of $50 million or greater during the performance period and that was not contemplated at the time the respective target performance goals were established. The Company presents constant currency information to provide a framework for assessing how the Company’s underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on the last day of the Company’s prior fiscal year (i.e., March 31, 2013, March 31, 2012 and March 31, 2011, respectively). Constant currency excludes the impacts from the Company’s hedging program. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and cash flows, to competitors’ operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting.
Stockholders are encouraged to review the reconciliation of the non-GAAP financial measures included in the “Compensation Discussion and Analysis” section of this Proxy Statement to their most directly comparable GAAP financial measures, which are included in the following tables.

CA, Inc.
Reconciliation of GAAP Results to Fiscal Year 2014 Non-GAAP Revenue Growth
(unaudited)
(dollars in millions)

	Fiscal Year Ended
	March 31,
	2014	2013
Revenue	$4,515	$4,610
Impact of foreign currency exchange	37
Revenue in constant currency(1)	$4,552
y/y (decline) growth in constant currency(1)	(1.3)%
__________

(1)
Constant currency information is presented to provide a framework for assessing how the Company’s underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on March 31, 2013, which was the last day of the prior fiscal year. Constant currency excludes the impacts from the Company’s hedging program.

Certain non-material differences may arise versus actual from impact of rounding.
Information presented excludes results of the Company’s discontinued operations.

CA, Inc.
Reconciliation of GAAP Results to Fiscal Year 2014 Non-GAAP Operating Margin
(Income from Continuing Operations Before Interest and Income Taxes)
(unaudited)
(dollars in millions)

Fiscal Year Ended
March 31, 2014
GAAP income from continuing operations	$899
GAAP income tax expense	140
Interest expense, net	54
GAAP income from continuing operations before interest and income taxes	$1,093
GAAP operating margin (% of revenue)(1)	24.2%
Non-GAAP adjustments to expenses:
Costs of licensing and maintenance(2)	$4
Cost of professional services(2)	4
Amortization of capitalized software costs(3)	282
Selling and marketing(2)	29
General and administrative(2)	26
Product development and enhancements(4)	(14)
Depreciation and amortization of other intangible assets(5)	60
Other (gains) expenses, net(6)	173
Total Non-GAAP adjustment to operating expenses	$564
Non-GAAP operating income (income from continuing operations before interest and income taxes)	$1,657
Non-GAAP operating margin (% of revenue)(7)	36.7%
__________

(1)	GAAP operating margin is calculated by dividing GAAP income from continuing operations before interest and income taxes by total revenue (refer to previous table for total revenue).

(2)	Non-GAAP adjustment consists of share-based compensation.

(3)	Non-GAAP adjustment consists of $117 million of purchased software amortization and $165 million of internally developed software products amortization.

(4)	Non-GAAP adjustment consists of $19 million of share-based compensation and ($33) million of software development costs capitalized.

(5)	Non-GAAP adjustment consists of other intangibles amortization.

(6)	Non-GAAP adjustment consists of charges relating to the FY2014 Board-approved rebalancing initiative (the Fiscal 2014 Plan) and certain other gains and losses.

(7)	Non-GAAP operating margin is calculated by dividing non-GAAP operating income by total revenue (refer to previous table for total revenue).
Refer to the discussion of non-GAAP financial measures included in this Proxy Statement for additional information.
Certain non-material differences may arise versus actual from impact of rounding.
Information presented excludes results of the Company’s discontinued operations.

CA, Inc.
Reconciliation of GAAP Results to Three-Year Non-GAAP Revenue Growth
(unaudited)
(dollars in millions)

	Fiscal Year Ended
	March 31,
	2014	2013	2012	2011
Revenue	$4,515	$4,610	$4,779	$4,396
Adjustment for acquisitions	(83)	(61)	(20)	-
Revenue adjusted for acquisitions	$4,432	$4,549	$4,759	$4,396
Impact of foreign currency exchange	37	95	(89)
Revenue in constant currency adjusted for acquisitions(1)	$4,469	$4,644	$4,670
y/y (decline) growth in constant currency(1)	(1.8)%	(2.4)%	6.2%
Three-year average growth in constant currency(1)	0.7%
__________

(1)
Constant currency information is presented to provide a framework for assessing how the Company’s underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on the last day of the prior fiscal year (i.e., March 31, 2013, March 31, 2012 and March 31, 2011, respectively). Constant currency excludes the impact from the Company’s hedging program.

Certain non-material differences may arise versus actual from impact of rounding.
Information presented excludes results of the Company’s discontinued operations.

CA, Inc.
Reconciliation of GAAP Results to Three-Year Non-GAAP Operating Margin Growth
(Income from Continuing Operations Before Interest and Income Taxes)
(unaudited)
(dollars in millions)

	Fiscal Year Ended
	March 31,
	2014	2013	2012	2011
Revenue	$4,515	$4,610	$4,779	$4,396
Adjustment for acquisitions	(83)	(61)	(20)	-
Revenue adjusted for acquisitions	$4,432	$4,549	$4,759	$4,396
GAAP net income	$914	$955	$951	$827
GAAP income from discontinued operations, net of income taxes	(15)	(16)	(28)	(19)
GAAP income from continuing operations	$899	$939	$923	$808
GAAP income tax expense	140	354	407	377
Interest expense, net	54	44	35	45
GAAP income from continuing operations before interest and income taxes	$1,093	$1,337	$1,365	$1,230
Non-GAAP adjustments to expenses:
Costs of licensing and maintenance(1)	$4	$3	$3	$3
Cost of professional services(1)	4	4	4	3
Amortization of capitalized software costs(2)	117	163	103	88
Selling and marketing(1)	29	31	36	30
General and administrative(1)	26	23	27	24
Product development and enhancements(1)	19	17	19	20
Depreciation and amortization of other intangible assets(3)	60	54	65	73
Other (gains) expenses, net(4)	2	-	1	(6)
Total Non-GAAP adjustment to operating expenses	$261	$295	$258	$235
Non-GAAP operating income (income from continuing operations before interest and income taxes)	$1,354	$1,632	$1,623	$1,465
Adjustment for acquisitions, net	(4)	8	(6)	-
Non-GAAP operating income (income from continuing operations before interest and income taxes), adjusted for acquisitions	$1,350	$1,640	$1,617	$1,465
Non-GAAP operating margin (% of revenue)(5)	30.5%	36.1%	34.0%	33.3%
y/y growth	(15.5)%	6.1%	2.0%
Three-year average growth	(2.5)%
__________

(1)	Non-GAAP adjustment consists of share-based compensation.

(2)	Non-GAAP adjustment consists of purchased software amortization, which includes an impairment of $55 million relating to purchased software products, for the fiscal year ended March 31, 2013.

(3)	Non-GAAP adjustment consists of other intangibles amortization.

(4)
Non-GAAP adjustment consists of charges relating to the Fiscal 2007 Restructuring Plan and certain other gains and losses. Fiscal year 2011 includes a $9 million net gain from one-time stockholder derivative litigation settlements.

(5)	Non-GAAP operating margin is calculated by dividing non-GAAP operating income adjusted for acquisitions by revenue adjusted for acquisitions.
Refer to the discussion of non-GAAP financial measures included in this Proxy Statement for additional information.
Certain non-material differences may arise versus actual from impact of rounding.
Information presented excludes results of the Company’s discontinued operations.

CA, Inc.
Reconciliation of GAAP Results to Three-Year Non-GAAP Adjusted Cash Flow From Operations Growth
(unaudited)
(dollars in millions)

	Fiscal Year Ended
	March 31,
	2014	2013	2012	2011
Net cash provided by operating activities	$997	$1,390	$1,488	$1,359
FY2014 Rebalancing payments	108	-	-	-
Restructuring and other payments	8	15	16	62
Adjusted cash flow from operations	$1,113	$1,405	$1,504	$1,421
y/y (decline) growth	(20.8)%	(6.6)%	5.8%
Three-year average growth	(7.2)%
Refer to the discussion of non-GAAP financial measures included in this Proxy Statement for additional information.
Certain non-material differences may arise versus actual from impact of rounding.
Information presented excludes the results of the Company’s discontinued operations.

EXHIBIT A
CA, INC.
CORPORATE GOVERNANCE PRINCIPLES
General
These Corporate Governance Principles (these “Principles”) have been approved by the Board of Directors of CA, Inc. (the “Company”) and provide the basic outline of the Company’s corporate governance.
Role and Functions of the Board
The Board is elected by the stockholders to oversee the business and affairs of the Company, to oversee management, to build long-term value for the stockholders, and to sustain the Company’s vitality for its stockholders and other constituencies, including its employees.
In addition to these general roles, the Board performs a number of more specific functions, including:

•	selecting and overseeing the evaluation of the Chief Executive Officer (the “CEO”);

•	overseeing CEO and senior management succession planning;

•	providing counsel and oversight on the selection, evaluation and development of senior management;

•	reviewing and approving corporate strategy on an annual basis;

•	advising and counseling the CEO and senior management on relevant topics;

•	reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and major corporate actions;

•	assessing major risks facing the Company and considering strategies for their management and mitigation; and

•
overseeing and evaluating processes designed to maintain the integrity of the Company, including the integrity of its financial statements, its compliance with law and ethics, and its relationships with its employees, customers, suppliers and other stakeholders.

Director Qualifications
Directors should possess the highest personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of the Company and its stockholders. They must have an inquisitive and objective perspective, practical wisdom and mature judgment, as well as an understanding of the Company’s business and the willingness to question what they do not understand.
Each director should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director.
Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively. To ensure that a director has sufficient time to devote, no director may serve on more than three boards of directors of public companies in addition to the Company’s Board.
To enable the Corporate Governance Committee to monitor compliance with the criteria for service as a director, as well as for service on a particular Board Committee, a director shall notify the Chair of the

Corporate Governance Committee promptly of: (1) the director’s retirement from his or her principal occupation or a material change in his or her principal occupation or business association; (2) the proposed election of the director to the board of directors (or similar body) or any board committee of another entity (other than not-for-profit entities); (3) the director’s removal or other cessation of service as a member of any such board or committee; or (4) any other development that could affect the director’s ability to serve on the Board or any Board Committee. The Corporate Governance Committee shall determine whether to recommend to the Board that any action be taken as a result of any such event.
Director Independence
A majority of the directors must be independent directors, as determined by the Board on the recommendation of the Corporate Governance Committee, based on the guidelines set forth below. The Board believes that the CEO should serve on the Board. At no time shall more than two employees of the Company (including the CEO) serve on the Board; provided, that if the total number of directors exceeds twelve, no more than 25% of the total number of directors may be employees of the Company.
For a director to be considered independent, the Board must determine that the director does not have any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has established guidelines to assist it in determining director independence in conformity with The NASDAQ Stock Market LLC (“NASDAQ”) listing requirements. In addition, the Board will consider all relevant facts and circumstances in making an independence determination, not only from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.
A director will not be independent if:

•
the director is, or at any time during the past three years was, employed by the Company (provided that employment by a director as an executive officer on an interim basis for a period no longer than one year will not disqualify that director from being considered independent following such employment);

•	a family member of the director is, or at any time during the past three years was, employed by the Company as an executive officer;

•
the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the past three years (provided that compensation received by the director for former service as an executive officer on an interim basis for a period no longer than one year will not be considered in determining independence following such service), other than (i) compensation for Board or Board committee service, (ii) compensation paid to a family member of the director who is an employee (other than an executive officer) of the Company or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•
the director or a family member of the director is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received payments for property or services in the current or any of the past three fiscal years that exceed 2% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs;

•
the director or a family member of the director is an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

•
the director or a family member of the director is a current partner or employee of the Company’s outside auditor, or was a partner or an employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Any one or more of the following relationships, whether individually or in any combination, will be considered immaterial and will not, in and of themselves, impair the director’s independence:
Payments To/From the Company

1.
the director or a family member of the director is a partner in or an executive officer of another company or entity to which the Company made or from which the Company received payments for property or services in an amount that does not exceed, in the current or any of the past three fiscal years 2% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs;

2.
the director and family members of the director directly or indirectly own, in the aggregate, a 10% or greater equity interest in another company or entity to which the Company made or from which the Company received payments for property or services in an amount that does not exceed, in the current or any of the past three fiscal years 2% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs;

Indebtedness

1.
the director or a family member of the director is a partner in or an executive officer of another company or entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s (or entity’s) indebtedness to the other at the end of the last completed fiscal year is less than 2% of the other company’s or entity’s total consolidated assets;

2.
the director and family members of the director directly or indirectly own, in the aggregate, a 10% or greater equity interest in another company or entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s (or entity’s) indebtedness to the other at the end of the last completed fiscal year is less than 2% of the other company’s or entity’s total consolidated assets;

Charitable Contributions

1.
the director or a family member of the director is an executive officer, of a charitable organization, and the Company’s discretionary charitable contributions to the organization (i.e., other than contributions made under the Company’s matching grant program) do not exceed, in the current or any of the past three fiscal years, 2% of the charitable organization’s consolidated gross revenues for that year or $200,000 whichever is more;

Directorships

1.
the director or a family member of the director is a director, advisory director or trustee (or serves in a similar position) of another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company (including any contributions by the Company to any such charitable organization);

Less Than 10% Equity Interest

1.
the director and the family members of the director directly or indirectly own, in the aggregate, less than a 10% equity interest in another company or entity that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company;

Other

1.
the director or a family member of the director is an employee (but not an executive officer) of another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company (including any contributions by the Company to any such charitable organization);

2.	a member of the director’s family (other than a family member) serves in any capacity with the Company; or

3.
a member of the director’s family (other than a family member) serves in any capacity with, or owns any equity interest in, another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company (including any contributions by the Company to any such charitable organization).

Notwithstanding the foregoing, the Board (on the recommendation of the Corporate Governance Committee) may determine that a director who has a relationship that exceeds the limits described in the immediately preceding paragraph (but only to the extent that the Board determines that the director does not have any direct or indirect material relationship with the Company and any such relationship does not constitute a bar to independence under NASDAQ listing requirements) is nonetheless independent.
For purposes of these Principles, the term “family member” means a person’s spouse, parents, children, and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.
The ownership of stock in the Company by directors is encouraged and the ownership of a substantial amount of stock in the Company shall not in itself be a basis for a determination that a director is not independent.
The Board will undertake an annual review of the independence of all non-employee directors, based on the recommendation of the Corporate Governance Committee.
Size of Board
The Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board, taking into account the Board’s ability to function effectively and with appropriate diversity and expertise.
The Corporate Governance Committee shall be responsible for selecting and recommending to the Board candidates to fill vacancies on the Board that occur as a result of expansion of the size of the Board, by resignation, by retirement or for any other reason.
Period of Board Service
A director may serve only until the annual meeting after the director’s 75th birthday.
Director Selection Process
All directors shall stand for election by the stockholders each year at the Company’s Annual Meeting of Stockholders. The Board, on the recommendation of the Corporate Governance Committee, shall propose a slate of nominees for election at each such meeting. In addition, between such meetings, the

Board, on the recommendation of the Corporate Governance Committee, may elect directors to serve until the next such meeting.
Stockholders may propose nominees for consideration by the Corporate Governance Committee in accordance with procedures developed by that Committee and disclosed in the Company’s Proxy Statement each year. Each director shall submit his or her Irrevocable Resignation (as defined below) in writing to the Chairman of the Corporate Governance Committee. The Board shall nominate for re-election as a director only an incumbent candidate who has tendered, prior to the mailing of the proxy statement for the annual meeting at which he or she is to be re-elected as a director, an irrevocable resignation authorized by Section 141(b) of the Delaware General Corporation Law that will be effective upon (i) the failure to receive the required vote at any annual meeting at which such candidate is nominated for re-election and (ii) Board acceptance of such resignation (an “Irrevocable Resignation”). In addition, the Board shall fill director vacancies and new directorships only with candidates who tender, at or prior to the time of their appointment to the Board, the same form of Irrevocable Resignation tendered by other directors in accordance herewith.
The Corporate Governance Committee (or such other committee comprised of independent directors as the Board may appoint) shall consider the Irrevocable Resignation submitted by any director not receiving the requisite number of votes to be elected pursuant to Section 7 of Article II of the By laws and shall recommend to the Board the action to be taken with respect to such tendered resignation. If no independent directors received the required majority vote, the Board shall act on the resignation offers. Any director whose Irrevocable Resignation is under consideration pursuant to this provision shall not participate in the committee recommendation regarding whether to accept the resignation offer. The Board shall take action within 90 days following certification of the vote, unless such action would cause the Company to fail to comply with any requirement of NASDAQ or any rule or regulation promulgated under the Securities Exchange Act of 1934, in which event the Company shall take action as promptly as is practicable while continuing to meet such requirements. The Board will promptly disclose its decision and the reasons therefore in a Form 8-K furnished to the Securities and Exchange Commission. After accepting a director’s resignation, the Board may fill any resulting vacancy or may decrease the size of the Board.
Former CEOs and Other Employee’s Board Membership
The Board believes that the Board membership of the CEO and other employees of the Company following their resignation or retirement from the Company is a matter to be decided in each individual instance. When the CEO no longer holds that position or an employee director resigns or retires as an employee of the Company, resignation from the Board should be offered at the same time.
Meetings
The Board should have at least five scheduled meetings each year. There shall be an agenda for each meeting, focusing on relevant issues for the Board’s consideration. Directors are expected to attend all scheduled meetings of the Board and the Committees on which they serve, as well as meetings of the Company’s stockholders.
The independent directors will have regularly scheduled meetings at least twice a year at which only independent directors are present. The Chairman of the Board (if he or she is an independent director) or the Lead Independent Director (described below), if any, shall preside at those meetings.
Agendas and other meeting materials should be distributed in advance of Board and Committee meetings so as to provide the directors sufficient time to review such materials; the directors are expected to review such materials. Directors are encouraged to make suggestions as to agenda items and to ask that additional information be provided to the Board or any Committee to facilitate its performance.

On an annual basis, the Secretary of the Company shall prepare and distribute to the directors a detailed calendar of the meetings scheduled to be held by the Board and each of its Committees during the ensuing year. The calendar shall also specify the matters to be considered and acted upon at each such meeting, to the extent known at such time.
Board Leadership
The Board has no policy with respect to separation of the positions of Chairman and CEO or with respect to whether the Chairman should be a member of management or a non-management director, and believes that these are matters that should be discussed and determined by the Board from time to time. When the Chairman of the Board is a member of management or is otherwise not independent, the non-employee directors shall elect annually, on the recommendation of the Corporate Governance Committee, a Lead Independent Director. The duties of the Lead Independent Director (or the Chairman, if he or she is independent) shall include presiding at executive sessions of the non-employee and independent directors.
Board Self-Assessment and Director Evaluation
The Board will conduct an annual self-assessment of its performance to determine whether the Board and its Committees are functioning effectively. The Chair of the Corporate Governance Committee and the Chairman of the Board will coordinate an annual evaluation of the performance of each director.
Board Compensation
Directors who are employees shall not receive any compensation, directly or indirectly, for their services as directors. The Corporate Governance Committee shall be responsible for recommending to the Board the compensation and any benefits for non-employee directors, which shall be subject to the full discussion and approval by the Board. In discharging this duty, the Corporate Governance Committee shall be guided by three goals: (1) compensation should fairly pay directors for the work they perform; (2) compensation should include a significant equity component to align directors’ interests with the long-term interests of stockholders; and (3) the structure of the compensation should be simple, transparent and easy for stockholders to understand.
Stock Ownership Guideline for Non-Employee Directors
Consistent with our director compensation programs, each non-employee director receives at least 50% of his or her director compensation in the form of equity in the Company, which may not be transferred until after the director’s retirement.
Counsel and Other Advisors; Company Funding Obligations
The Board shall have the authority, to the extent deemed necessary or appropriate, to retain and terminate independent legal counsel or other advisors to assist the Board in carrying out its responsibilities. The Company shall provide for appropriate funding, as determined by the Board, to pay any such counsel or other advisors retained by the Board.
Access to Management and Outside Counsel and Auditors
Non-employee directors may contact senior managers of the Company and the Company’s outside counsel and auditors without the permission of senior corporate management, and without such management being present. To facilitate such contact, non-employee directors are encouraged to periodically visit Company locations without senior corporate management being present.

Director Orientation and Education
Under the guidance of the Corporate Governance Committee, the Company provides an orientation program for new directors and a continuing education program for all directors that includes information about the Company’s business, operations and industry, information about corporate governance, compliance and ethics and information about other matters relevant to the discharge of the directors’ duties. The orientation and continuing education programs may include written materials and oral presentations by Management and outside experts, as well as Company site visits. In addition, directors are highly encouraged to attend appropriate outside continuing education programs on topics relevant to the Company’s business and governance. The Company will reimburse directors for the reasonable expenses of attending these programs.
Board Committees
The Board has established the following committees to assist the Board in discharging its responsibilities: the Audit Committee; the Compensation and Human Resources Committee; the Corporate Governance Committee; and the Compliance and Risk Committee. The Board may from time to time modify any of these Committees or establish new Committees.
The composition, responsibilities and other attributes of each Committee shall be specified in a Charter that shall be adopted by such Committee and approved by the Board. The Charters provide that each Committee will annually evaluate its performance.
Upon the recommendation of the Corporate Governance Committee, the Board of Directors shall appoint the Chairs and members of the Committees, each of whom shall serve at the discretion of the Board. In designating members of the Committees, the Board shall consider the extent to which Committee assignments should be rotated from time to time. While rotating Committee members should be considered periodically, the Board does not believe rotation should be mandated as a policy since there are significant benefits attributable to continuity, experience gained in service on particular committees and utilizing most effectively the individual talents of the directors.
The frequency, length and agenda of meetings of each Committee are determined by the Chair of the Committee, who may consult with members of the Committee and appropriate officers of the Company. Board members who are not members of a particular Committee are welcome to attend meetings of that Committee.
Each Committee’s duties may be described briefly as follows:

•
Audit Committee. The Audit Committee’s general purpose is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the audits of Company’s financial statements and the integrity of the Company’s financial statements and internal controls; (2) the qualifications and independence of the Company’s independent auditor (including the Committee’s direct responsibility for the engagement of the independent auditor); (3) the performance of the Company’s internal audit function and independent auditor; (4) the Company’s accounting and financial reporting processes; and (5) the activity of the Company’s internal control function, including reviewing decisions with respect to scope, risk assessment, testing plans, and organizational structure.

•
Compensation and Human Resources Committee. The Compensation and Human Resources Committee’s general purpose is to assist the Board in fulfilling its responsibilities with respect to executive compensation and human resources matters, including (1) reviewing and approving corporate goals and objectives relevant to the compensation of the CEO; in coordination with the Corporate Governance Committee, evaluating his or her performance in light of those goals and objectives; and determining and approving his or her compensation based upon such evaluation;

and (2) determining the compensation of senior executives other than the CEO, including determinations regarding equity-based and other incentive compensation awards.

•
Corporate Governance Committee. The Corporate Governance Committee’s general purpose is to assist the Board in fulfilling its responsibilities with respect to the governance of the Company, and includes making recommendations to the Board concerning (1) the size and composition of the Board, the qualifications and independence of the directors, and the recruitment and selection of individuals to stand for election as directors; (2) the organization and operation of the Board, including the nature, size and composition of Committees, the designation of Committee Chairs, the designation of a Lead Independent Director, Chairman of the Board or similar position, and the process for distribution of information to the Board and its Committees; and (3) the compensation of non-employee directors.

•
Compliance and Risk Committee. The Compliance and Risk Committee’s general purposes are (i) to provide general oversight to the Company’s Risk and Compliance functions; (ii) to provide input to management in the identification, assessment and mitigation of enterprise-wide risks faced by the Company both internally and externally; and (iii) to provide recommendations to the Board with respect to its review of the Company’s business practices and compliance activities and enterprise risk management.

It is the policy of the Board that all of the members of the Audit Committee, the Compensation and Human Resources Committee and the Corporate Governance Committee will be independent directors.
Communications with Stockholders and Other Interested Parties
The Board is interested in receiving communications from stockholders and other interested parties, which would include customers, suppliers and employees. Such parties may contact any member (or members) of the Board or any Committee, the non-employee directors as a group, or the Chair of any committee, by mail or electronically. In addition, the Audit Committee is interested in receiving communications from employees and other interested parties, which would include stockholders, customers and suppliers, on issues regarding accounting, internal accounting controls or auditing matters. Any such correspondence should be addressed to the appropriate person or persons, either by name or title, and sent by regular mail to the office of the Corporate Secretary at 520 Madison Avenue, New York, New York 10022, or by email to directors@ca.com.
The Board has determined that the following types of communications are not related to the duties and responsibilities of the Board and its committees and are, therefore, not appropriate: spam and similar junk mail and mass mailings; product complaints, product inquiries and new product suggestions; résumés and other job inquiries; surveys; business solicitations or advertisements; and any communication that is unduly hostile, threatening, illegal or similarly unsuitable. Each communication received as described above will be forwarded to the directors, unless the Corporate Secretary determines said communication is not appropriate. Regardless, certain of these communications will be forwarded to others in the Company for review and action, when appropriate, or to the directors upon request.
Management Development and Succession Planning
The Board, with recommendations from the Corporate Governance Committee and the Compensation and Human Resources Committee, shall approve and maintain a succession plan for the CEO. On an annual basis, the Corporate Governance Committee and the Compensation and Human Resources Committee shall present to the Board a report on succession planning for senior management and a report on management development.

Stock Ownership Requirements for Executives
Stock ownership requirements have been adopted under which members of senior management must achieve ownership thresholds based on a multiple of their base salary.
These Principles
These Principles shall be subject to review, at least annually, by the Board or the Corporate Governance Committee, and any changes deemed appropriate shall be adopted by the Board, on the recommendation of the Corporate Governance Committee.

Meeting Admittance Procedures
To enter the meeting, you will have to present an admission ticket or other proof that you were a stockholder of the Company on the June 5, 2014 record date. Admission tickets are provided below. If you hold your shares of Common Stock through a bank, broker or other nominee, you will have to bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your ownership of Common Stock as of June 5, 2014. You may also be required to present official identification containing your photograph (such as a driver’s license or passport). We may inspect your packages and bags and we may require you to check them, and in some cases, we may not permit you to enter the meeting with them. Please note that, at our discretion, we may exclude cameras, mobile phones, recording equipment and other electronic devices. Please do not bring non-essential packages, bags or other items to the meeting. We may take other security measures in connection with the meeting. Please allow sufficient time and otherwise plan accordingly.
Notice: If you plan to attend the 2014 annual meeting of stockholders, please cut out and use the admission ticket(s) below.
No one will be admitted without an admission ticket.
Annual Meeting of Stockholders
July 30, 2014, 10:00 a.m. (Eastern Daylight Time)
CA, Inc.
One CA Plaza
Islandia, New York 11749
(800-225-5224)
PLEASE VOTE YOUR SHARES VIA THE TELEPHONE OR INTERNET, OR
SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ADMISSION TICKET	ADMISSION TICKET

Annual Meeting of Stockholders	Annual Meeting of Stockholders

CA, Inc.	CA, Inc.
One CA Plaza	One CA Plaza
Islandia, New York 11749	Islandia, New York 11749
(800-225-5224)	(800-225-5224)
July 30, 2014	July 30, 2014
10:00 a.m. EDT	10:00 a.m. EDT

Admit ONE	Admit ONE

CA, INC.
ONE CA PLAZA
ISLANDIA, NY 11749

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by CA, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M76233-P54386-Z63550 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CA, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

Vote on Directors

1. Election of Directors

Nominees:

		For	Against	Abstain
1A	Jens Alder	☐	☐	☐
1B	Raymond J. Bromark	☐	☐	☐
1C	Gary J. Fernandes	☐	☐	☐
1D	Michael P. Gregoire	☐	☐	☐
1E	Rohit Kapoor	☐	☐	☐
1F	Kay Koplovitz	☐	☐	☐
1G	Christopher B. Lofgren	☐	☐	☐
1H	Richard Sulpizio	☐	☐	☐
1I	Laura S. Unger	☐	☐	☐
1J	Arthur F. Weinbach	☐	☐	☐
1K	Renato (Ron) Zambonini	☐	☐	☐

Vote on Proposals

		For	Against	Abstain
2.	**Proposal No. 2** - To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015.	☐	☐	☐
3.	**Proposal No. 3** - To approve, by non-binding vote, the compensation of Named Executive Officers.	☐	☐	☐

For address changes/comments, mark here. (see reverse for instructions) ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M76234-P54386-Z63550

CA, INC.
ANNUAL MEETING OF STOCKHOLDERS
JULY 30, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholders hereby appoint Michael P. Gregoire, Richard J. Beckert and C.H.R. DuPree, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CA, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Time, on July 30, 2014, at the Company's offices located at One CA Plaza, Islandia, New York 11749 or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE